                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File: 333-83986
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 19, 2002)


                                  $175,264,000
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-HE2
            MORGAN STANLEY DEAN WITTER CAPITAL I INC. TRUST 2002-HE2
                                     ISSUER
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                    DEPOSITOR
                              INDYMAC BANK, F.S.B.
                                    SERVICER
                               THE PROVIDENT BANK
                                    SERVICER

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                           ORIGINAL CLASS
       CLASS             CERTIFICATE BALANCE       PASS-THROUGH RATE
       -----             -------------------       -----------------
     Class A-2              $72,500,000                Variable
     Class M-1              $38,925,000                Variable
     Class M-2              $31,141,000                Variable
     Class B-1              $26,470,000                Variable
     Class B-2              $ 6,228,000                Variable


--------------------------------------------------------------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

The certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

--------------------------------------------------------------------------------

THE TRUST FUND--

o The trust fund consists primarily of two groups of fixed and adjustable-rate, first-lien mortgages on residential real properties.

THE CERTIFICATES--

o The certificates represent beneficial interests in the assets of the trust fund, as described in this prospectus supplement; and

o The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this prospectus supplement.

PRE-FUNDING FEATURE--

o The trust fund will have a pre-funding feature, permitting the trust fund to acquire up to approximately $75,000,000 of additional mortgage loans prior to October 16, 2002.

CREDIT ENHANCEMENT--

o Subordination as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions Among Certificates";

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions"; and

o Excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions".


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

    Morgan Stanley Dean Witter Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association.

     The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated, Blaylock & Partners, L.P. and Utendahl Capital Partners, L.P. and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately $174,738,208 before the deduction of expenses payable by the depositor, estimated to be approximately $250,000. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about July 25, 2002.

MORGAN STANLEY
                    BLAYLOCK & PARTNERS, L.P.
                                                 UTENDAHL CAPITAL PARTNERS, L.P.
July 19, 2002

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2002-HE2 in any state where the offer is not permitted.

     For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

     We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

     Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

     Morgan Stanley Dean Witter Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036; and its phone number is (212) 761-4000.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                            PAGE              PROSPECTUS SUPPLEMENT                         PAGE

Summary...........................................S-6                  Hazard Insurance............................S-79
Risk Factors.....................................S-10                  Realization Upon Defaulted Mortgage Loans...S-80
Transaction Overview.............................S-19                  Removal and Resignation of the Servicer.....S-80
     Parties.....................................S-19                  Termination; Optional Clean-up Call.........S-81
     The Transaction.............................S-20                  Certain Matters Regarding the Depositor
The Mortgage Pool................................S-20                     and the Servicers .......................S-81
     General.....................................S-20             Prepayment and Yield Considerations..............S-82
     Prepayment Premiums.........................S-21                  Structuring Assumptions.....................S-82
     Adjustable-Rate Mortgage Loans..............S-21                  General.....................................S-87
     The Indices.................................S-22                  Defaults in Delinquent Payments.............S-87
     Underwriting Guidelines of Aames                                  Prepayment Considerations and Risks.........S-87
        Capital Corporation .....................S-22                  Overcollateralization Provisions............S-89
     Underwriting Guidelines of                                        Class M and Class B Certificates............S-89
        IndyMac Bank, F.S.B. ....................S-26                  Weighted Average Lives of the
     The Group I Initial Mortgage Loans..........S-27                     LIBOR Certificates ......................S-90
     The Group II Initial Mortgage Loans.........S-41                  Decrement Tables............................S-90
     Credit Scores...............................S-53                  Prepayment Scenarios........................S-90
     Conveyance of Subsequent Mortgage Loans.....S-56                  Hypothetical Available Funds and
The Servicers....................................S-56                     Supplemental Interest Rate Cap Table ....S-94
     General.....................................S-56                  Last Scheduled Distribution Date............S-98
The Trustee......................................S-60             Certain Federal Income Tax Considerations........S-98
Description of the Certificates..................S-60                  General.....................................S-98
     Book-Entry Registration.....................S-60                  Taxation of Regular Interests...............S-98
     Definitive Certificates.....................S-63                  Status of the LIBOR Certificates............S-99
     Assignment of the Initial Mortgage Loans....S-64                  The Cap Contract Component..................S-99
     Assignment of Subsequent Mortgage Loans.....S-64                  Other Matters...............................S-99
     Capitalized Interest Account................S-64             State Taxes.....................................S-100
     Delivery of Mortgage Loan Documents.........S-65             ERISA Considerations............................S-100
     Representations and Warranties                               Legal Investment................................S-101
        Relating to the Mortgage Loans ..........S-66             Plan of Distribution............................S-101
     Payments on the Mortgage Loans..............S-69             Legal Matters...................................S-102
     Distributions...............................S-71             Ratings.........................................S-103
     Priority of Distributions Among CertificatesS-71             Glossary........................................S-104
     Distributions of Interest and Principal.....S-71             ANNEX I  GLOBAL CLEARANCE,
     Allocation of Principal Payments to                               SETTLEMENT AND TAX
        Class A Certificates ....................S-74                  DOCUMENTATION PROCEDURES ....................I-1
     Calculation of One-Month LIBOR..............S-74
     Excess Reserve Fund Account.................S-74
     Overcollateralization Provisions............S-75
     Reports to Certificateholders...............S-76
     Amendment...................................S-76
The Pooling and Servicing Agreement..............S-76
     Servicing and Trustee Fees and Other
        Compensation and Payment of Expenses ....S-77
     P&I Advances and Servicer Advances..........S-77
     Prepayment Interest Shortfalls..............S-78
     Servicer Reports............................S-78
     Collection and Other Servicing Procedures...S-78


                       This page left intentionally blank

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES.

THE OFFERED CERTIFICATES

     The Morgan Stanley Dean Witter Capital I Inc. Trust 2002-HE2 will issue the Mortgage Pass-Through Certificates, Series 2002-HE2. Five classes of the certificates, the Class A-2 certificates, the Class M-1 certificates, the Class M-2 certificates, the Class B-1 certificates and the Class B-2 certificates, are being offered to you by this prospectus supplement. Such offered certificates, together with the Class A-1 certificates, are referred to herein as the "LIBOR certificates." The Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M certificates and the Class B certificates represent interests in all the mortgage loans.

THE OTHER CERTIFICATES

     The trust will also issue four other classes of certificates, the Class A-1, Class X, Class P and Class R certificates, that will not be offered under this prospectus supplement.

     The Class A-1 certificates will have an initial certificate principal balance of approximately $436,653,000. The Class A-1 certificates initially evidence an interest of approximately 70.11% of the sum of the unpaid principal balance of the mortgage loans in the trust on the closing date and the aggregate amount deposited in the pre-funding accounts on the closing date. The Class A-1 certificates generally represent interests in the group I mortgage loans.

     The Class X certificates will have an initial certificate principal balance of approximately $10,899,769, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates initially evidence an interest of approximately 1.75% of the sum of the unpaid principal balance of the mortgage loans in the trust on the closing date and the aggregate amount deposited in the pre-funding accounts on the closing date.

     The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about July 25, 2002.

CUT-OFF DATE

     For any mortgage loan transferred to the trust on the closing date, July 1, 2002. For any mortgage loan transferred to the trust during the pre-funding period, the first day of the month in which the mortgage loan is transferred to the trust.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in August 2002, to the holders of record on the preceding record date.

     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

PAYMENTS OF INTEREST

     The interest rate for each class of LIBOR certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to a cap. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

     The use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

     The subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

     The allocation of losses on the mortgage loans to the most subordinate classes of certificates.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be primarily fixed-rate and adjustable-rate sub- prime mortgage loans secured by first mortgages or deeds of trust on residential real properties. Each of the mortgage loans to be included in the trust on the closing date were, and each of the mortgage loans transferred to the trust during the pre-funding period will be, purchased by an affiliate of the depositor from Aames Capital Corporation and IndyMac Bank, F.S.B. Aames Capital Corporation and IndyMac Bank, F.S.B. have each made certain representations and warranties relating to the mortgage loans.

     The aggregate principal balance of the mortgage loans transferred to the trust on the closing date will be less than the maximum amount of mortgage loans that may be held by the trust. On the closing date, the depositor will deposit approximately $58,200,000 into a segregated account maintained with the trustee for the purchase of group I mortgage loans and will deposit approximately $16,800,000 into a separate segregated account maintained by the trustee for the purchase of group II mortgage loans. These accounts are referred to in this prospectus supplement respectively as the "group I pre-funding account" and the "group II pre-funding account." Collectively, these accounts are referred to as the "pre-funding accounts." The trust will use the funds in these accounts to acquire additional mortgage loans from the depositor after the closing date and on or prior to October 16, 2002. The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust. If any amounts are left in the group I pre-funding account after October 16, 2002, the holders of the Class A-1 certificates will receive the remaining amount as a principal distribution on the October 2002 distribution date in the manner described in this prospectus supplement. If any amounts are remaining in the group II pre-funding account after October 16, 2002, the holders of the Class A-2 certificates will receive the remaining amount as a principal distribution on the October 2002 distribution date in the manner described in this prospectus supplement.

     Unless otherwise noted, all percentages and statistics in this prospectus supplement related to the mortgage loans are based upon information as of the cut-off date for the initial mortgage loan pool expected to be included in the trust on the closing date.

     On the closing date, the trust will purchase the initial mortgage loans. The aggregate principal balance of the initial mortgage loans as of the cut-off date will be approximately $547,816,769. Approximately 88.12% of these mortgage loans are adjustable-rate and approximately 11.88% are fixed-rate.

     The initial mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 348 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates.             5.990%   to      14.950%
Weighted average
   interest rate:.......             8.839%
Range of gross margins of
   adjustable-rate
   mortgage loans:......             2.330%   to      12.580%
Weighted average gross
   margin of
   adjustable-rate
   mortgage loans:......             6.550%
Range of minimum interest
   rates of
   adjustable-rate
   mortgage loans:......             2.330%   to      14.950%
Weighted average minimum
   mortgage rate of
   adjustable-rate
   mortgage loans:......             8.661%
Range of maximum mortgage
   rates of
   adjustable-rate
   mortgage loans:......            11.990%   to      20.950%
Weighted average maximum
   mortgage rate of
   adjustable-rate
   mortgage loans:......            14.925%
Range of principal
   balances:............            $11,273   to     $970,962
Average principal balance:....     $130,495
Range of original
   loan-to-value ratios: .....        9.45%   to      100.00%
Weighted average original
   loan-to-value ratio:.......      77.574%
Weighted average next
   adjustment date of
   adjustable-rate
   mortgage loans:............ October 2004

     As described in this prospectus supplement, additional mortgage loans, referred to herein as subsequent mortgage loans, may be added to each loan group after the closing date. For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the LIBOR certificates, in each case as described in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Pool" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans and the Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M-1 certificates, the Class M-2 certificates, the Class B-1 certificates and Class B-2 certificates represent interests in all the mortgage loans.

     Generally, after an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will either adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan or adjust annually on each adjustment date to equal the sum of one-year CMT and the gross margin for that mortgage loan, in each case subject to periodic and lifetime limitations. See "The Mortgage Pool--The Indices."

     For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after initial periods of approximately six-months, two years, three years or five years, as more fully described under "The Mortgage Pool."

SERVICING OF THE MORTGAGE LOANS

     IndyMac Bank, F.S.B. will act as servicer of the mortgage loans it originated. The Provident Bank will act as servicer of the mortgage loans originated by Aames Capital Corporation. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

     Either servicer individually, or both servicers together, may purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the sum of the aggregate stated principal balance of the mortgage loans as of the cut-off date and the aggregate amount deposited in the pre-funding accounts on the closing date. That purchase of the mortgage loans would result in the payment in full of the certificates on that distribution date.

ADVANCES

     Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the LIBOR certificates may be purchased by an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

    Cadwalader, Wickersham & Taft is acting as tax counsel to Morgan Stanley Dean Witter Capital I Inc. and is of the opinion that:

    o portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

    o the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments, each of which will be treated as a cap contract, for federal income tax purposes.

LEGAL INVESTMENT

     After the amounts on deposit in the pre-funding accounts have been reduced to zero, the Class A-2 certificates and the Class M-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, commonly known as "SMMEA," so long as those certificates are rated in one of the two highest rating categories by Fitch, Moody's, S&P (each as defined below) or another nationally recognized statistical rating organization. The Class M-2 certificates, the Class B-1 certificates and the Class B-2 certificates will not constitute "mortgage related securities." See "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the certificates must be assigned ratings not lower than the following by Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.:

                          FITCH     MOODY'S      S&P
                          -----     -------      ---
A-2.................       AAA        Aaa        AAA
M-1.................        AA        Aa2        AA
M-2.................        A          A2         A
B-1.................       BBB        Baa2       BBB
B-2.................       BBB-       Baa3      BBB-

     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

    In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the principal balances (as of the cut-off date, which is July 1, 2002) of the initial mortgage loans expected to be transferred to the trust on the closing date.

    IF THE FUNDS ON DEPOSIT IN THE PRE-FUNDING ACCOUNTS ARE NOT USED TO PURCHASE ADDITIONAL MORTGAGE LOANS, THOSE FUNDS WILL BE DISTRIBUTED AS PRINCIPAL ON THE CLASS A CERTIFICATES, WHICH MAY ADVERSELY AFFECT THE YIELD ON THE CLASS A CERTIFICATES.

    If any of the funds remain in the pre-funding accounts after October 16, 2002, these remaining amounts will be applied as a distribution of principal on the October 2002 distribution date to the holders of the Class A certificates as described in this prospectus supplement. If the amount of cash is substantial, the Class A certificates will receive a significant unexpected early distribution of principal. Distribution of the remaining amounts from the group I pre-funding account will be made to the Class A-1 certificates and distribution of the remaining amounts from the group II pre-funding account will be made to the Class A-2 certificates. These distributions could adversely affect the yield on the Class A certificates, particularly if you purchase the Class A certificates at a premium. Also, there is no assurance that affected certificateholders will be able to reinvest that cash in another investment with a comparable yield.

    Any purchase of additional mortgage loans by the trust using the funds on deposit in the pre-funding accounts is subject to the following conditions, among others:

    o each additional mortgage loan must satisfy specified statistical criteria and representations and warranties; and

    o the additional mortgage loans must be acquired from Aames Capital Corporation and/or IndyMac Bank, F.S.B.

    The ability of the seller to acquire additional mortgage loans meeting the requirements for inclusion in the mortgage loan pool described above and under the caption "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans" in this prospectus supplement may be affected by a variety of factors, such as interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. We cannot assure you as to whether or to what extent these or other factors will affect the seller's ability to acquire additional mortgage loans.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

    The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

    The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

    Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

    In particular, the following percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

    Group I mortgage loans

         CALIFORNIA         FLORIDA           TEXAS            NEW YORK
         ----------         -------           -----            --------
           24.81%           11.50%            5.69%              5.05%

    Group II mortgage loans

         CALIFORNIA         FLORIDA         WASHINGTON         NEW YORK
         ----------         -------         ----------         --------
           49.48%            9.68%            6.12%              5.34%

         Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY PREPAYMENTS, DEFAULTS AND LOSSES.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

    o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

    o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

    o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

    o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

    o Approximately 82.55% of the group I mortgage loans and approximately 83.21% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

    o The original loan sellers (Aames Financial Corporation and/or IndyMac Bank, F.S.B., as the case may be) may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

    o Either servicer individually, or both servicers together, may purchase all of the mortgage loans when the aggregate unpaid principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the sum of the aggregate stated principal balance of the mortgage loans as of the cut-off date and the aggregate amount deposited in the pre-funding accounts on the closing date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

    o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the LIBOR certificates and will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

    o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

    o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates do not receive (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in August 2005. Thereafter, subject to the loss and delinquency performance of the mortgage pool, the Class M and Class B certificates may continue (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses are higher than expected.

    o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

    o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

    o The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

    o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the LIBOR certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

    o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

    o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

    o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

    o The adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 46.21% of the adjustable-rate mortgage loans will not occur until two years after the date of origination and the first adjustment of the interest rates for approximately 53.31% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses.

    o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

    o Investors in the LIBOR certificates, and particularly the Class B-2 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES OF THE LIBOR CERTIFICATES.

     The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

     o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on either a six-month LIBOR index or a one-year CMT index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and none of the adjustable-rate mortgage loans in group I and group II will have the first adjustment to their mortgage rates until six months, two years, three years or five years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     o Each of the six-month LIBOR index and/or the one-year CMT index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

     o The pass-through rates for the LIBOR certificates adjust monthly while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

     o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATES.

     When a voluntary principal prepayment in full is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the applicable servicer. The applicable servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on the mortgage loan, but only to the extent of the servicing fees for that calendar month.

     If the applicable servicer fails to make such distributions or the shortfall exceeds the servicing fee, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M AND CLASS B CERTIFICATES.

     The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class B-1 certificates and the Class B-2 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-2 certificates, the Class B-1 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates -- Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least August 2005 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

     In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 32.25% and 23.87% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios in excess of 80% but no more than 100.00% at origination. Additionally, the applicable servicer's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, an originator's failure to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     Each of Aames Capital Corporation and IndyMac Bank, F.S.B. will represent that each mortgage loan originated or acquired by it is in compliance with applicable federal and state laws and regulations. In addition, each of Aames Capital Corporation and IndyMac Bank, F.S.B. will also represent that none of the mortgage loans sold by it are subject to the Home Ownership and Equity Protection Act of 1994. In the event of a breach of any of such representations, the related selling party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

AAMES CAPITAL CORPORATION AND/OR INDYMAC BANK, F.S.B. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS.

     Aames Capital Corporation and IndyMac Bank, F.S.B. have each made various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     If Aames Capital Corporation or IndyMac Bank, F.S.B. fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then Aames Capital Corporation or IndyMac Bank, F.S.B., as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that Aames Capital Corporation and/or IndyMac Bank, F.S.B. may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of Aames Capital Corporation and/or IndyMac Bank, F.S.B. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

RISKS ASSOCIATED WITH LITIGATION AFFECTING AFFILIATES OF AAMES CAPITAL CORPORATION.

     Aames Financial Corporation and Aames Funding Corporation, which are collectively referred to in this section as Aames, and certain subsidiaries are defendants in Fowler, et al. v. Aames Financial Corporation and Aames Funding Corporation, a putative class action filed on May 11, 2001, in the U.S. District Court of California, case no. 2:01cv04330. Plaintiff, a former Aames loan executive, filed this putative class action on behalf of himself and current and former loan executives employed by Aames, and seeks class certification, damages consisting of alleged unpaid overtime, statutory liquidated damages and waiting time penalties, attorneys' fees and costs, restitution, disgorgement of profits and injunctive relief. Plaintiff alleges that during his employment, he and other loan executives worked in excess of 8 hours per day or 40 hours per week, and that Aames willfully failed to pay overtime in violation of the federal Fair Labor Standards Act and, with respect to loan executives employed in California, in violation of the California Labor Code and Business & Professional Code ss.17200, et seq. Aames filed an answer denying the claims and asserting various affirmative defenses on September 4, 2001. Trial is currently set for October 2002. Discovery is continuing.

     Aames and certain subsidiaries are defendants in Aslami, et al. v. Aames Home Loan, Aames Financial Corporation, et al., a putative class action filed on approximately April 11, 2000, in Los Angeles County Superior Court, case no. BC228027. Plaintiffs, former Aames customers, filed this action on behalf of themselves and all persons who applied for or obtained loans from Aames during the preceding four years. Plaintiffs allege various state law claims premised their contention that Aames routinely "upcharges" third party fees and underdiscloses annual percentage rates. On April 26, 2002, plaintiffs filed a third amended complaint, limiting the purported class to California borrowers and asserting claims based upon the payment of a yield spread premium to their broker. Plaintiffs contend that such yield spread premium payments constitute kickbacks and/or illegal referrals under California law and/or that Aames failed to properly disclose the nature of a yield spread premium. Plaintiffs seek certification of the class, damages consisting of fees paid to mortgage brokers, statutory treble damages, attorneys' fees and costs, restitution, disgorgement of improperly collected charges, punitive damages and injunctive relief. Aames has answered the amended complaint, again asserting various affirmative defenses. No trial date has been set. The court has set December 2, 2002, as the date for hearing a motion for class certification.

     Aames cannot predict the outcome of these matters. Aames intends to vigorously defend these actions; however, an unfavorable outcome of one or both of the above cases could have a material adverse effect on Aames' consolidated financial position and results of operations. This, in turn, could have a material adverse effect on the results of operations or financial condition of Aames Capital Corporation and accordingly Aames Capital Corporation's ability to perform its obligations with respect to its representations and warranties relating to the mortgage loans.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS.

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York or Washington D.C. metropolitan areas or other areas of the United States.

     We have not made a determination as to whether any of the borrowers under the mortgage loans may have been a victim or the dependent of a victim of the terrorist attacks or a person involved in the ongoing rescue, recovery and response efforts, or a dependent of such person. However, it is possible that there could be an increase in the number of delinquencies and foreclosures of the mortgage loans as a result of these events.

     As a result of the terrorist attacks, President Bush has authorized the placement of 81,193 military reservists and members of the National Guard on active duty status as of March 27, 2002. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act. See "Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

RECENT DEVELOPMENTS -- CALIFORNIA LEGISLATION.

     In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

     The amendment could result in shortfalls in interest and could affect the ability of the servicers to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor, the servicers or Morgan Stanley Dean Witter Mortgage Capital Inc. has undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Soldiers' and Sailors' Civil Relief Act of 1940.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

     The certificates will not represent an interest in or obligation of the depositor, the servicers, Aames Capital Corporation, IndyMac Bank, F.S.B., the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the LIBOR certificates, and there will be no recourse to the depositor, the servicers, Aames Capital Corporation, IndyMac Bank, F.S.B., the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

LACK OF LIQUIDITY.

     The underwriters intend to make a secondary market in the certificates, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

REDUCTION OR WITHDRAWAL OF RATINGS.

     Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE LIBOR CERTIFICATES AS INVESTMENTS.

     The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                              TRANSACTION OVERVIEW


PARTIES

     The Depositor. Morgan Stanley Dean Witter Capital I Inc., a Delaware corporation. The principal executive office of the depositor is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000.

     The Original Loan Sellers.

     o Aames Capital Corporation, a California corporation. The principal executive office of Aames Capital Corporation is located at 350 South Grand Avenue, Los Angeles, California 90071 and its telephone number is (800) 829-2929.

     o IndyMac Bank, F.S.B., a bank chartered under the laws of the United States. The principal executive office of IndyMac Bank, F.S.B. is located at 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

     See "The Mortgage Pool--Underwriting Guidelines" in this prospectus supplement.

     The Servicers.

     o IndyMac Bank, F.S.B., a bank chartered under the laws of the United States. The principal executive office of IndyMac Bank, F.S.B. is located at 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

     o The Provident Bank, an Ohio banking corporation. The principal executive office of The Provident Bank is located at One East Fourth Street, Cincinnati, Ohio 45202, and its telephone number is (513) 579-2220. For a description of the servicers, see "The Servicers" in this prospectus supplement.

     The Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS02H2, and its telephone number is (714) 247-6000. For a description of the trustee, see "The Trustee" in this prospectus supplement.

     The Rating Agencies. Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. will issue ratings with respect to the certificates.

THE TRANSACTION

     Issuance of the Certificates. Morgan Stanley Dean Witter Capital I Inc. Trust 2002-HE2 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of July 1, 2002 by and among the depositor, the servicers and the trustee.

                                THE MORTGAGE POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the initial pool of mortgage loans expected to be transferred to the trust on the closing date (the "Initial Mortgage Loans"), as of the cut-off date of July 1, 2002. With respect to the Initial Mortgage Loans, some amortization will occur prior to the closing date. Moreover, certain Initial Mortgage Loans may prepay in full, or may be determined not to meet the eligibility requirements for the actual initial mortgage pool, and may not be included in the actual initial mortgage pool, and certain other mortgage loans may be included in the actual initial mortgage pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the actual initial mortgage pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. On the closing date, up to $75,000,000 will be deposited by the depositor in the Pre-Funding Accounts, permitting the trust to acquire, prior to the end of the Pre-Funding Period, mortgage loans (the "Subsequent Mortgage Loans") with a principal balance of up to that amount.

GENERAL

     On the closing date, the trust is expected to primarily consist of approximately 4,198 conventional, sub-prime, adjustable- and fixed-rate, balloon and fully-amortizing, first lien residential mortgage loans with original terms to maturity from the first due date of the scheduled payment of not more than 30 years, having a cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $547,816,769. Each of the Initial Mortgage Loans expected to be included in the trust was acquired by Morgan Stanley Dean Witter Mortgage Capital Inc., an affiliate of the depositor, from Aames Capital Corporation or IndyMac Bank, F.S.B., each of whom originated or acquired the mortgage loans.

     The Initial Mortgage Loans were, and the Subsequent Mortgage Loans will be, originated generally in accordance with the underwriting guidelines described in this prospectus supplement. See "Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     The Subsequent Mortgage Loans are intended to be purchased by the trust from time to time during the Pre-Funding Period from funds on deposit in the Pre-Funding Accounts. Any Subsequent Mortgage Loans purchased by the trust will have been originated or purchased by the original loan sellers, sold by the original loan sellers to the depositor and then sold by the depositor to the trust. The pooling and servicing agreement will provide that the aggregate pool of mortgage loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics below.

     Approximately 581 (or 11.88%) of the Initial Mortgage Loans are fixed-rate mortgage loans and approximately 3,617 (or 88.12%) are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the Initial Mortgage Loans are, and all of the Subsequent Mortgage Loans will be, secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing, townhouses or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 31.15% of the Initial Mortgage Loans have original loan-to-value ratios in excess of 80%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

     Approximately 96.65% of the Initial Mortgage Loans are fully amortizing, and approximately 3.35% of the Initial Mortgage Loans are balloon loans.

PREPAYMENT PREMIUMS

     Approximately 82.63% of the Initial Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each Initial Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a prepayment premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

     The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the applicable servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

     Approximately 99.54% of the adjustable-rate Initial Mortgage Loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). Approximately 0.46% of the adjustable-rate Initial Mortgage Loans provide for annual adjustment of the related mortgage rate based on the One-Year CMT Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date. The first adjustment for approximately 0.17% of the adjustable-rate Initial Mortgage Loans will occur after an initial period of approximately six months following origination (the "Six-Month Adjustable Mortgage Loans"); in the case of approximately 46.21% of the adjustable-rate Initial Mortgage Loans, approximately two years following origination (the "2/28 Adjustable Mortgage Loans"); in the case of approximately 53.31% of the adjustable-rate Initial Mortgage Loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans"); and in the case of approximately 0.31% of the adjustable-rate Initial Mortgage Loans, approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Loan Index and a fixed percentage amount (the "Gross Margin"), provided, that, in the substantial majority of cases the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.00% to 3.00%) specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from 1.00% to 5.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will (except with respect to the balloon loans) amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices" below. The adjustable-rate mortgage loans generally do not permit the related borrower to convert the adjustable mortgage rate to a fixed mortgage rate.

THE INDICES

     With respect to approximately 99.54% of the adjustable-rate rate Initial Mortgage Loans, the "Loan Index" used in determining the related mortgage rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Index"), as most recently available either as of (1) the first business day occurring a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. With respect to approximately 0.46% of the adjustable-rate Initial Mortgage Loans, the "Loan Index" used in determining the related mortgage rates is the weekly average yield on United States Treasury securities, adjusted to a constant maturity of one year, calculated as provided in the related mortgage note (the "One-Year CMT Index"), as most recently available as of the first business day occurring a specified period of time prior to such Adjustment Date.

UNDERWRITING GUIDELINES OF AAMES CAPITAL CORPORATION

     The following is a general summary of the underwriting guidelines of Aames Capital Corporation. The depositor believes that these guidelines were generally applied, with some variation by Aames Capital Corporation or its affiliate originators in connection with its origination or acquisition of the mortgage loans. This summary does not purport to be a complete description of the underwriting standards of Aames Capital Corporation.

     Aames Capital Corporation may either acquire mortgage loans originated by one or more subsidiaries of Aames Financial Corporation, which are called affiliated originators in this prospectus supplement, or originated by entities unaffiliated with Aames Capital Corporation, which are called unaffiliated originators in this prospectus supplement. The affiliated originators and unaffiliated originators are collectively called originators.

     All mortgage loans originated by affiliated originators are underwritten generally in accordance with underwriting guidelines developed by Aames Capital Corporation and the related affiliated originator, as described below, subject to certain exceptions with respect to individual mortgage loans. The mortgage loans originated by unaffiliated originators are re-underwritten in accordance with the applicable underwriting guidelines. In connection with certain purchases of mortgage loans from unaffiliated originators, Aames Capital Corporation will re-underwrite all loans in that portfolio to confirm compliance with Aames Capital Corporation's underwriting guidelines.

     Aames Capital Corporation's underwriting guidelines are designed to assess the borrower's creditworthiness and the adequacy of the real property as collateral for the loan. The borrower's creditworthiness is assessed by examination of a number of factors, generally including calculation of debt-to-income ratios (which is the sum of the borrower's monthly debt payments divided by the borrowers' monthly income before taxes and other payroll deductions) an examination of the borrower's credit history and credit score through standard credit reporting bureaus, and by evaluating the borrower's payment history with respect to existing mortgages, if any, on the property.

     An assessment of the adequacy of the real property as collateral for the loan is primarily based upon an appraisal of the real property and a calculation of the ratio of all mortgages existing on the property (including the loan applied for) to the appraised value of the real property at the time of origination. This ratio is called the combined loan-to-value ratio. As a lender that specializes in loans made to credit impaired borrowers, Aames

Capital Corporation ordinarily makes mortgage loans to borrowers with credit histories or other factors that would typically disqualify them from consideration for a loan from traditional financial institutions. Consequently, Aames Capital Corporation's underwriting guidelines generally require lower combined loan-to-value ratios than would typically be the case if the borrower could qualify for a loan from a traditional financial institution. Appraisers determine a property's value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the real property as determined through inspection. Appraisals on loans purchased by Aames Capital Corporation are reviewed by Aames Capital Corporation's own appraisers or by qualified contract appraisers approved by Aames Capital Corporation to assure that they meet Aames Capital Corporation's standards.

     The underwriting of a mortgage loan to be originated or purchased by Aames Capital Corporation includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to Aames Capital Corporation for purchase must be approved by Aames Capital Corporation in accordance with its underwriting criteria. Aames Capital Corporation regularly reviews its underwriting guidelines and makes changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product or changes in laws or regulations.

     Aames Capital Corporation requires title insurance coverage issued on an American Land Title Association (or similar) form of title insurance on all residential real property securing mortgage loans it originates or purchases. The loan originator and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect Aames Capital Corporation against loss if the title or lien position is not as indicated. The applicant is also required to maintain hazard and, in certain instances, flood insurance, in an amount sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

     Aames Capital Corporation originates mortgage loans through its retail branch office division, its retail internet-based lending division and its broker/wholesale division. Each origination division has its own underwriting guidelines for the loan products offered by it. While broadly similar, the underwriting guidelines do vary among the origination divisions. The following generally summarizes Aames Capital Corporation's several origination divisions' underwriting guidelines:

     o each of the origination divisions employs its own "traditional" underwriting program, under which the borrower's mortgage credit and consumer credit are each scored and weighted to determine the overall credit grade of the borrower with the borrower then being assigned an "A+/A" through "D" credit grade, and

     o the broker/wholesale division also employs a credit score/and loan-to-value ratio based underwriting program, referred to as the "SNAP program," under which the borrower's credit score as reported by various reporting agencies and the loan-to-value ratio, known as the LTV, of the loan are used to determine whether the borrower qualifies for the loan requested and the appropriate pricing for that loan.

     "Traditional" Underwriting Program. Under the "traditional" underwriting programs, Aames Capital Corporation assigns a letter credit grade (A, A-, B, C, C- and D) to each loan it originates or purchases depending on the risk profile of the loan, with the higher credit grades exhibiting a lower risk profile and the lower credit grades exhibiting increasingly higher risk profiles. The retail branch office division also uses the letter grades of A+, B+ and C+ to further differentiate credit characteristics of the mortgage loan. Generally, the higher credit grade loans have higher loan-to-value ratios and carry a lower interest rate. The following chart generally outlines the parameters of the credit grades of Aames Capital Corporation's origination divisions' traditional underwriting programs as of December 31, 2001:

--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
                      "A+"          "A" CREDIT        "A-"       "B+" CREDIT   "B" CREDIT    "C+" CREDIT   "C"          "C-" CREDIT
                      CREDIT           GRADE         CREDIT         GRADE         GRADE         GRADE      CREDIT          GRADE
                        GRADE                         GRADE                                                  GRADE
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
GENERAL REPAYMENT     Generally   Has good credit  Has good     Generally      Generally    Marginal       Marginal    Marginal
                      excellent                    credit but   good           good         credit         credit      credit
                      pay                          might have   mortgage pay   mortgage     history        history     history not
                      history                      some minor   history but    pay          which is       which is    offset by
                                                   delinquency  may have       history      offset by      offset      other
                                                                marginal       but may      other          by other    positive
                                                                consumer       have         positive       positive    attributes
                                                                credit         marginal     attributes     attributes
                                                                history        consumer
                                                                               credit
                                                                               history
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
EXISTING MORTGAGE     No lates    Maximum of one   No more      Maximum of     No more      Can have       Can have    No more than
LOANS                 past 36     30-day late*     than 59      three 30-day   than 89      multiple       multiple    149 days
                      months      in past          days late    lates in the   days late    30-day lates   30-day      delinquent
                                  12 months        at closing   last 12        at closing   and two        lates       in the past
                                                   and a        months;        and a        6-day lates    and         12 months.
                                                   maximum of   currently      maximum of   in past        twelve      Can have
                                                   two 30-day   not more       four         12 months;     60-day      multiple
                                                   lates in     than 3x30 at   30-day       currently      lates or    90-day lates
                                                   the past     loan closing   lates in     not more       one         or one
                                                   12 months                   the past     than 2x60 at   90-day      120 day late
                                                                               12 months    loan closing   late in     in the past
                                                                               or one                      the past    12 months.
                                                                               60-day                      12 months;
                                                                               late and                    currently
                                                                               two 30-day                  not more
                                                                               lates                       than
                                                                                                           119 days
                                                                                                           late at
                                                                                                           closing.
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
CONSUMER CREDIT       No lates    Consumer         Consumer     Must have      Consumer     Must have      Consumer    Consumer
                      past 36     credit is good   credit is    letter of      credit       letter of      credit      credit is
                      months      in the last 12   good in      explanation    must be      explanation    is fair     poor in the
                                  months.  Up to   the last     on all         satisfactory on all         in the      last 12
                                  25% of credit    12 months.   mortgage       in the       mortgage       last 12     months with
                                  report items     Up to 35%    lates          last         lates          months.     currently
                                  derogatory       of credit    greater than   12 months.   greater than   The         delinquent
                                  with no 60-day   report       30 days and    Up to 40%    30 days and    majority    accounts.
                                  or more          items        on all major   of credit    on all major   of the      Up to 60% of
                                  lates.           derogatory   consumer       report       consumer       credit      credit
                                  Generally,       with no      derogatory     items        derogatory     is not      report items
                                  requires a       90-day or    notations      derogatory.  notations      currently   derogator.
                                  minimum credit   more         last 24        Generally,   last 24        delinquent. Generally
                                  score of 600.    lates.       months.        requires a   months.        Up to 50%   requires a
                                                   Generally,                  minimum                     of credit   minimum
                                                   requires a                  credit                      report      credit score
                                                   minimum                     score of                    items       of 500.
                                                   credit                      560.                        derogatory.
                                                   score of                                                Generally
                                                   580.                                                    requires
                                                                                                           a minimum
                                                                                                           credit score
                                                                                                           of 530.
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
BANKRUPTCY            No          2 years since    2 years      Discharged a   1 year       Discharged a   Bankruptcy  Bankruptcy
                      bankruptcy  discharge or     since        minimum        since        minimum 1      filing      filed within
                      last 5      dismissal with   discharge    2 years        discharge    year prior     12 months   last
                      years       reestablished    or           prior to       with         to loan        old,        12 months
                                  "A" credit.      dismissal    loan closing.  reestablishedclosing.       discharged  and
                                                   with                        "B" credit                  or          discharged
                                                   reestablished               or 18                       dismissed   or dismissed
                                                   "A-"                        months                      prior to    prior to
                                                   credit.                     since                       application application.
                                                                               discharge
                                                                               without
                                                                               reestablished
                                                                               credit.
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
DEBT                  Generally   Generally        Generally    Generally      Generally    Generally      Generally   Generally
SERVICE-TO-INCOME     not to      not to           not to       not to         not to       not to         not to      not to
RATIO                 exceed 45%  exceed 45%       exceed 45%   exceed 50%     exceed 50%   exceed 50%     exceed      exceed 50%
                                                                                                           50%
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
MAXIMUM               Generally   Generally 90%    Generally    Generally      Generally    Generally      Generally   Generally
LOAN-TO-VALUE RATIO:  90% for a   for a l to 4     90% for a    85% for a l    80% for a    75% for a l    75% for     70% for a l
OWNER                 l to 4      family dwelling  l to 4       to 4 family    l to 4       to 4 family    a l to 4    to 4 family
OCCUPIED              family                       family       dwelling       family       dwelling       family      dwelling
                      dwelling                     dwelling                    dwelling                    dwelling
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------
MAXIMUM               Generally   Generally 80%    Generally    Generally      Generally    Generally      Generally   Generally
LOAN-TO-VALUE RATIO:  80% for a   for a l to 4     75% for a    75% for a l    70% for a    65% for a l    65% for     65% for a l
NON-OWNER             l to 4      family dwelling  l to 4       to 4 family    l to 4       to 4 family    a l to 4    to 4 family
OCCUPIED              family                       family       dwelling       family       dwelling       family      dwelling
                      dwelling                     dwelling                    dwelling                    dwelling
--------------------- ----------- ---------------- ------------ -------------- ------------ -------------- ----------- -------------

---------------------  ---------------
                         "D" CREDIT
                           GRADE

---------------------  ---------------
GENERAL REPAYMENT      Designed to
                       provide a
                       borrower with
                       poor credit
                       history an
                       opportunity
                       to correct
                       past credit
                       problems


---------------------  ---------------
EXISTING MORTGAGE      Greater than
LOANS                  150 days
                       delinquent in
                       the past 12
                       months.








---------------------  ---------------
CONSUMER CREDIT        Consumer
                       credit is
                       poor in the
                       last
                       12 months.
                       The majority
                       of the credit
                       is derogatory
                       (more than
                       60%).
                       Percentage of
                       derogatory
                       items not a
                       factor.
                       Generally,
                       requires a
                       minimum
                       credit score
                       of 500.


---------------------  ---------------
BANKRUPTCY             Current
                       bankruptcy
                       must be paid
                       through loan.





---------------------  ---------------
DEBT                   Generally not
SERVICE-TO-INCOME      to exceed 50%
RATIO

---------------------  ---------------
MAXIMUM                Generally 65%
LOAN-TO-VALUE RATIO:   for a l to 4
OWNER                  family
OCCUPIED               dwelling

---------------------  ---------------
MAXIMUM                Generally 60%
LOAN-TO-VALUE RATIO:   for a l to 4
NON-OWNER              family
OCCUPIED               dwelling

---------------------  ---------------

* A "rolling" 30-day delinquency of up to 12 months may be counted as one 30-day late.

     "SNAP" Underwriting Program. Under the SNAP program, Aames Capital Corporation uses the credit score of the borrower to determine its program eligibility and then to determine the interest rate and maximum LTV for which the borrower may qualify. Credit scores are described in the next section, below. The minimum acceptable credit score under the SNAP program is 500. In most cases the payment history of the borrower under the existing mortgage loan is also taken into consideration. Borrowers with lower credit scores generally qualify for lower maximum LTVs and are charged higher interest rates than borrowers with higher credit scores.

     The SNAP program was developed by Aames Capital Corporation to enhance its ability to price its loan products based on the risk of a borrower, in order to reduce subjectivity and simplify the underwriting process. Under the SNAP program, Aames Capital Corporation verifies each borrower's mortgage payment history under his existing mortgage loan over the most recent 12 months if the borrower's credit score is less than 600. The maximum LTV allowed and the interest rate for the loan are based on the credit score and are then adjusted based on the borrower's past mortgage payment history. A poor mortgage payment history results in a lower maximum LTV and a higher interest rate in order to reflect the increased risk of default. The LTV and credit score adjustments are set forth in the chart below.

---------- ----------------------------------------------------------------------------------------------
 ACTUAL
 CREDIT                                ADJUSTED CREDIT SCORE AND MAXIMUM LTV
  SCORE     BASED UPON LATE PAYMENTS IN PREVIOUS 12 MONTHS ((NUMBER OF PAYMENTS)X(NUMBER OF DAYS LATE))
---------- ----------------------------------------------------------------------------------------------
                      4x30 and 0x60;        12x30 and 2x60;
            2x30      2x30 and 1x60         12x30 and 1x90        12x60 and 1x120           1x150
---------- ------- --------------------- ---------------------- -------------------- --------------------
  700+      600      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   680      600      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   660      600      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   640      600      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   620      600      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   600      600      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   580      580      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   560      560      560; 80%max LTV        550; 75%max LTV       520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   540      540            540                    540             520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   520      520            520                    520             520; 70%max LTV      500; 65%max LTV
---------- ------- --------------------- ---------------------- -------------------- --------------------
   500      500            500                    500                   500                  500
---------- ------- --------------------- ---------------------- -------------------- --------------------


CREDIT SCORES

     "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things:

     o    payment history,
     o    delinquencies on accounts,
     o    level of outstanding indebtedness,
     o    length of credit history, and
     o    types of credit, and bankruptcy experience.

     A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. Credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general; therefore, credit scores do not take into consideration the differences between mortgage loans and consumer loans generally. As such, there is no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

DOCUMENTATION

     Aames Capital Corporation's mortgage programs include several levels of documentation used to verify the borrower's income:

     o Full Documentation: The highest level of income documentation. Generally a stable, two-year history of the income is required. A wage-earner may document income by any of the following: a verification of employment; the borrower's most recent two-years W-2 forms and a current pay-stub reflecting year-to-date income; the borrower's most recent two-years IRS Form 1040's and a year-to-date statement of profit-and-loss; or the borrower's most recent 24-months personal bank statements showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower may document income with either the most recent two-years federal tax returns or bank statements. Comparable documentation is required from self-employed borrowers.

     o Limited Documentation: For borrowers who have less than a two-year history of stable income or who otherwise cannot meet the requirements of the full documentation program. This program generally requires a six-month history of stable income, together with six-months personal bank statements to support their qualifying income.

     o Stated Income: Available only for self-employed borrowers or wage earners with "A" through "C" credit grades or a minimum 550 credit score. The borrower's income used to qualify for the loan is taken from the borrower's signed application and must be reasonable for the borrower's line of work or profession. Self-employed borrowers with a credit score between 550 and 600 must establish that their related business has been in existence for at least six months.

UNDERWRITING GUIDELINES OF INDYMAC BANK, F.S.B.

     Underwriting Standards. Certain of the mortgage loans were originated in accordance with IndyMac Bank, F.S.B.'s underwriting standards for sub-prime mortgage loans described below. All of the subprime mortgage loans purchased by IndyMac Bank, F.S.B. are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and which do not conform to Fannie Mae or Freddie Mac standards) secured by first or second liens on one- to four-family residential properties.

     IndyMac Bank, F.S.B. purchases subprime mortgage loans from, or provides funding for subprime mortgage loans originated by, banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with IndyMac Bank, F.S.B.) and mortgage brokers (each is referred to as a loan originator) either under flow or bulk purchase arrangements, the terms of which may vary from loan originator to loan originator. The loan originators are required to be HUD approved mortgagees. In addition to purchasing mortgage loans from (or providing funding to) loan originators, IndyMac Bank, F.S.B. also engages in the direct origination of mortgage loans.

     IndyMac Bank, F.S.B.'s underwriting standards for subprime mortgage loans are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, as well as the type and intended use of the mortgaged property. Its underwriting standards are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the IndyMac Bank, F.S.B. underwriting standards for subprime mortgage loans generally have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

     In the process of underwriting mortgage loans, IndyMac Bank, F.S.B. may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, Internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank, F.S.B.'s historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgager and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank, F.S.B.'s traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank, F.S.B.'s underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

     Each of the subprime mortgage loans purchased or originated by IndyMac Bank, F.S.B. is assigned to one of six credit levels. The credit levels are, in descending order of credit-worthiness, 0, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for subprime mortgage loans purchased or originated was primarily based on the prospective mortgagor's FICO Credit Score. After December 2000, the credit level was further evaluated based on the prospective mortgagor's mortgage payment history, foreclosure, and bankruptcy history. Higher frequency of late mortgage payments and frequency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. IndyMac Bank, F.S.B. also accepts loans underwritten under one of four documentation programs: Full/Alternate Documentation, Reduced Documentation, No Ratio Documentation and No Doc. For each credit level and documentation program, IndyMac Bank, F.S.B. has a maximum permitted loan amount, a maximum Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) and, in some cases, a limitation on the loan purpose. The maximum debt to income ratio for all loans purchased or originated before March 2000, other than those with primary mortgage insurance, was 55%. That limitation, however, may have been waived on a case by case basis. The maximum debt to income ratio for all loans purchased or originated after February 2000, other than those with primary mortgage insurance, was 65%.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. Mortgage loans in all six credit levels may be submitted under this program. Under each of the Reduced Documentation Program and the No Ratio Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under each of these programs, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Under the No Doc Program, credit underwriting documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated.

     Only mortgage loans for primary residences in credit Levels 0 and 1+ may be submitted under the No Doc Program, and the maximum Loan-to-Value Ratios or Combined Loan-to-Value Ratios (as applicable) under this program are less than those under the Full/Alternate Documentation, Reduced Documentation and No Ratio Programs.

THE GROUP I INITIAL MORTGAGE LOANS

     The group I Initial Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date.

Cut-off date principal balance of group I Initial Mortgage Loans........................     $  475,932,607
Cut-off date principal balance of group I adjustable-rate Initial Mortgage Loans........     $  415,500,928
Cut-off date principal balance of group I fixed rate Initial Mortgage Loans.............     $   60,431,679
Mortgage Rates:
     Weighted Average...................................................................     8.914%
     Range..............................................................................     5.990% to 14.950%
Weighted average stated remaining term to maturity (in months)..........................     348

     The scheduled principal balances of the group I Initial Mortgage Loans range from approximately $11,273 to approximately $566,606. The group I Initial Mortgage Loans had an average scheduled principal balance of approximately $119,341.

     The weighted average loan-to-value ratio at origination of the group I Initial Mortgage Loans is approximately 77.79% and approximately 32.25% of the group I Initial Mortgage Loans have loan-to-value ratios at origination exceeding 80.00%.

     100.00% of the group I Initial Mortgage Loans are secured by first liens.

     No more than approximately 0.33% of the group I Initial Mortgage Loans are secured by mortgaged properties located in any one zip code area.

     Each of Aames Capital Corporation and IndyMac Bank, F.S.B., as the original loan sellers, will represent that

     o none of the group I mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 and no group I mortgage loan is in violation of any comparable state law,

     o none of the group I mortgage loans have prepayment penalty periods in excess of five years, and

     o in connection with the origination of the group I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     During the Pre-Funding Period, the trust is expected to purchase, subject to availability, Subsequent Mortgage Loans from amounts on deposit in the Group I Pre-Funding Account, to be added to the pool of group I Initial Mortgage Loans. The maximum aggregate principal balance of group I Subsequent Mortgage Loans that may be added to the trust is approximately $58,200,000.

     The following tables set forth certain statistical information with respect to the group I Initial Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                         GROUP I INITIAL MORTGAGE LOANS

                              ORIGINAL LOAN SELLER

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
ORIGINAL LOAN SELLER                                        LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------           ------------     -----------------  --------------
Aames Capital Corporation.........................           3,125           $373,827,865           78.55%            8.94%
IndyMac Bank, F.S.B...............................             863            102,104,742           21.45             8.82
                                                             -----           ------------          ------             -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607          100.00%            8.914%
                                                             =====           ============          ======             =====



                                                             WEIGHTED          WEIGHTED
                                                          AVERAGE STATED        AVERAGE
                                                          REMAINING TERM       ORIGINAL
ORIGINAL LOAN SELLER                                         (MONTHS)             LTV
--------------------------------------------------        --------------       --------
Aames Capital Corporation.........................              357              77.84%
IndyMac Bank, F.S.B...............................              313              77.60
                                                               ----             ------
Total/Weighted Average/
   % of Mortgage Pool:............................              348              77.79%
                                                               ====             ======


                                  PRODUCT TYPES

                                                                              AGGREGATE
                                                            NUMBER             CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                              OF                 DATE         POOL BY AGGREGATE      AVERAGE
                                                           MORTGAGE           PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
PRODUCT TYPES                                               LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        ----------         -------------   -------------------  --------------
Fixed - 15 Year...................................              70           $   4,870,106          1.02%             8.327%
Fixed - 20 Year...................................              39               4,005,592          0.84              8.221
Fixed - 30 Year...................................             260              33,518,141          7.04              9.026
Balloon - 15/30...................................             200              18,037,840          3.79              8.615
ARM - 6 Month.....................................               3                 451,595          0.09              8.098
ARM - 2 Year/6 Month..............................           1,281             183,360,167         38.53              8.694
ARM - 3 Year/6 Month..............................           2,126             230,456,204         48.42              9.124
ARM - 3 Year/1 Year...............................               9               1,232,962          0.26              8.647
                                                             -----            ------------        ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988            $475,932,607        100.00%             8.914%
                                                             =====            ============        ======              =====


                                                              WEIGHTED         WEIGHTED
                                                           AVERAGE STATED       AVERAGE
                                                           REMAINING TERM      ORIGINAL
PRODUCT TYPES                                                 (MONTHS)            LTV
--------------------------------------------------         --------------      --------
Fixed - 15 Year...................................              177             67.95%
Fixed - 20 Year...................................              237             71.09
Fixed - 30 Year...................................              358             78.26
Balloon - 15/30...................................              176             77.37
ARM - 6 Month.....................................              359             72.79
ARM - 2 Year/6 Month..............................              357             77.97
ARM - 3 Year/6 Month..............................              357             77.90
ARM - 3 Year/1 Year...............................              359             86.91
                                                               ----            ------
Total/Weighted Average/                                         348             77.79%
   % of Mortgage Pool:............................             ====            ======

                         GROUP I INITIAL MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE          WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE        AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE       GROSS INTEREST
RANGE OF GROSS INTEREST RATES                               LOANS              BALANCE        PRINCIPAL BALANCE         RATE
--------------------------------------------------        --------       ---------------      -----------------    --------------
5.000% - 5.999%...................................               1       $       127,615              0.03%             5.990%
6.000% - 6.999%...................................              72             9,398,634              1.97              6.859
7.000% - 7.999%...................................             766           107,489,190             22.58              7.702
8.000% - 8.999%...................................           1,315           175,350,403             36.84              8.582
9.000% - 9.999%...................................           1,023           113,190,994             23.78              9.494
10.000% - 10.999%.................................             506            46,487,755              9.77             10.482
11.000% - 11.999%.................................             213            17,368,088              3.65             11.480
12.000% - 12.999%.................................              66             4,957,636              1.04             12.493
13.000% - 13.999%.................................              20             1,125,280              0.24             13.482
14.000% - 14.999%.................................               6               437,013              0.09             14.407
                                                             -----          ------------            ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988          $475,932,607            100.00%             8.914%
                                                             =====          ============            ======              =====


                                                             WEIGHTED          WEIGHTED
                                                          AVERAGE STATED        AVERAGE
                                                          REMAINING TERM       ORIGINAL
RANGE OF GROSS INTEREST RATES                                (MONTHS)             LTV
--------------------------------------------------        --------------       --------
5.000% - 5.999%...................................              357               80.00%
6.000% - 6.999%...................................              357               75.84
7.000% - 7.999%...................................              342               77.12
8.000% - 8.999%...................................              346               78.97
9.000% - 9.999%...................................              350               78.73
10.000% - 10.999%.................................              352               76.32
11.000% - 11.999%.................................              357               71.93
12.000% - 12.999%.................................              358               70.74
13.000% - 13.999%.................................              358               65.02
14.000% - 14.999%.................................              357               66.28
                                                               ----              ------
Total/Weighted Average/
   % of Mortgage Pool:............................              348               77.79%
                                                               ====              ======

Minimum:  5.990%
Maximum:  14.950%
Weighted Average:  8.914%

                         GROUP I INITIAL MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES                    LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------         --------------     -----------------  --------------
$1 - $25,000......................................              33         $      737,533             0.15%            10.180%
$25,001 - $50,000.................................             460             18,508,879             3.89              9.971
$50,001 - $75,000.................................             724             45,379,765             9.53              9.336
$75,001 - $100,000................................             666             58,622,130            12.32              9.165
$100,001 - $125,000...............................             550             61,901,302            13.01              8.889
$125,001 - $150,000...............................             450             62,061,329            13.04              8.918
$150,001 - $175,000...............................             359             58,438,488            12.28              8.778
$175,001 - $200,000...............................             246             46,303,827             9.73              8.712
$200,001 - $225,000...............................             168             35,814,280             7.53              8.644
$225,001 - $250,000...............................             123             28,979,651             6.09              8.844
$250,001 - $275,000...............................             107             28,068,086             5.90              8.449
$275,001 - $300,000...............................              78             22,428,136             4.71              8.645
$300,001 - $325,000...............................               8              2,469,941             0.52              8.938
$325,001 - $350,000...............................               5              1,715,556             0.36              8.196
$350,001 - $375,000...............................               6              2,163,323             0.45              8.044
$375,001 - $400,000...............................               1                389,671             0.08              8.000
$425,001 - $450,000...............................               2                884,408             0.19              7.806
$475,001 - $500,000...............................               1                499,697             0.10              8.500
$550,001 - $575,000...............................               1                566,606             0.12              8.490
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES                      (MONTHS)             LTV
--------------------------------------------------         --------------       --------
$1 - $25,000......................................                342              57.91%
$25,001 - $50,000.................................                337              68.96
$50,001 - $75,000.................................                332              75.66
$75,001 - $100,000................................                340              75.85
$100,001 - $125,000...............................                347              79.24
$125,001 - $150,000...............................                348              78.62
$150,001 - $175,000...............................                351              78.65
$175,001 - $200,000...............................                352              78.7
$200,001 - $225,000...............................                356              79.00
$225,001 - $250,000...............................                352              80.32
$250,001 - $275,000...............................                357              78.27
$275,001 - $300,000...............................                358              79.24
$300,001 - $325,000...............................                358              68.96
$325,001 - $350,000...............................                358              74.80
$350,001 - $375,000...............................                358              86.03
$375,001 - $400,000...............................                355              85.00
$425,001 - $450,000...............................                357              77.46
$475,001 - $500,000...............................                359              71.43
$550,001 - $575,000...............................                356              78.56
                                                                 ----             ------
Total/Weighted Average/
   % of Mortgage Pool:............................                348              77.79%
                                                                 ====             ======

Minimum:  $11,273
Maximum:  $566,606
Average:  $119,341

                         GROUP I INITIAL MORTGAGE LOANS

                         RANGE OF STATED ORIGINAL TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF STATED ORIGINAL TERMS                              LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
121 - 180.........................................             280           $ 23,751,438             4.99%             8.549%
181 - 240.........................................              39              4,005,592             0.84              8.221
301 - 360.........................................           3,669            448,175,577            94.17              8.940
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                               WEIGHTED          WEIGHTED
                                                            AVERAGE STATED        AVERAGE
                                                            REMAINING TERM       ORIGINAL
RANGE OF STATED ORIGINAL TERMS                                 (MONTHS)             LTV
--------------------------------------------------          ---------------      --------
121 - 180.........................................                 176              75.49%
181 - 240.........................................                 237              71.09
301 - 360.........................................                 358              77.97
                                                                   ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................                 348              77.79%
                                                                   ===              =====

Minimum:  180
Maximum:  360
Weighted Average:  350


                       RANGE OF AMORTIZING ORIGINAL TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF AMORTIZING ORIGINAL TERMS                         LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        ------            ------------     ------------------  --------------
121 - 180.........................................              80          $   5,713,598             1.20%             8.341%
181 - 240.........................................              39              4,005,592             0.84              8.221
301 - 360.........................................           3,869            466,213,417            97.96              8.927
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
RANGE OF AMORTIZING ORIGINAL TERMS                            (MONTHS)             LTV
--------------------------------------------------         --------------       --------
121 - 180.........................................              177              69.56%
181 - 240.........................................              237              71.09
301 - 360.........................................              351              77.95
                                                                ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................              348              77.79%
                                                                ===              =====

Minimum:  180
Maximum:  360
Weighted Average:  357

                         GROUP I INITIAL MORTGAGE LOANS

                         RANGE OF STATED REMAINING TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF STATED REMAINING TERMS                             LOANS              BALANCE        PRINCIPAL BALANCE       RATE
-------------------------------                           --------          -------------     -----------------  --------------
169 - 180.........................................             280          $  23,751,438             4.99%             8.549%
229 - 240.........................................              39              4,005,592             0.84              8.221
325 - 336.........................................               1                 39,873             0.01              9.000
349 - 360.........................................           3,668            448,135,704            94.16              8.940
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
RANGE OF STATED REMAINING TERMS                               (MONTHS)             LTV
-------------------------------                            --------------       --------
169 - 180.........................................                176              75.49%
229 - 240.........................................                237              71.09
325 - 336.........................................                334              57.97
349 - 360.........................................                358              77.97
                                                                  ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................                348              77.79%
                                                                  ===              =====

Minimum:  170
Maximum:  360
Weighted Average:  348


                       RANGE OF AMORTIZING REMAINING TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF AMORTIZING REMAINING TERMS                         LOANS              BALANCE        PRINCIPAL BALANCE       RATE
-----------------------------------                       --------         --------------     -----------------  --------------
73 - 84.................................................         1         $       14,853             0.00%             9.25%
133 - 144...............................................         1                 22,482             0.00              7.94
169 - 180...............................................        79              5,691,116             1.20              8.343
229 - 240...............................................        41              4,242,779             0.89              8.184
253 - 264...............................................         1                 27,629             0.01              9.090
301 - 312...............................................         3                 95,856             0.02              8.424
313 - 324...............................................         3                251,429             0.05              8.858
325 - 336...............................................         8                736,756             0.15              8.925
337 - 348...............................................        30              2,887,942             0.61              8.428
349 - 360...............................................     3,821            461,961,767            97.06              8.931
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:..................................     3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
RANGE OF AMORTIZING REMAINING TERMS                           (MONTHS)             LTV
-----------------------------------                        --------------       --------
73 - 84.................................................          358              48.39%
133 - 144...............................................          176              26.56
169 - 180...............................................          177              69.73
229 - 240...............................................          244              71.39
253 - 264...............................................          355              32.02
301 - 312...............................................          303              55.01
313 - 324...............................................          357              55.13
325 - 336...............................................          322              78.89
337 - 348...............................................          332              76.96
349 - 360...............................................          351              77.97
                                                                  ---              -----
Total/Weighted Average/
   % of Mortgage Pool:..................................          348              77.79%
                                                                  ===              =====

Minimum:  81
Maximum:  360
Weighted Average:  354

                         GROUP I INITIAL MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF ORIGINAL LTV RATIOS                                LOANS              BALANCE        PRINCIPAL BALANCE       RATE
----------------------------                              --------         --------------     -----------------  --------------
<= 40.00%.........................................              81         $    5,627,100             1.18%           9.078%
40.01% - 50.00%...................................             100              8,452,775             1.78            9.120
50.01% - 60.00%...................................             198             20,308,514             4.27            8.841
60.01% - 70.00%...................................             550             57,403,557            12.06            9.293
70.01% - 80.00%...................................           1,895            230,674,177            48.47            8.852
80.01% - 90.00%...................................           1,062            139,968,704            29.41            8.870
90.01% - 100.00%..................................             102             13,497,780             2.84            8.750
                                                             -----           ------------           ------            -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%           8.914%
                                                             =====           ============           ======            =====


                                                             WEIGHTED          WEIGHTED
                                                          AVERAGE STATED        AVERAGE
                                                          REMAINING TERM       ORIGINAL
RANGE OF ORIGINAL LTV RATIOS                                 (MONTHS)             LTV
----------------------------                              --------------       --------
<= 40.00%.........................................              331               31.10%
40.01% - 50.00%...................................              328               46.61
50.01% - 60.00%...................................              345               56.61
60.01% - 70.00%...................................              347               66.87
70.01% - 80.00%...................................              350               78.07
80.01% - 90.00%...................................              345               87.01
90.01% - 100.00%..................................              353               94.67
                                                                ---               -----
Total/Weighted Average/
   % of Mortgage Pool:............................              348               77.79%
                                                                ===               =====

Minimum:  9.45%
Maximum:  100.00%
Weighted Average:  77.79%


                             RANGE OF GROSS MARGINS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF GROSS MARGINS                                      LOANS              BALANCE        PRINCIPAL BALANCE       RATE
----------------------                                    --------          -------------     -----------------  --------------
Fixed Rate Loans..................................             569          $  60,431,679            12.70%           8.794%
<=5.000%..........................................              92             11,897,882             2.50            8.000
5.001% - 5.500%...................................             228             28,339,403             5.95            8.134
5.501% - 6.000%...................................             599             73,631,693            15.47            8.368
6.001% - 6.500%...................................             904            114,395,714            24.04            8.739
6.501% - 7.000%...................................             799            106,179,215            22.31            8.960
7.001% - 7.500%...................................             213             25,387,489             5.33            9.494
7.501% - 8.000%...................................             193             19,297,010             4.05            9.812
8.001% - 8.500%...................................             180             18,389,388             3.86           10.167
8.501% - 9.000%...................................             132             11,610,767             2.44           10.944
>9.000%...........................................              79              6,372,366             1.34           11.611
                                                             -----           ------------           ------           ------
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%           8.914%
                                                             =====           ============           ======            =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
RANGE OF GROSS MARGINS                                        (MONTHS)             LTV
----------------------                                     --------------       --------
Fixed Rate Loans..................................             281               76.69%
<=5.000%..........................................             358               75.59
5.001% - 5.500%...................................             357               76.19
5.501% - 6.000%...................................             357               76.22
6.001% - 6.500%...................................             357               77.88
6.501% - 7.000%...................................             357               82.33
7.001% - 7.500%...................................             358               77.43
7.501% - 8.000%...................................             357               78.06
8.001% - 8.500%...................................             357               73.87
8.501% - 9.000%...................................             357               71.72
>9.000%...........................................             357               63.26
                                                               ---               -----
Total/Weighted Average/
   % of Mortgage Pool:............................             348               77.79%
                                                               ===               =====

Non-Zero Minimum:  2.330%
Maximum:  12.580%
Non-Zero Weighted Average:  6.601%

                         GROUP I INITIAL MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                                        AGGREGATE
                                                          NUMBER         CUT-OFF        % OF MORTGAGE        WEIGHTED
                                                            OF            DATE        POOL BY AGGREGATE      AVERAGE
                                                         MORTGAGE       PRINCIPAL       CUT-OFF DATE      GROSS INTEREST
RANGE OF MINIMUM MORTGAGE RATES                            LOANS         BALANCE      PRINCIPAL BALANCE        RATE
---------------------------------------------------      --------     -------------   -----------------   --------------
Fixed-Rate Loans...................................         569       $  60,431,679         12.7%              8.794%
<=5.000%...........................................          30          4,378,655           0.92              8.331
5.001% - 5.500%....................................          39          5,516,127           1.16              8.392
5.501% - 6.000%....................................          35          5,250,381           1.10              8.899
6.001% - 6.500%....................................          39          5,389,278           1.13              8.791
6.501%- 7.000%.....................................          96         12,597,476           2.65              7.253
7.001% - 7.500%....................................         179         26,028,240           5.47              7.534
7.501% - 8.000%....................................         450         64,711,446          13.60              7.890
8.001% - 8.500%....................................         417         59,373,030          12.48              8.351
8.501% - 9.000%....................................         639         85,322,360          17.93              8.819
9.001% - 9.500%....................................         393         46,526,133           9.78              9.322
9.501% - 10.000%...................................         421         43,184,529           9.07              9.805
10.001% - 10.500%..................................         204         18,766,746           3.94             10.309
10.501% - 11.000%..................................         210         18,375,512           3.86             10.777
11.001% - 11.500%..................................          95          7,508,470           1.58             11.316
11.501% - 12.000%..................................          88          6,682,079           1.40             11.792
12.001% - 12.500%..................................          34          2,270,109           0.48             12.298
12.501% - 13.000%..................................          24          2,058,065           0.43             12.764
13.001% - 13.500%..................................          15            769,124           0.16             13.309
13.501% - 14.000%..................................           5            356,156           0.07             13.854
14.001% - 14.500%..................................           4            341,482           0.07             14.288
14.501% - 15.000%..................................           2             95,531           0.02             14.834
                                                          -----       ------------         ------             ------
Total/Weighted Average/
   % of Mortgage Pool:.............................       3,988       $475,932,607         100.00%             8.914%
                                                          =====       ============         ======              =====


                                                               WEIGHTED            WEIGHTED
                                                            AVERAGE STATED          AVERAGE
                                                            REMAINING TERM         ORIGINAL
RANGE OF MINIMUM MORTGAGE RATES                                (MONTHS)               LTV
---------------------------------------------------         --------------         --------
Fixed-Rate Loans...................................              281                76.69%
<=5.000%...........................................              359                80.37
5.001% - 5.500%....................................              359                84.53
5.501% - 6.000%....................................              358                75.35
6.001% - 6.500%....................................              358                76.76
6.501%- 7.000%.....................................              358                75.87
7.001% - 7.500%....................................              357                76.75
7.501% - 8.000%....................................              356                77.24
8.001% - 8.500%....................................              357                78.72
8.501% - 9.000%....................................              357                79.40
9.001% - 9.500%....................................              357                78.83
9.501% - 10.000%...................................              358                79.02
10.001% - 10.500%..................................              357                77.02
10.501% - 11.000%..................................              358                76.14
11.001% - 11.500%..................................              358                73.46
11.501% - 12.000%..................................              357                70.92
12.001% - 12.500%..................................              358                71.44
12.501% - 13.000%..................................              357                70.90
13.001% - 13.500%..................................              358                62.63
13.501% - 14.000%..................................              359                70.19
14.001% - 14.500%..................................              357                66.44
14.501% - 15.000%..................................              357                65.69
                                                                 ---                -----
Total/Weighted Average/
   % of Mortgage Pool:.............................              348                77.79%
                                                                 ===                =====

Non-Zero Minimum:  2.330%
Maximum:  14.950%
Non-Zero Weighted Average:  8.763%

                         GROUP I INITIAL MORTGAGE LOANS

                         RANGE OF MAXIMUM RATES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF MAXIMUM RATES                                      LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed Rate Loans..................................             569          $  60,431,679            12.70%           8.794%
<= 13.000%........................................              85             11,096,559             2.33            6.892
13.001% - 13.500%.................................             156             22,764,178             4.78            7.366
13.501% - 14.000%.................................             439             63,013,505            13.24            7.872
14.001% - 14.500%.................................             428             60,572,808            12.73            8.301
14.501% - 15.000%.................................             662             89,457,293            18.80            8.763
15.001% - 15.500%.................................             432             52,831,188            11.10            9.204
15.501% - 16.000%.................................             467             50,184,773            10.54            9.656
16.001% - 16.500%.................................             227             21,696,717             4.56           10.171
16.501% - 17.000%.................................             233             21,242,466             4.46           10.635
17.001% - 17.500%.................................             107              8,923,709             1.87           11.165
17.501% - 18.000%.................................              93              7,186,208             1.51           11.721
18.001% - 18.500%.................................              39              2,859,199             0.60           12.106
18.501% - 19.000%.................................              25              2,110,033             0.44           12.739
19.001% - 19.500%.................................              15                769,124             0.16           13.309
19.501% - 20.000%.................................               5                356,156             0.07           13.854
20.001% - 20.500%.................................               4                341,482             0.07           14.288
20.501% - 21.000%.................................               2                 95,531             0.02           14.834
                                                             -----           ------------           ------           ------
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%           8.914%
                                                             =====           ============           ======            =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
RANGE OF MAXIMUM RATES                                        (MONTHS)             LTV
--------------------------------------------------         --------------       --------
Fixed Rate Loans..................................                281              76.69%
<= 13.000%........................................                357              75.60
13.001% - 13.500%.................................                357              77.20
13.501% - 14.000%.................................                356              77.08
14.001% - 14.500%.................................                358              78.70
14.501% - 15.000%.................................                357              79.45
15.001% - 15.500%.................................                358              78.87
15.501% - 16.000%.................................                358              79.21
16.001% - 16.500%.................................                358              77.34
16.501% - 17.000%.................................                358              76.25
17.001% - 17.500%.................................                358              73.80
17.501% - 18.000%.................................                358              70.56
18.001% - 18.500%.................................                358              70.96
18.501% - 19.000%.................................                358              70.98
19.001% - 19.500%.................................                358              62.63
19.501% - 20.000%.................................                359              70.19
20.001% - 20.500%.................................                357              66.44
20.501% - 21.000%.................................                357              65.69
                                                                  ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................                348              77.79%
                                                                  ===              =====

Non-Zero Minimum:  11.990%
Maximum:  20.950%
Non-Zero Weighted Average:  15.004%

                         GROUP I INITIAL MORTGAGE LOANS

                              INITIAL PERIODIC CAP

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
INITIAL PERIODIC CAP                                        LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed Rate Loans..................................             569          $  60,431,679            12.70%           8.794%
1.000%............................................               4                522,749             0.11            8.347
1.500%............................................               1                274,384             0.06            7.75
2.000%............................................              67              8,870,437             1.86            9.554
3.000%............................................           3,338            404,600,397            85.01            8.921
5.000%............................................               9              1,232,962             0.26            8.647
                                                             -----           ------------           ------            -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%           8.914%
                                                             =====           ============           ======            =====


                                                             WEIGHTED          WEIGHTED
                                                          AVERAGE STATED        AVERAGE
                                                          REMAINING TERM       ORIGINAL
INITIAL PERIODIC CAP                                         (MONTHS)             LTV
--------------------------------------------------        --------------       --------
Fixed Rate Loans..................................               281              76.69%
1.000%............................................               359              75.81
1.500%............................................               357             100.00
2.000%............................................               358              79.65
3.000%............................................               357              77.87
5.000%............................................               359              86.91
                                                                 ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................               348              77.79%
                                                                 ===              =====

Non-Zero Minimum:  1.000%
Maximum:  5.000%
Non-Zero Weighted Average:  2.981%


                             SUBSEQUENT PERIODIC CAP


                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
SUBSEQUENT PERIODIC CAP                                     LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed Rate Loans..................................             569          $  60,431,679            12.70%           8.794%
1.000%............................................           3,370            407,890,652            85.70            8.945
1.500%............................................              28              4,719,560             0.99            7.863
2.000%............................................              11              1,451,531             0.30            8.523
2.075%............................................               1                199,404             0.04            9.625
3.000%............................................               9              1,239,780             0.26            9.183
                                                             -----           ------------           ------            -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%           8.914%
                                                             =====           ============           ======            =====


                                                             WEIGHTED          WEIGHTED
                                                          AVERAGE STATED        AVERAGE
                                                          REMAINING TERM       ORIGINAL
SUBSEQUENT PERIODIC CAP                                      (MONTHS)             LTV
--------------------------------------------------        --------------       --------
Fixed Rate Loans..................................              281              76.69%
1.000%............................................              357              77.87
1.500%............................................              358              81.45
2.000%............................................              359              87.02
2.075%............................................              359              70.00
3.000%............................................              359              79.73
                                                                ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................              348              77.79%
                                                                ===              =====

Non-Zero Minimum:  1.000%
Maximum:  3.000%
Non-Zero Weighted Average:  1.016%

                         GROUP I INITIAL MORTGAGE LOANS

                           NEXT RATE ADJUSTMENT DATES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
NEXT RATE ADJUSTMENT DATES                                  LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------         --------------     -----------------  --------------
November 2002.....................................               1         $      111,613             0.02%             7.625%
December 2002.....................................               2                339,983             0.07              8.253
October 2003......................................               2                225,039             0.05              9.558
November 2003.....................................               4                319,729             0.07              9.600
December 2003.....................................               5                621,250             0.13              8.770
January 2004......................................              14              2,002,291             0.42              8.695
February 2004.....................................              25              2,701,938             0.57              8.425
March 2004........................................             189             28,142,873             5.91              8.561
April 2004........................................             561             78,524,392            16.50              8.640
May 2004..........................................             357             53,160,502            11.17              8.774
June 2004.........................................             111             15,789,973             3.32              8.946
July 2004.........................................              13              1,872,179             0.39              8.690
September 2004....................................               1                112,719             0.02              6.950
November 2004.....................................               2                122,843             0.03             10.507
December 2004.....................................               9                863,323             0.18              8.854
January 2005......................................              71              6,481,040             1.36              8.996
February 2005.....................................              68              6,840,034             1.44              9.042
March 2005........................................             447             49,711,705            10.45              9.001
April 2005........................................           1,105            121,346,900            25.50              9.131
May 2005..........................................             424             45,158,733             9.49              9.282
June 2005.........................................               6                837,397             0.18              8.408
July 2005.........................................               2                214,473             0.05              8.626
Fixed Rate........................................             569             60,431,679            12.70              8.794
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====



                                                               WEIGHTED          WEIGHTED
                                                            AVERAGE STATED        AVERAGE
                                                            REMAINING TERM       ORIGINAL
NEXT RATE ADJUSTMENT DATES                                     (MONTHS)             LTV
--------------------------------------------------          --------------       --------
November 2002.....................................                 358              85.00%
December 2002.....................................                 359              68.78
October 2003......................................                 351              89.97
November 2003.....................................                 353              78.16
December 2003.....................................                 354              82.93
January 2004......................................                 355              80.47
February 2004.....................................                 356              77.17
March 2004........................................                 355              77.05
April 2004........................................                 357              77.93
May 2004..........................................                 358              77.97
June 2004.........................................                 359              79.06
July 2004.........................................                 360              79.08
September 2004....................................                 351              85.00
November 2004.....................................                 353              82.38
December 2004.....................................                 354              79.07
January 2005......................................                 355              76.07
February 2005.....................................                 356              81.09
March 2005........................................                 356              77.34
April 2005........................................                 358              77.80
May 2005..........................................                 358              78.63
June 2005.........................................                 360              80.13
July 2005.........................................                 360              89.09
Fixed Rate........................................                 281              76.69
                                                                   ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................                 348              77.79%
                                                                   ===              =====

Non-Zero Weighted Average:  October 2004

                         GROUP I INITIAL MORTGAGE LOANS

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES            LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------           ------------    ------------------  --------------
California........................................             691           $118,081,616            24.81%             8.541%
Florida...........................................             506             54,710,049            11.50              8.891
Texas.............................................             278             27,088,463             5.69              9.377
New York..........................................             160             24,045,439             5.05              9.242
Washington........................................             162             23,393,316             4.92              8.508
Michigan..........................................             237             19,981,836             4.20              9.499
Minnesota.........................................             163             19,725,844             4.14              9.005
Ohio..............................................             187             15,786,271             3.32              9.018
Illinois..........................................             144             14,117,774             2.97              9.249
Hawaii............................................              76             13,498,407             2.84              8.557
Colorado..........................................              98             13,033,373             2.74              8.608
Massachusetts.....................................              70             11,550,718             2.43              8.954
Maryland..........................................              58              9,575,714             2.01              8.724
New Jersey........................................              62              9,563,063             2.01              8.953
Virginia..........................................              64              8,085,665             1.70              9.062
Other.............................................           1,032             93,695,060            19.69              9.163
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                               WEIGHTED          WEIGHTED
                                                            AVERAGE STATED        AVERAGE
                                                            REMAINING TERM       ORIGINAL
GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES                (MONTHS)             LTV
--------------------------------------------------          --------------       --------
California........................................               356              77.39%
Florida...........................................               356              79.33
Texas.............................................               357              77.60
New York..........................................               356              74.26
Washington........................................               350              79.15
Michigan..........................................               348              78.09
Minnesota.........................................               319              74.86
Ohio..............................................               306              79.51
Illinois..........................................               336              76.55
Hawaii............................................               358              79.89
Colorado..........................................               344              76.75
Massachusetts.....................................               356              71.76
Maryland..........................................               356              81.40
New Jersey........................................               358              79.23
Virginia..........................................               357              79.60
Other.............................................               337              78.37
                                                                 ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................               348              77.79%
                                                                 ===              =====

Number of States/District of Columbia Represented:  50


                                    OCCUPANCY

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
OCCUPANCY                                                   LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Primary...........................................           3,754           $456,610,030            95.94%             8.894%
Non-Owner Occupied................................             149             11,911,024             2.50              9.35
Investment........................................              75              6,242,242             1.31              9.404
Second Home.......................................              10              1,169,311             0.25              9.684
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
OCCUPANCY                                                     (MONTHS)             LTV
--------------------------------------------------         --------------       --------
Primary...........................................                347              78.08%
Non-Owner Occupied................................                357              71.22
Investment........................................                357              69.92
Second Home.......................................                359              73.82
                                                                  ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................                348              77.79%
                                                                  ===              =====

                         GROUP I INITIAL MORTGAGE LOANS

                                  PROPERTY TYPE

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
PROPERTY TYPE                                               LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Single Family Residence...........................           3,446           $404,945,793            85.08%             8.924%
2-4 Family........................................             198             30,949,727             6.50              8.860
Condo.............................................             275             30,620,150             6.43              8.841
Planned Unit Development..........................              41              6,537,206             1.37              8.468
Townhouse.........................................              12              1,334,757             0.28              9.415
Manufactured Housing..............................              10                834,273             0.18              9.937
Co-op.............................................               6                710,702             0.15             10.844
                                                             -----           ------------           ------             ------
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                               WEIGHTED          WEIGHTED
                                                            AVERAGE STATED        AVERAGE
                                                            REMAINING TERM       ORIGINAL
PROPERTY TYPE                                                  (MONTHS)             LTV
--------------------------------------------------          --------------       --------
Single Family Residence...........................                 347              77.83%
2-4 Family........................................                 354              75.87
Condo.............................................                 355              79.67
Planned Unit Development..........................                 337              77.33
Townhouse.........................................                 319              76.53
Manufactured Housing..............................                 332              75.91
Co-op.............................................                 358              62.72
                                                                   ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................                 348              77.79%
                                                                   ===              =====

                                  LOAN PURPOSE

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
LOAN PURPOSE                                                LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          --------------    -----------------  --------------
Refinance - Cashout...............................           2,519           $305,875,525            64.27%             8.859%
Purchase..........................................             800             94,608,723            19.88              8.883
Refinance - Rate Term.............................             669             75,448,359            15.85              9.180
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====


                                                              WEIGHTED          WEIGHTED
                                                           AVERAGE STATED        AVERAGE
                                                           REMAINING TERM       ORIGINAL
LOAN PURPOSE                                                  (MONTHS)             LTV
--------------------------------------------------         --------------       --------
Refinance - Cashout...............................             343              76.45%
Purchase..........................................             355              82.01
Refinance - Rate Term.............................             356              77.92
                                                               ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             348              77.79%
                                                               ===              =====

                               DOCUMENTATION LEVEL

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
DOCUMENTATION LEVEL                                         LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Full Documentation................................           3,203           $371,851,643            78.13%             8.896%
Stated Documentation..............................             597             78,459,442            16.49              8.934
Reduced Documentation.............................             186             25,463,408             5.35              9.115
No Documentation..................................               2                158,114             0.03              9.199
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====



                                                             WEIGHTED          WEIGHTED
                                                          AVERAGE STATED        AVERAGE
                                                          REMAINING TERM       ORIGINAL
DOCUMENTATION LEVEL                                          (MONTHS)             LTV
--------------------------------------------------        --------------       --------
Full Documentation................................               346              78.70%
Stated Documentation..............................               357              75.19
Reduced Documentation.............................               347              72.53
No Documentation..................................               297              70.80
                                                                 ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................               348              77.79%
                                                                 ===              =====

THE GROUP II INITIAL MORTGAGE LOANS

     The group II Initial Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date.

Cut-off date principal balance of group II Initial Mortgage Loans........................     $  71,884,162
Cut-off date principal balance of group II adjustable-rate mortgage loans................     $  67,260,982
Cut-off date principal balance of group II fixed-rate mortgage loans.....................     $   4,623,180
 Mortgage Rates:
     Weighted Average....................................................................     8.343%
     Range...............................................................................     6.625% to 14.050%
 Weighted average stated remaining term to maturity (in months)..........................     354


     The scheduled principal balances of the group II Initial Mortgage Loans range from approximately $39,989 to approximately $970,962. The group II Initial Mortgage Loans had an average scheduled principal balance of approximately $342,306.

     The weighted average loan-to-value ratio at origination of the group II Initial Mortgage Loans is approximately 76.16% and approximately 23.87% of the group II Initial Mortgage Loans have loan-to-value ratios at origination exceeding 80.00%.

     100.00% of the group II Initial Mortgage Loans are secured by first liens.

     No more than approximately 1.58% of the group II Initial Mortgage Loans are secured by mortgaged properties located in any one zip code area.

     Each of Aames Capital Corporation and IndyMac Bank, F.S.B., as the original loan sellers, will represent that

     o none of the group II mortgage loans sold by it are covered by the Home Ownership and Equity Protection Act of 1994 and no group II Initial Mortgage Loan is in violation of any comparable state law,

     o none of the group II mortgage loans have prepayment penalty periods in excess of five years, and

     o in connection with the origination of the group II mortgage loans, no proceeds from a group II Initial Mortgage Loan were used to finance a single premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     During the Pre-Funding Period, the trust is expected to purchase, subject to availability, Subsequent Mortgage Loans from amounts on deposit in the Group II Pre-Funding Account, to be added to the pool of group II Initial Mortgage Loans. The maximum aggregate principal balance of group II Subsequent Mortgage Loans that may be added to the trust is approximately $16,800,000.

     The following tables set forth certain statistical information with respect to the group II Initial Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                         GROUP II INITIAL MORTGAGE LOANS

                              ORIGINAL LOAN SELLER

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
ORIGINAL LOAN SELLER                                        LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Aames Capital Corporation.........................            172             $56,610,886            78.75%             8.305%
IndyMac Bank, F.S.B...............................             38              15,273,276            21.25              8.482
                                                              ---             -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................            210             $71,884,162           100.00%             8.343%
                                                              ===             ===========           ======              =====


                                                               WEIGHTED         WEIGHTED
                                                            AVERAGE STATED       AVERAGE
                                                            REMAINING TERM      ORIGINAL
ORIGINAL LOAN SELLER                                           (MONTHS)            LTV
--------------------------------------------------          --------------      --------
Aames Capital Corporation.........................                 357            77.16%
IndyMac Bank, F.S.B...............................                 344            72.45
                                                                   ---            -----
Total/Weighted Average/
   % of Mortgage Pool:............................                 354            76.16%
                                                                   ===            =====

                                  PRODUCT TYPES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
PRODUCT TYPES                                               LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed - 15 Year...................................              2           $     925,180             1.29%             8.006%
Fixed - 30 Year...................................              9               3,360,670             4.68              8.839
Balloon - 15/30...................................              1                 337,329             0.47              8.340
ARM - 6 Month.....................................              1                 374,316             0.52              9.500
ARM - 2 Year/6 Month..............................            107              39,718,846            55.25              8.289
ARM - 3 Year/6 Month..............................             71              24,684,637            34.34              8.295
ARM - 5 Year/6 Month..............................             18               1,512,222             2.10              8.840
ARM - 3 Year/1 Year...............................              1                 970,962             1.35              9.125
                                                              ---             -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................            210             $71,884,162           100.00%             8.343%
                                                              ===             ===========           ======              =====


                                                              WEIGHTED         WEIGHTED
                                                           AVERAGE STATED       AVERAGE
                                                           REMAINING TERM      ORIGINAL
PRODUCT TYPES                                                 (MONTHS)            LTV
--------------------------------------------------         --------------      --------
Fixed - 15 Year...................................                178             62.08%
Fixed - 30 Year...................................                359             78.27
Balloon - 15/30...................................                177             63.55
ARM - 6 Month.....................................                360             70.00
ARM - 2 Year/6 Month..............................                358             75.68
ARM - 3 Year/6 Month..............................                357             77.34
ARM - 5 Year/6 Month..............................                341             75.31
ARM - 3 Year/1 Year...............................                358             80.00
                                                                  ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................                354             76.16%
                                                                  ===             =====

                         GROUP II INITIAL MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF GROSS INTEREST RATES                               LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
6.000% - 6.999%...................................              8            $  3,326,841             4.63%             6.880%
7.000% - 7.999%...................................             69              26,643,316            37.06              7.669
8.000% - 8.999%...................................             87              28,829,421            40.11              8.516
9.000% - 9.999%...................................             32               9,835,152            13.68              9.383
10.000% - 10.999%.................................              9               2,416,215             3.36             10.356
11.000% - 11.999%.................................              3                 750,994             1.04             11.481
12.000% - 12.999%.................................              1                  39,989             0.06             12.000
14.000% - 14.999%.................................              1                  42,235             0.06             14.050
                                                              ---             -----------           ------             ------
Total/Weighted Average/
   % of Mortgage Pool:............................            210             $71,884,162           100.00%             8.343%
                                                              ===             ===========           ======              =====


                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF GROSS INTEREST RATES                                (MONTHS)            LTV
--------------------------------------------------        --------------      --------
6.000% - 6.999%...................................               357             75.00%
7.000% - 7.999%...................................               354             74.57
8.000% - 8.999%...................................               353             77.76
9.000% - 9.999%...................................               357             76.51
10.000% - 10.999%.................................               358             77.48
11.000% - 11.999%.................................               359             69.08
12.000% - 12.999%.................................               359             61.54
14.000% - 14.999%.................................               358             57.88
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Minimum:  6.625%
Maximum:  14.050%
Weighted Average:  8.343%

                         GROUP II INITIAL MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES                    LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
$25,001 - $50,000.................................               5           $    210,562             0.29%            11.071%
$50,001 - $75,000.................................               7                420,033             0.58              9.180
$75,001 - $100,000................................               6                516,582             0.72              8.913
$100,001 - $125,000...............................               7                759,029             1.06              9.121
$125,001 - $150,000...............................               5                715,206             0.99              9.344
$175,001 - $200,000...............................               1                180,801             0.25              8.990
$250,001 - $275,000...............................               1                254,890             0.35              8.500
$300,001 - $325,000...............................              34             10,637,006            14.80              8.363
$325,001 - $350,000...............................              41             13,956,198            19.41              8.397
$350,001 - $375,000...............................              23              8,330,579            11.59              8.624
$375,001 - $400,000...............................              28             10,792,717            15.01              8.332
$400,001 - $425,000...............................              15              6,249,172             8.69              8.201
$425,001 - $450,000...............................              11              4,821,751             6.71              8.003
$450,001 - $475,000...............................               5              2,304,018             3.21              8.600
$475,001 - $500,000...............................               9              4,435,366             6.17              7.769
$500,001 - $525,000...............................               3              1,549,215             2.16              7.624
$525,001 - $550,000...............................               4              2,173,517             3.02              7.931
$550,001 - $575,000...............................               1                558,526             0.78              8.500
>=$600,001........................................               4              3,018,993             4.20              8.509
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====



                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES                     (MONTHS)            LTV
--------------------------------------------------        --------------      --------
$25,001 - $50,000.................................               358             69.01%
$50,001 - $75,000.................................               334             65.53
$75,001 - $100,000................................               328             69.84
$100,001 - $125,000...............................               358             83.65
$125,001 - $150,000...............................               357             79.07
$175,001 - $200,000...............................               358             82.65
$250,001 - $275,000...............................               357             81.08
$300,001 - $325,000...............................               358             79.37
$325,001 - $350,000...............................               354             76.80
$350,001 - $375,000...............................               358             79.15
$375,001 - $400,000...............................               351             75.30
$400,001 - $425,000...............................               358             71.39
$425,001 - $450,000...............................               358             74.03
$450,001 - $475,000...............................               359             74.71
$475,001 - $500,000...............................               357             70.93
$500,001 - $525,000...............................               357             80.02
$525,001 - $550,000...............................               312             76.96
$550,001 - $575,000...............................               357             72.20
>=$600,001........................................               355             76.55
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Minimum:  $39,989
Maximum:  $970,962
Average:  $342,306

                         GROUP II INITIAL MORTGAGE LOANS

                         RANGE OF STATED ORIGINAL TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF STATED ORIGINAL TERMS                              LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
121 - 180.........................................              5            $  1,403,728             1.95%             8.172%
301 - 360.........................................            205              70,480,434            98.05              8.346
                                                              ---             -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................            210             $71,884,162           100.00%             8.343%
                                                              ===             ===========           ======              =====


                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF STATED ORIGINAL TERMS                               (MONTHS)            LTV
--------------------------------------------------        --------------      --------
121 - 180.........................................               178             63.14%
301 - 360.........................................               358             76.42
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Minimum:  180
Maximum:  360
Weighted Average:  356


                       RANGE OF AMORTIZING ORIGINAL TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF AMORTIZING ORIGINAL TERMS                          LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
121 - 180.........................................              4            $  1,066,399             1.48%             8.119%
301 - 360.........................................            206              70,817,763            98.52              8.346
                                                              ---             -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................            210             $71,884,162           100.00%             8.343%
                                                              ===             ===========           ======              =====


                                                            WEIGHTED         WEIGHTED
                                                         AVERAGE STATED       AVERAGE
                                                         REMAINING TERM      ORIGINAL
RANGE OF AMORTIZING ORIGINAL TERMS                          (MONTHS)            LTV
--------------------------------------------------       --------------      --------
121 - 180.........................................              178             63.01%
301 - 360.........................................              357             76.35
                                                                ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................              354             76.16%
                                                                ===             =====

Minimum:  180
Maximum:  360
Weighted Average:  356

                         GROUP II INITIAL MORTGAGE LOANS

                         RANGE OF STATED REMAINING TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF STATED REMAINING TERMS                             LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
169 - 180.........................................               5           $  1,403,728             1.95%             8.172%
337 - 348.........................................               1                625,557             0.87              9.990
349 - 360.........................................             204             69,854,877            97.18              8.331
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====


                                                           WEIGHTED         WEIGHTED
                                                        AVERAGE STATED       AVERAGE
                                                        REMAINING TERM      ORIGINAL
RANGE OF STATED REMAINING TERMS                            (MONTHS)            LTV
--------------------------------------------------       --------------      --------
169 - 180.........................................             178             63.14%
337 - 348.........................................             345             70.00
349 - 360.........................................             358             76.47
                                                               ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................             354             76.16%
                                                               ===             =====

Minimum:  177
Maximum:  360
Weighted Average:  354


                       RANGE OF AMORTIZING REMAINING TERMS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF AMORTIZING REMAINING TERMS                         LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
169 - 180.........................................               4           $  1,066,399             1.48%             8.119%
337 - 348.........................................               3              1,006,527             1.40              9.409
349 - 360.........................................             203             69,811,236            97.12              8.331
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====




                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF AMORTIZING REMAINING TERMS                          (MONTHS)            LTV
--------------------------------------------------         --------------      --------
169 - 180.........................................               178             63.01%
337 - 348.........................................               289             67.84
349 - 360.........................................               358             76.48
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Minimum:  177
Maximum:  360
Weighted Average:  355

                         GROUP II INITIAL MORTGAGE LOANS

                          RANGE OF ORIGINAL LTV RATIOS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF ORIGINAL LTV RATIOS                                LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
<= 40.00%.........................................               1          $     439,704             0.61%             7.990%
40.01% - 50.00%...................................               3              1,071,977             1.49              7.522
50.01% - 60.00%...................................              15              4,841,664             6.74              7.903
60.01% - 70.00%...................................              35             11,067,811            15.40              8.535
70.01% - 80.00%...................................             104             37,304,922            51.90              8.402
80.01% - 90.00%...................................              47             15,395,817            21.42              8.354
90.01% - 100.00%..................................               5              1,762,267             2.45              7.581
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====



                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF ORIGINAL LTV RATIOS                                 (MONTHS)            LTV
--------------------------------------------------         --------------      --------
<= 40.00%.........................................               359             35.76%
40.01% - 50.00%...................................               358             46.73
50.01% - 60.00%...................................               342             57.44
60.01% - 70.00%...................................               342             66.18
70.01% - 80.00%...................................               357             77.73
80.01% - 90.00%...................................               358             86.64
90.01% - 100.00%..................................               358             93.39
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Minimum:  35.76%
Maximum:  95.00%
Weighted Average:  76.16%


                             RANGE OF GROSS MARGINS

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF GROSS MARGINS                                      LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed Rate Loans..................................              12           $  4,623,180             6.43%             8.636%
<=5.000%..........................................              13              5,613,001             7.81              7.734
5.001% - 5.500%...................................              15              4,361,167             6.07              8.362
5.501% - 6.000%...................................              52             17,545,133            24.41              8.145
6.001% - 6.500%...................................              54             19,876,399            27.65              8.201
6.501% - 7.000%...................................              43             13,438,051            18.69              8.554
7.001% - 7.500%...................................              11              3,696,714             5.14              8.609
7.501% - 8.000%...................................               4              1,435,819             2.00              9.282
8.001% - 8.500%...................................               1                332,681             0.46             10.990
8.501% - 9.000%...................................               3                840,367             1.17             10.422
>9.000%...........................................               2                121,649             0.17             12.052
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====


                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF GROSS MARGINS                                       (MONTHS)            LTV
--------------------------------------------------        --------------      --------
Fixed Rate Loans..................................               309             73.96%
<=5.000%..........................................               357             73.81
5.001% - 5.500%...................................               358             74.89
5.501% - 6.000%...................................               356             75.90
6.001% - 6.500%...................................               358             75.53
6.501% - 7.000%...................................               358             79.19
7.001% - 7.500%...................................               358             76.23
7.501% - 8.000%...................................               357             81.06
8.001% - 8.500%...................................               359             80.00
8.501% - 9.000%...................................               357             74.27
>9.000%...........................................               357             60.01
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Non-Zero Minimum:  4.375%
Maximum:  9.700%
Non-Zero Weighted Average:  6.219%

                         GROUP II INITIAL MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                          NUMBER         AGGREGATE        % OF MORTGAGE        WEIGHTED
                                                            OF         CUT-OFF DATE     POOL BY AGGREGATE       AVERAGE
                                                         MORTGAGE        PRINCIPAL        CUT-OFF DATE      GROSS INTEREST
RANGE OF MINIMUM MORTGAGE RATES                            LOANS          BALANCE       PRINCIPAL BALANCE        RATE
--------------------------------------------------       --------     -------------     -----------------  --------------
Fixed Rate Loans...................................          12       $   4,623,180            6.43%            8.636%
<=5.000%...........................................           4           1,625,193            2.26             8.171
5.001% - 5.500%....................................           3           1,088,935            1.51             8.400
5.501% - 6.000%....................................           5           1,957,076            2.72             8.562
6.001% - 6.500%....................................           2           1,442,902            2.01             8.961
6.501% - 7.000%....................................          12           4,890,388            6.80             7.237
7.001% - 7.500%....................................          26          10,376,922           14.44             7.394
7.501% - 8.000%....................................          39          14,308,561           19.91             7.901
8.001% - 8.500%....................................          29          10,330,606           14.37             8.320
8.501% - 9.000%....................................          42          12,316,331           17.13             8.819
9.001% - 9.500%....................................          17           4,115,606            5.73             9.298
9.501% - 10.000%...................................           7           2,252,024            3.13             9.905
10.001% - 10.500%..................................           4           1,486,633            2.07            10.196
10.501% - 11.000%..................................           4             623,954            0.87            10.911
11.001% - 11.500%..................................           1              41,221            0.06            11.150
11.501% - 12.000%..................................           2             362,395            0.50            11.956
14.001% - 14.500%..................................           1              42,235            0.06            14.050
                                                            ---         -----------          ------             -----
Total/Weighted Average/
   % of Mortgage Pool:.............................         210         $71,884,162          100.00%            8.343%
                                                            ===         ===========          ======             =====


                                                             WEIGHTED           WEIGHTED
                                                          AVERAGE STATED        AVERAGE
RANGE OF MINIMUM MORTGAGE RATES                           REMAINING TERM        ORIGINAL
--------------------------------------------------           (MONTHS)             LTV
                                                          --------------      --------
Fixed Rate Loans...................................             309               73.96%
<=5.000%...........................................             359               76.67
5.001% - 5.500%....................................             359               75.09
5.501% - 6.000%....................................             358               74.49
6.001% - 6.500%....................................             358               78.36
6.501% - 7.000%....................................             357               70.77
7.001% - 7.500%....................................             357               72.63
7.501% - 8.000%....................................             358               77.00
8.001% - 8.500%....................................             358               78.99
8.501% - 9.000%....................................             356               78.57
9.001% - 9.500%....................................             358               78.33
9.501% - 10.000%...................................             354               73.88
10.001% - 10.500%..................................             357               77.32
10.501% - 11.000%..................................             358               74.21
11.001% - 11.500%..................................             358               75.00
11.501% - 12.000%..................................             359               73.51
14.001% - 14.500%..................................             358               57.88
                                                                ---               -----
Total/Weighted Average/
   % of Mortgage Pool:.............................             354               76.16%
                                                                ===               =====


Non-Zero Minimum:  5.000%
Maximum:  14.050%
Non-Zero Weighted Average:  8.028%

                         GROUP II INITIAL MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF MAXIMUM MORTGAGE RATES                             LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed Rate Loans..................................              12           $  4,623,180             6.43%             8.636%
<= 13.000%........................................              11              3,918,447             5.45              7.013
13.001% - 13.500%.................................              25              9,354,966            13.01              7.362
13.501% - 14.000%.................................              44             14,354,397            19.97              7.942
14.001% - 14.500%.................................              33             11,345,408            15.78              8.277
14.501% - 15.000%.................................              43             14,907,883            20.74              8.604
15.001% - 15.500%.................................              14              4,203,289             5.85              9.159
15.501% - 16.000%.................................              13              4,581,304             6.37              9.304
16.001% - 16.500%.................................               8              3,598,898             5.01              9.647
16.501% - 17.000%.................................               3                550,539             0.77             10.942
17.001% - 17.500%.................................               1                 41,221             0.06             11.150
17.501% - 18.000%.................................               2                362,395             0.50             11.956
20.001% - 20.500%.................................               1                 42,235             0.06             14.050
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====




                                                           WEIGHTED         WEIGHTED
                                                        AVERAGE STATED       AVERAGE
                                                        REMAINING TERM      ORIGINAL
RANGE OF MAXIMUM MORTGAGE RATES                            (MONTHS)            LTV
--------------------------------------------------       --------------      --------
Fixed Rate Loans..................................             309             73.96%
<= 13.000%........................................             357             75.36
13.001% - 13.500%.................................             357             74.25
13.501% - 14.000%.................................             356             76.94
14.001% - 14.500%.................................             358             78.18
14.501% - 15.000%.................................             358             76.17
15.001% - 15.500%.................................             358             79.98
15.501% - 16.000%.................................             356             74.02
16.001% - 16.500%.................................             358             74.21
16.501% - 17.000%.................................             358             74.77
17.001% - 17.500%.................................             358             75.00
17.501% - 18.000%.................................             359             73.51
20.001% - 20.500%.................................             358             57.88
                                                               ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................             354             76.16%
                                                               ===             =====

Non-Zero Minimum:  12.625%
Maximum:  20.050%
Non-Zero Weighted Average:  14.437%


                              INITIAL PERIODIC CAP

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
INITIAL PERIODIC CAP                                        LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Fixed Rate Loans..................................              12           $  4,623,180             6.43%             8.636%
1.000%............................................               2                459,585             0.64              9.365
2.000%............................................               2                693,961             0.97              9.156
3.000%............................................             176             63,709,523            88.63              8.282
5.000%............................................              18              2,397,914             3.34              8.958
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====



                                                            WEIGHTED         WEIGHTED
                                                         AVERAGE STATED       AVERAGE
                                                         REMAINING TERM      ORIGINAL
INITIAL PERIODIC CAP                                        (MONTHS)            LTV
--------------------------------------------------       --------------      --------
Fixed Rate Loans..................................              309             73.96%
1.000%............................................              326             70.93
2.000%............................................              358             77.49
3.000%............................................              357             76.30
5.000%............................................              354             77.22
                                                                ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................              354             76.16%
                                                                ===             =====

Non-Zero Minimum:  1.000%
Maximum:  5.000%
Non-Zero Weighted Average:  3.047%

                         GROUP II INITIAL MORTGAGE LOANS

                             SUBSEQUENT PERIODIC CAP

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
SUBSEQUENT PERIODIC CAP                                     LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------   --------------
Fixed Rate Loans..................................              12           $  4,623,180             6.43%             8.636%
1.000%............................................             193             64,824,768            90.18              8.304
1.500%............................................               2                690,677             0.96              8.571
2.000%............................................               1                970,962             1.35              9.125
3.000%............................................               2                774,576             1.08              8.674
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====


                                                            WEIGHTED         WEIGHTED
                                                         AVERAGE STATED       AVERAGE
                                                         REMAINING TERM      ORIGINAL
SUBSEQUENT PERIODIC CAP                                     (MONTHS)            LTV
--------------------------------------------------       --------------      --------
Fixed Rate Loans..................................              309             73.96%
1.000%............................................              357             76.38
1.500%............................................              358             71.09
2.000%............................................              358             80.00
3.000%............................................              358             70.09
                                                                ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................              354             76.16%
                                                                ===             =====

Non-Zero Minimum:  1.000%
Maximum:  3.000%
Non-Zero Weighted Average:  1.043%


                           NEXT RATE ADJUSTMENT DATES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
NEXT RATE ADJUSTMENT DATES                                  LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
January 2003......................................              1            $    374,316             0.52%             9.500%
April 2003........................................              1                 625,557             0.87              9.990
January 2004......................................              1                 498,297             0.69              7.990
February 2004.....................................              3               1,010,437             1.41              8.067
March 2004........................................             24               7,488,718            10.42              8.388
April 2004........................................             37              14,598,957            20.31              8.069
May 2004..........................................             29              10,874,437            15.13              8.513
June 2004.........................................             12               4,622,443             6.43              8.153
December 2004.....................................              1                 308,793             0.43              8.250
January 2005......................................              2                 828,504             1.15              7.589
February 2005.....................................              1                 710,886             0.99              6.625
March 2005........................................             20               7,297,843            10.15              8.180
April 2005........................................             34              11,184,444            15.56              8.296
May 2005..........................................             14               5,325,128             7.41              8.936
February 2007.....................................              1                  43,641             0.06              9.350
April 2007........................................             10                 777,654             1.08              8.948
May 2007..........................................              7                 690,927             0.96              8.687
Fixed Rate........................................             12               4,623,180             6.43              8.636
                                                              ---             -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................            210             $71,884,162           100.00%             8.343%
                                                              ===             ===========           ======              =====



                                                               WEIGHTED         WEIGHTED
                                                            AVERAGE STATED       AVERAGE
                                                            REMAINING TERM      ORIGINAL
NEXT RATE ADJUSTMENT DATES                                     (MONTHS)            LTV
--------------------------------------------------          --------------      --------
January 2003......................................                 360             70.00%
April 2003........................................                 345             70.00
January 2004......................................                 355             55.56
February 2004.....................................                 356             71.06
March 2004........................................                 357             78.13
April 2004........................................                 357             77.30
May 2004..........................................                 359             76.20
June 2004.........................................                 359             69.27
December 2004.....................................                 354             62.37
January 2005......................................                 354             71.84
February 2005.....................................                 356             79.14
March 2005........................................                 357             77.07
April 2005........................................                 358             80.09
May 2005..........................................                 359             73.88
February 2007.....................................                 356             70.00
April 2007........................................                 344             73.67
May 2007..........................................                 336             77.49
Fixed Rate........................................                 309             73.96
                                                                   ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................                 354             76.16%
                                                                   ===             =====

Non-Zero Weighted Average:  September 2004

                         GROUP II INITIAL MORTGAGE LOANS

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
GEOGRAPHIC DISTRIBUTION                                     LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
California........................................              95            $35,569,274            49.48%             8.318%
Florida...........................................              25              6,958,689             9.68              8.412
Washington........................................              12              4,397,466             6.12              7.774
New York..........................................              11              3,841,993             5.34              8.442
Virginia..........................................              10              3,566,066             4.96              7.831
New Jersey........................................               5              2,317,414             3.22              7.999
Texas.............................................               7              2,245,515             3.12              8.717
Connecticut.......................................               4              1,712,464             2.38              8.234
Colorado..........................................               4              1,377,008             1.92              8.722
Maryland..........................................               4              1,325,433             1.84              8.637
Massachusetts.....................................               3              1,126,524             1.57              9.028
Arizona...........................................               3                927,525             1.29              8.106
Nevada............................................               2                787,209             1.10              8.970
Hawaii............................................               4                782,797             1.09              8.443
Georgia...........................................               3                723,629             1.01              9.152
Other.............................................              18              4,225,157             5.88              8.779
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====


                                                              WEIGHTED         WEIGHTED
                                                           AVERAGE STATED       AVERAGE
                                                           REMAINING TERM      ORIGINAL
GEOGRAPHIC DISTRIBUTION                                       (MONTHS)            LTV
--------------------------------------------------         --------------      --------
California........................................                355             77.22%
Florida...........................................                355             76.24
Washington........................................                358             79.26
New York..........................................                340             71.79
Virginia..........................................                358             74.13
New Jersey........................................                358             72.27
Texas.............................................                358             82.99
Connecticut.......................................                357             74.15
Colorado..........................................                358             78.80
Maryland..........................................                359             78.38
Massachusetts.....................................                359             70.84
Arizona...........................................                359             77.36
Nevada............................................                358             75.89
Hawaii............................................                356             64.28
Georgia...........................................                344             77.77
Other.............................................                343             70.42
                                                                  ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................                354             76.16%
                                                                  ===             =====

Number of States/District of Columbia Represented:  28


                                    OCCUPANCY

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
OCCUPANCY                                                   LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Primary...........................................             200            $69,445,220            96.61%             8.329%
Investment........................................               4              1,281,094             1.78              9.327
Non-Owner Occupied................................               6              1,157,848             1.61              8.093
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====


                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
OCCUPANCY                                                    (MONTHS)            LTV
--------------------------------------------------        --------------      --------
Primary...........................................               354             76.18%
Investment........................................               359             73.56
Non-Owner Occupied................................               358             77.90
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

                         GROUP II INITIAL MORTGAGE LOANS

                                  PROPERTY TYPE

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
PROPERTY TYPE                                               LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Single Family Residence...........................             192            $65,862,556            91.62%             8.339%
Condo.............................................               9              2,678,957             3.73              8.297
Planned Unit Development..........................               5              2,001,271             2.78              8.697
2-4 Family........................................               3              1,285,428             1.79              8.038
Manufactured Housing..............................               1                 55,949             0.08              8.980
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====


                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
PROPERTY TYPE                                                (MONTHS)            LTV
--------------------------------------------------        --------------      --------
Single Family Residence...........................               354             76.25%
Condo.............................................               357             75.21
Planned Unit Development..........................               358             72.02
2-4 Family........................................               358             80.65
Manufactured Housing..............................               177             60.00
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====



                                  LOAN PURPOSE

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
LOAN PURPOSE                                                LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Refinance - Cashout...............................             143            $47,660,971            66.30%             8.359%
Purchase..........................................              43             15,692,707            21.83              8.177
Refinance - Rate Term.............................              24              8,530,484            11.87              8.559
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====




                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
LOAN PURPOSE                                                 (MONTHS)            LTV
--------------------------------------------------        --------------      --------
Refinance - Cashout...............................               354             74.61%
Purchase..........................................               357             79.61
Refinance - Rate Term.............................               350             78.43
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

                               DOCUMENTATION LEVEL

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
DOCUMENTATION LEVEL                                         LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
Full Documentation................................             140            $47,181,391            65.64%             8.307%
Stated Documentation..............................              50             17,001,343            23.65              8.444
Reduced Documentation.............................              20              7,701,427            10.71              8.338
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====



                                                              WEIGHTED         WEIGHTED
                                                           AVERAGE STATED       AVERAGE
                                                           REMAINING TERM      ORIGINAL
DOCUMENTATION LEVEL                                           (MONTHS)            LTV
--------------------------------------------------         --------------      --------
Full Documentation................................                354             78.15%
Stated Documentation..............................                356             74.45
Reduced Documentation.............................                351             67.71
                                                                  ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................                354             76.16%
                                                                  ===             =====

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness (the "Credit Scores"). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The following table sets forth information as to the Credit Scores of the related mortgagors obtained by the originator in connection with the origination of each mortgage loan.

                         GROUP I INITIAL MORTGAGE LOANS

                             RANGE OF CREDIT SCORES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE       WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE     GROSS INTEREST
RANGE OF CREDIT SCORES                                      LOANS              BALANCE        PRINCIPAL BALANCE       RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
476 - 500.........................................              15          $   1,576,926             0.33%             9.557%
501 - 525.........................................             290             32,595,264             6.85              9.725
526 - 550.........................................             516             59,463,433            12.49              9.620
551 - 575.........................................             714             81,565,548            17.14              9.359
576 - 600.........................................             710             82,979,905            17.44              8.832
601 - 625.........................................             766             94,105,457            19.77              8.687
626 - 650.........................................             486             58,505,804            12.29              8.412
651 - 675.........................................             257             34,757,395             7.30              8.277
676 - 700.........................................             100             12,673,878             2.66              8.223
701 - 725.........................................              57              7,606,074             1.60              7.907
726 - 750.........................................              42              6,280,535             1.32              8.010
751 - 775.........................................              25              2,840,594             0.60              7.885
776 - 800.........................................               9                833,190             0.18              8.113
Above 800.........................................               1                148,604             0.03              7.625
                                                             -----           ------------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................           3,988           $475,932,607           100.00%             8.914%
                                                             =====           ============           ======              =====



                                                            WEIGHTED          WEIGHTED
                                                         AVERAGE STATED        AVERAGE
                                                         REMAINING TERM       ORIGINAL
RANGE OF CREDIT SCORES                                      (MONTHS)             LTV
--------------------------------------------------       --------------      --------
476 - 500.........................................              357              72.56%
501 - 525.........................................              356              72.35
526 - 550.........................................              352              74.61
551 - 575.........................................              348              76.43
576 - 600.........................................              344              79.45
601 - 625.........................................              343              79.48
626 - 650.........................................              344              80.29
651 - 675.........................................              353              78.37
676 - 700.........................................              348              80.10
701 - 725.........................................              355              79.66
726 - 750.........................................              349              77.36
751 - 775.........................................              358              73.10
776 - 800.........................................              357              72.21
Above 800.........................................              357              62.50
                                                                ---              -----
Total/Weighted Average/
   % of Mortgage Pool:............................              348              77.79%
                                                                ===              =====

Minimum:  500
Maximum:  802
Weighted Average:  597

                         GROUP II INITIAL MORTGAGE LOANS

                             RANGE OF CREDIT SCORES

                                                                              AGGREGATE
                                                           NUMBER              CUT-OFF          % OF MORTGAGE        WEIGHTED
                                                             OF                 DATE          POOL BY AGGREGATE      AVERAGE
                                                          MORTGAGE            PRINCIPAL         CUT-OFF DATE      GROSS INTEREST
RANGE OF CREDIT SCORES                                      LOANS              BALANCE        PRINCIPAL BALANCE        RATE
--------------------------------------------------        --------          -------------     -----------------  --------------
476 - 500.........................................               3          $     286,049             0.40%             9.769%
501 - 525.........................................              14              3,183,601             4.43              8.991
526 - 550.........................................              18              6,251,810             8.70              8.965
551 - 575.........................................              24              7,775,505            10.82              8.582
576 - 600.........................................              35             13,029,493            18.13              8.636
601 - 625.........................................              43             15,478,310            21.53              8.044
626 - 650.........................................              28              9,579,918            13.33              8.006
651 - 675.........................................              18              5,977,069             8.31              8.273
676 - 700.........................................              15              6,408,777             8.92              8.046
701 - 725.........................................               5              1,754,093             2.44              7.944
726 - 750.........................................               4              1,135,435             1.58              7.525
751 - 775.........................................               2                674,339             0.94              8.161
776 - 800.........................................               1                349,765             0.49              8.000
                                                               ---            -----------           ------              -----
Total/Weighted Average/
   % of Mortgage Pool:............................             210            $71,884,162           100.00%             8.343%
                                                               ===            ===========           ======              =====



                                                             WEIGHTED         WEIGHTED
                                                          AVERAGE STATED       AVERAGE
                                                          REMAINING TERM      ORIGINAL
RANGE OF CREDIT SCORES                                       (MONTHS)            LTV
--------------------------------------------------        --------------      --------
476 - 500.........................................               357             70.82%
501 - 525.........................................               358             74.61
526 - 550.........................................               357             77.28
551 - 575.........................................               347             70.82
576 - 600.........................................               353             74.66
601 - 625.........................................               351             75.21
626 - 650.........................................               357             81.08
651 - 675.........................................               356             79.58
676 - 700.........................................               358             75.20
701 - 725.........................................               358             77.21
726 - 750.........................................               357             83.68
751 - 775.........................................               358             80.00
776 - 800.........................................               359             77.78
                                                                 ---             -----
Total/Weighted Average/
   % of Mortgage Pool:............................               354             76.16%
                                                                 ===             =====

Minimum:  479
Maximum:  777
Weighted Average:  611

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The pooling and servicing agreement will permit the trust to acquire Subsequent Mortgage Loans after the closing date with the funds on deposit in the Pre-Funding Accounts. It is expected that the total amount on deposit in the Pre-Funding Accounts on the closing date will be approximately $75,000,000. As a result of the foregoing, the statistical distribution of characteristics as of the pre-funding date for the actual aggregate mortgage pool will vary somewhat from the statistical distribution of the characteristics for the Initial Mortgage Loans as of the cut-off date as presented in this prospectus supplement, although the variance is not expected to be material.

     The obligation of the trust to purchase the Subsequent Mortgage Loans during the Pre-Funding Period is subject to the requirements that, following the purchase of the Subsequent Mortgage Loans, and with respect to the entire mortgage loan pool taking into account the purchased Subsequent Mortgage Loans:

     o    no more than 20.00% may be fixed-rate loans;

     o the weighted average original term to maturity may not exceed 360 months;

     o the weighted average gross coupon rate must not be less than 8.60%, or more than 9.10%;

     o the weighted average original loan-to-value ratio must not exceed 79%, and no more than 38.00% of the mortgage loans may have loan-to-value ratios in excess of 80%;

     o each group I mortgage loan must have a principal balance that conforms to the Freddie Mac guidelines and no mortgage loan may have a principal balance in excess of $1,000,000;

     o    at least 80% of the mortgage loans must have prepayment penalties;

     o the weighted average gross margin for the adjustable rate mortgage loans must be at least 6.45%; and

     o the weighted average credit score must be at least 590, and not more than 20.00% of the mortgage loans may have credit scores below 540.

     In addition, the Subsequent Mortgage Loans must have been originated or acquired by Aames Capital Corporation or IndyMac Bank, F.S.B.

     The pooling and servicing agreement will provide that any of the above requirements may be waived or modified in any respect upon prior written confirmation from each of Fitch, Moody's and S&P that the waiver or modification will not result in a downgrade or withdrawal of the initial ratings on the certificates.

                                  THE SERVICERS


GENERAL

     The information contained herein with regard to IndyMac Bank, F.S.B. and The Provident Bank, the servicers, has been provided by the servicers. None of the depositor, the underwriters, the trustee or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information. The servicers will service the mortgage loans in accordance with the pooling and servicing agreement.

     The Provident Bank. The Provident Bank, the main subsidiary of Provident Financial Group, Inc. (Nasdaq: PFGI), is a Cincinnati-based commercial banking and financial services company with full service banking operations in Ohio, northern Kentucky and southwestern Florida. Major business lines include commercial banking, retail banking and mortgage banking. The Provident Bank also provides commercial financing, equipment leasing and mortgage lending at a national level. As of June 30, 2002, Provident Financial Group, Inc. had approximately $15,673,874,000 in assets, approximately $14,725,673,000 in liabilities and approximately $948,201,000 in equity.

For the six month period ending June 30, 2002, Provident Financial Group, Inc. had earnings of approximately $57.1 million.

     The Provident Bank's mortgage banking business has loan servicing operations in both Cincinnati, Ohio and Atlanta, Georgia. A primary focus of The Provident Bank's mortgage banking business includes the servicing, special servicing and resolution of sub-performing and nonperforming residential and commercial mortgage loans, as well as the related development of loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

     The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by The Provident Bank's Atlanta servicing operation, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure and excluding mortgage loans that are subserviced by others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.


                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES


                                     AS OF DECEMBER 31, 1999                           AS OF DECEMBER 31, 2000
                          ----------------------------------------------    -----------------------------------------------
                                                  PERCENT                                            PERCENT
                          BY NO.                  BY NUMBER   PERCENT BY    BY NO.                   BY NUMBER   PERCENT BY
                            OF       BY DOLLAR        OF        DOLLAR        OF        BY DOLLAR        OF        DOLLAR
                           LOANS       AMOUNT       LOANS       AMOUNT       LOANS        AMOUNT       LOANS       AMOUNT
                          ------    ------------  ---------   ----------    -------    ------------  ---------   -----------
Total Portfolio.....      12,413    $837,540,232    100.0%      100.0%       7,935     $491,589,037    100.0%      100.0%
Period of Delinquency
 30-59 days.........       1,187    $ 77,892,325      9.6%        9.3%         247     $ 14,298,703      3.1%        2.9%
 60-89 days.........         346    $ 23,073,473      2.8%        2.8%          81     $  5,408,156      1.0%        1.1%
 90 days or more....         704    $ 46,588,836      5.7%        5.6%         408     $ 26,010,164      5.1%        5.3%
Total Delinquent
   Loans............       2,237    $147,554,634     18.0%       17.6%         736     $ 45,717,023      9.3%        9.3%
Loans in
   Foreclosure(1)...        (2)         (2)          (2)         (2)           122     $  9,500,000      1.5%        1.9%

------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

(2) The Provident Bank acquired the assets of the former servicer, Companion Mortgage Corporation, effective February 2000, and such data is not available for the year ended December 31, 1999.


                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES


                                     AS OF DECEMBER 31, 2001                           AS OF DECEMBER 31, 2002
                          ----------------------------------------------    -----------------------------------------------
                                                   PERCENT                                            PERCENT
                          BY NO.                  BY NUMBER   PERCENT BY    BY NO.                   BY NUMBER   PERCENT BY
                            OF       BY DOLLAR        OF        DOLLAR        OF        BY DOLLAR        OF        DOLLAR
                           LOANS       AMOUNT       LOANS       AMOUNT       LOANS        AMOUNT       LOANS       AMOUNT
                          ------    ------------  ---------   ----------    -------    ------------  ---------   -----------
Total Portfolio.........        7,009   $439,518,058    100.0%      100.0%    20,240   $2,349,967,909    100.0%       100.0%
Period of Delinquency
30-59 days..............          178   $ 10,119,475      2.5%        2.3%       337   $  28,552,165       1.7%         1.2%
60-89 days..............           71   $  5,169,631      1.0%        1.2%       142   $  14,243,571       0.7%         0.6%
90 days or more.........          165   $ 10,780,271      2.4%        2.5%     41339   $  38,879,505       2.0%         1.7%
Total Delinquent Loans..          414   $ 26,069,377      5.9%        5.9%       892   $  81,675,241       4.4%         3.5%
Loans in                          114   $  7,971,473      1.6%        1.8%       328   $  33,367,652       1.6%         1.4%
   Foreclosure(1).......

------------------

(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                                REAL ESTATE OWNED


                                     AS OF DECEMBER 31, 2000   AS OF DECEMBER 31, 2001     AS OF JUNE 30, 2002
                                     -----------------------   -----------------------   ----------------------
                                     BY NO.                     BY NO.                    BY NO.
                                       OF        BY DOLLAR        OF       BY DOLLAR        OF        BY DOLLAR
                                      LOANS       AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT
                                     --------  ------------    -------   -------------    -------   --------------
Total Portfolio.................       7,395   $491,589,037     7,009    $ 439,518,058    20,240    $2,349,967,909
Foreclosed Loans(1).............          71   $  3,947,152        31    $   2,235,337        58    $    5,792,605
Foreclosure Ratio(2)............        0.89%          0.80%     0.44%            0.51%     0.29%             0.25%

------------------

(1) For the purposes of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by The Provident Bank.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                           LOAN GAIN / LOSS EXPERIENCE


                                                           AS OF                AS OF                 AS OF
                                                     DECEMBER 31, 2000    DECEMBER 31, 2001       JUNE 30, 2002
                                                     -----------------    -----------------       ---------------
Total Portfolio(1).............................         $491,589,037        $439,518,058          $2,349,967,909
Net Gains/(Losses) (2).........................         $ (1,314,471)        $ (1,599,552)        $(1,161,638)
Net Gains/(Losses) as a Percentage
   of Total Portfolio..........................            0.27%                0.36%                   0.05%

------------------

(1) "Total Portfolio" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or Losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

     IndyMac Bank, F.S.B. IndyMac Bank, F.S.B. is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. IndyMac Bank, F.S.B.'s principal executive offices are located at 155 North Lake Avenue, Pasadena, California 91101.

     Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings") acquired SGV Bancorp, the holding company of First Federal Savings and Loan Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac, Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings, Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

     During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac, Inc. with direct servicing capabilities for mortgage loans, including sub-prime mortgage loans. Prior to that time, IndyMac, Inc. had servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac Bank, F.S.B. As of March 2002, IndyMac Bank, F.S.B. provided servicing for approximately $26.90 billion in conventional mortgages loans, of which approximately $2.14 billion were sub-prime mortgage loans.

TABLE 1 - CURRENT METHOD

                                        DECEMBER 31,      DECEMBER 31,        DECEMBER 31,          MARCH 31,
                                            1999              2000               2001                  2002
                                        ------------      ------------        ------------         -----------
Total Number of Sub-Prime
  Mortgage Loans in
  Portfolio.....................           7,890              14,144              18,596              18,434
Delinquent Mortgage Loans
  and Pending Foreclosures
  at Period End(1):

     30-59 days.................           1.60%              2.59%               3.04%               1.97%
     60-89 days.................           0.44               0.34                0.74                0.33
     90 days or more
     (excluding pending
     foreclosures)..............           0.51               0.45                1.33                1.08
                                        ---------           -------             --------             --------
       Total delinquencies......           2.55%              3.38%               5.11%               3.37%
                                        =========           =======             ========             ========
Foreclosures pending............           6.16%              4.69%              10.22%              11.13%
                                        ---------           -------             --------             --------
       Total delinquencies
          and foreclosures
          pending...............           8.72%              8.07%              15.33%              14.51%
                                        =========           =======             ========             ========

------------------

(1) As a percentage of the total number of sub-prime loans master serviced or serviced.


TABLE 2 - HISTORICAL METHOD


                                        DECEMBER 31,      DECEMBER 31,        DECEMBER 31,          MARCH 31,
                                            1999              2000               2001                  2002
                                        ------------      ------------        ------------         -----------
Total Number of Sub-Prime
  Mortgage Loans in
  Portfolio.....................           7,890              14,144              18,596              18,434
Delinquent Mortgage Loans
  and Pending Foreclosures
  at Period End(1):

     30-59 days.................           5.81%              8.80%               9.93%               7.45%
     60-89 days.................           1.60               2.59                3.04                1.97
     90 days or more
     (excluding pending
     foreclosures)..............           0.96               0.79                2.08                1.51
                                        ---------           -------             --------             --------
       Total delinquencies......           8.36%             12.17%              15.05%              10.93%
                                        =========           =======             ========             ========
Foreclosures pending............           6.16%              4.69%              10.22%              11.13%
                                        ---------           -------             --------             --------
       Total delinquencies
          and foreclosures
          pending...............          14.52%             16.86%              25.26%              22.06%
                                        =========           =======             ========             ========

------------------

(1) As a percentage of the total number of sub-prime loans master serviced or serviced.

                                   THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement.

                         DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in nine classes, the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class B-2, Class P, Class X and Class R certificates. Only the Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 certificates (collectively the "Offered Certificates") will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1 certificates will be referred to herein as the "LIBOR Certificates." The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected on or after the cut-off date,

     o such assets as from time to time are identified as REO property and collections thereon and proceeds thereof, and

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement.

     The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal or notional balance and integral multiples of $1 in excess thereof, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the certificate balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent an interest in the group I mortgage loans and the Class A-2 certificates generally represent an interest in the group II mortgage loans. The Class M and Class B certificates represent an interest in all of the mortgage loans.

BOOK-ENTRY REGISTRATION

     The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Clearstream Banking International or Euroclear Bank, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Clearstream Banking International will act as depositary for Clearstream and Euroclear Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing principal of $25,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicers, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DEFINITIVE CERTIFICATES

     The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the depositor is unable to locate a qualified successor or (b) the trustee, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

ASSIGNMENT OF THE INITIAL MORTGAGE LOANS

     Pursuant to mortgage loan purchase and warranties agreements, Aames Capital Corporation and IndyMac Bank, F.S.B. sold the Initial Mortgage Loans, without recourse, to Morgan Stanley Dean Witter Mortgage Capital Inc., an affiliate of the depositor. Morgan Stanley Dean Witter Mortgage Capital Inc. will sell the Initial Mortgage Loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date, together with certain rights of Morgan Stanley Dean Witter Mortgage Capital Inc. under the mortgage loan purchase and warranties agreements, insofar as they relate to the mortgage loans. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each Initial Mortgage Loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date, as well as certain rights under the mortgage loan purchase and warranties agreements assigned to the depositor by Morgan Stanley Dean Witter Mortgage Capital Inc. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such Initial Mortgage Loan on or after the cut-off date; provided, however, that Morgan Stanley Dean Witter Mortgage Capital Inc. will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each Initial Mortgage Loan prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such Initial Mortgage Loan prior to the cut-off date and (y) interest due and accrued on each Initial Mortgage Loan prior to the cut-off date.

ASSIGNMENT OF SUBSEQUENT MORTGAGE LOANS

     The trust may acquire Subsequent Mortgage Loans with the funds on deposit in either Pre-Funding Account at any time during the period (referred to as the "Pre-Funding Period") from the closing date until the earliest of,

     o the date on which the amount on deposit in any Pre-Funding Account is less than $100,000,

     o the date on which an event of default occurs under the terms of the pooling and servicing agreement, or

     o    the close of business on October 16, 2002.

     The amounts on deposit in the Pre-Funding Accounts will be reduced during this period by the amount used to purchase Subsequent Mortgage Loans in accordance with the terms of the pooling and servicing agreement. The seller expects that the amount on deposit in each Pre-Funding Account will be reduced to less than $100,000 by October 16, 2002. To the extent funds in the Pre-Funding Accounts are not used to purchase Subsequent Mortgage Loans during the Pre-Funding Period, such funds will be used to prepay principal on the LIBOR certificates on the following distribution date as described in this prospectus supplement. Subsequent Mortgage Loans will be transferred by the original loan sellers to the seller, transferred by the seller to the depositor and transferred by the depositor to the trust.

CAPITALIZED INTEREST ACCOUNT

     On the closing date, a portion of the sale proceeds of each class of offered certificates will be deposited in a capitalized interest account to be used by the trustee during the Pre-Funding Period to cover interest due on the portion of the principal balance of the certificates corresponding to the aggregate of the amounts held in each Pre-Funding Account as of the first day of the related interest accrual period at a rate equal to the weighted average of the interest rates, net of servicing and trustee fees, of the mortgage loans included in the related loan groups as of such day. Any amounts remaining in the capitalized interest account which are not used for these purposes will be released to the seller on the distribution date immediately following the end of the Pre-Funding Period.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

    In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on the closing date, with respect to each Initial Mortgage Loan and on the subsequent transfer date with respect to each Subsequent Mortgage Loan, the following documents which constitute the mortgage file:

     (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements;

     (b) the original of any guaranty executed in connection with the mortgage note;

     (c) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the originator, escrow company, title company, or closing attorney;

     (d) the mortgage assignment(s), or copies thereof certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee--which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

     (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

     (f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

     (g) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

     Pursuant to the pooling and servicing agreement, the trustee agrees to execute and deliver on or prior to the closing date, with respect to the Initial Mortgage Loans, and the subsequent transfer date, with respect to the Subsequent Mortgage Loans, an acknowledgment of receipt of the original mortgage note, item
(a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee agrees, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date, with respect to the Initial Mortgage Loans, and the subsequent transfer date, with respect to the Subsequent Mortgage Loans, - or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt by the trustee thereof - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be delivered to it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan; and

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description thereof as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the applicable original loan seller, the applicable servicer and the depositor in writing. The applicable original loan seller is required to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within the time frame set forth in the applicable mortgage loan purchase agreement, any original loan seller has not caused the defect to be remedied, the applicable original loan seller, unless otherwise directed by the depositor, will be required to either (a) substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the applicable servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other related expenses of the applicable servicer or trustee, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligation of the applicable original loan seller to cure such defect or to substitute or purchase any mortgage loan constitute the sole remedies available to the holders of the LIBOR Certificates and the trustee for such a material defect.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

  Pursuant to the mortgage loan purchase and warranties agreements, each of Aames Capital Corporation and IndyMac Bank, F.S.B. made certain representations and warranties with respect to each mortgage loan transferred by it to Morgan Stanley Dean Witter Mortgage Capital Inc., as of the date such mortgage loan was so transferred, including, but not limited to:

     (1) No payment required under the mortgage loan is 30 days or more delinquent nor has any payment under the mortgage loan been 30 days or more delinquent at any time since the origination of the mortgage loan;

     (2) There are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

     (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

     (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

     (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the underwriting guidelines of the applicable original loan seller;

     (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations;

     (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The applicable original loan seller has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the applicable original loan seller waived any default resulting from any action or inaction by the mortgagor;

     (8) The mortgage is a valid, subsisting, enforceable and perfected first lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

        (i) the lien of current real property taxes and assessments not yet due and payable;

        (ii)covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

        (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

     (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. To the best of the applicable original loan seller's knowledge, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

     (10) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance in conformity with the underwriting guidelines of the applicable original loan seller and each such title insurance policy is issued by a title insurer meeting the standards set forth in the underwriting guidelines of the applicable original loan seller and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable original loan seller, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of representation 8 above;

     (11) Other than payments due but not yet 30 days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the applicable original loan seller nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

     (12) Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: the applicable original loan seller meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of the applicable original loan seller in accordance with standards established by the applicable original loan seller, using application forms and related credit documents approved by the applicable original loan seller, (ii) the applicable original loan seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the applicable original loan seller agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by the applicable original loan seller, and
  (iv) such mortgage loan was actually funded by the applicable original loan seller and was purchased by the applicable original loan seller at closing or soon thereafter;

     (13) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

     (14) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (15) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

     (16) There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

     (17) No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

     (18) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, acceptable to the applicable original loan seller, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

     (19) None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994 and no mortgage loan is in violation of any comparable state law;

     (20) None of the mortgage loans have prepayment penalty periods in excess of five years; and

     (21) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of a certificateholder, a servicer, the depositor, agent or the trustee that any of the representations and warranties contained in the mortgage loan purchase and warranties agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties and the applicable original loan seller. Subject to certain provisions of the mortgage loan purchase and warranties agreements, within sixty days of the earlier to occur of the applicable original loan seller's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable original loan seller will,

     o    promptly cure such breach in all material respects,

     o remove each mortgage loan which has given rise to the requirement for action by the applicable original loan seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the applicable servicer on such distribution date the amount of such shortfall, or

     o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of the applicable servicer or trustee in connection therewith.

Notwithstanding the foregoing, pursuant to the terms of the mortgage loan purchase and warranties agreements, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the related mortgage loan purchase and warranties agreement or (ii) of a breach of the representations and warranties listed as numbers (19), (20) or (21) in the preceding paragraph, the applicable original loan seller will be required to repurchase the related mortgage loan at the purchase price within the time frame set forth in the related mortgage loan purchase and warranties agreement. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting therefrom any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the original loan sellers are obligated under the mortgage loan purchase and warranties agreements to indemnify the trust, as successor in interest to Morgan Stanley Dean Witter Mortgage Capital Inc., for any third-party claims arising out of a breach by the applicable original loan seller of representations or warranties regarding the mortgage loans. The obligations of the applicable original loan seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee and the depositor.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that each servicer shall establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining its collection account to invest the funds in its collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which such servicer is required to transfer the servicer remittance amount from its collection account to the distribution account, as described below.

     Each servicer is obligated to deposit or cause to be deposited in its collection account within two business days of receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices and Liquidation Proceeds;

     o all other amounts required to be deposited in its collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in its collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which each servicer will deposit or cause to be deposited the servicer remittance amount on the Servicer Remittance Date.

     With respect to each servicer, the servicer remittance amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans serviced by it, received by the servicer during the applicable Due Period;

     o all principal prepayments, Insurance Proceeds and Liquidation Proceeds, if any, collected by the servicer during the prior calendar month;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans serviced by it on the related due date; and

     o any other amounts required to be placed in the collection account of the applicable servicer pursuant to the pooling and servicing agreement,

     but excluding the following:

          (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

          (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

          (c) for such Servicer Remittance Date, the aggregate servicing fee;

          (d) all net income from eligible investments that are held in the collection account of the servicer for the account of the servicer;

          (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

          (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

          (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

          (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the applicable collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in August 2002, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at c/o DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

    As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

          (1) to interest on each class of certificates;

          (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "--Distributions of Interest and Principal";

          (3) to unpaid interest and Applied Realized Loss Amounts in the order and subject to the priorities described in this prospectus supplement under "--Distributions of Interest and Principal"; and

          (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth in this prospectus supplement under "--Distributions of Interest and Principal."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

  For any distribution date, the "Pass-Through Rate" for each class of LIBOR Certificates will be as set forth below:


          (a) for the Class A-1 certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class, (2) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group I mortgage loans (referred to as the "Group I Loan Cap") and (3) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the mortgage loans (referred to as the "WAC Cap");

          (b) for the Class A-2 certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class, (2) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans (referred to as the "Group II Loan Cap") and (3) the WAC Cap; and

          (c) for the Class M and Class B certificates equal to the lesser of
     (1) One-Month LIBOR plus the related fixed margin for that class and (2) the WAC Cap.

     The "fixed margin" for each class of LIBOR Certificates is as follows:
Class A-1, 0.430%; Class A-2, 0.300%; Class M-1, 0.700%; Class M-2, 1.250%;
Class B-1, 2.150% and Class B-2, 2.250%. On the distribution date immediately following the distribution date on which each servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean Up Call," and each distribution date thereafter the pass-through margin for each class of LIBOR Certificates shall increase to the following:
Class A-1, 0.860%; Class A-2, 0.600%; Class M-1, 1.050%; Class M-2, 1.875%;
Class B-1, 3.225% and Class B-2, 3.375%.

     The WAC Cap, Group I Loan Cap and Group II Loan Cap are calculated on an actual/360 basis.

     On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

      On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

          (i) to the holders of each class of LIBOR Certificates in the following order or priority:

               (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1 certificates, and
                    (2) from Interest Remittance Amounts related to the group II mortgage loans, to the Class A-2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-2 certificates; provided that if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clause (1) or (2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

               (b) to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

               (c) to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

               (d) to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date; and

               (e) to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

          (ii) (A) on each distribution date (a) before the related Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

               (a) to the Class A certificates, allocated between those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

               (b) sequentially to the Class M-1, Class M-2, Class B-1 and Class B-2 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (B) on each distribution date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

               (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated between those classes as described under

          "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

               (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 certificateholders, until their Class Certificate Balance has been reduced to zero;

               (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount to the Class M-2 certificateholders, until their Class Certificate Balance has been reduced to zero;

               (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above and to the Class M-2 certificates in clause (ii)(B)(c) above and (y) the Class B-1 Principal Distribution Amount to the Class B-1 certificateholders, until their Class Certificate Balance has been reduced to zero; and

               (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class B-1 certificateholders in clause (ii)(B)(d) above and (y) the Class B-2 Principal Distribution Amount to the Class B-2 certificateholders, until their Class Certificate Balance has been reduced to zero;

          (iii) any amount remaining after the distributions in clauses (i) and
     (ii) above shall be distributed in the following order of priority with respect to the certificates:

               (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

               (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

               (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

               (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

               (e) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

               (f) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

               (g) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

               (h) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

               (i) to the Excess Reserve Fund Account the amount of any Basis Risk Payment for that distribution date;

               (j) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk CarryForward Amount with respect to the LIBOR Certificates for that distribution date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

               (k) to the Class X certificates those amounts as described in the pooling and servicing agreement; and

               (l) to the holders of the Class R certificates, any remaining amount.

     In addition to the foregoing, (i) if any amounts remain on deposit in the Group I Pre-Funding Account at the end of the Pre-Funding Period, that remaining amount will be applied to the mandatory payment of the Class A-1 certificates on the distribution date following the end of the Pre-Funding Period and (ii) if any amounts remain on deposit in the Group II Pre-Funding Account at the end of the Pre-Funding Period, that remaining amount will be applied to the mandatory payment of the Class A-2 certificates on the distribution date following the end of the Pre-Funding Period.

     On each distribution date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing prepayment charges in respect of the mortgage loans received during the related prepayment period.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the certificates exceeds the Current Maximum Amount for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-2 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount."

     On any distribution date, any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or other similar state statutes and any prepayment interest shortfalls not covered by compensating interest payments from the servicers will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. THE HOLDERS OF THE LIBOR CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY PREPAYMENT INTEREST SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any distribution date will be allocated between the Class A-1 certificates and the Class A-2 certificates on a pro rata basis based on the Class A Principal Allocation Percentage for each of those classes for that distribution date; provided, however, that if the Class Certificate Balance of either class of Class A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of principal distributions distributable on all subsequent distribution dates will be distributed to the holders of the class of Class A certificates remaining outstanding until its Class Certificate Balance has been reduced to zero. Notwithstanding the foregoing, payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans and payments to the Class A-2 certificates will be made first from payments relating to the group II mortgage loans.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "Basis Risk Payment" for any distribution date will be the Basis Risk CarryForward Amount for that date, provided however that with respect to any distribution date the payment cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the group I Loan Cap, the group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass-Through

Rate not been subject to the group I Loan Cap, the group II Loan Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that distribution date based on the lesser of (1) the group I Loan Cap or group II Loan Cap, as applicable and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and interest accrued thereon at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the group I Loan Cap, the group II Loan Cap or the WAC Cap) is the "Basis Risk CarryForward Amount" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     The pooling and servicing agreement establishes an account (referred to as the "Excess Reserve Fund Account"), which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. The Excess Reserve Fund Account shall be funded from amounts otherwise to be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable distribution date.

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

     The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the LIBOR Certificates as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Amounts.

     With respect to any distribution date, the excess, if any, of (a) the Current Maximum Amount for that distribution date over (b) the Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary." As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the "Trigger Event" (as defined in the "Glossary") is in effect.

     Subordination Reduction Amount. In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, or in the event that an Excess Subordinated Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the Holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on that distribution date, would be, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date the trustee will make available to the depositor and each holder of a LIBOR Certificate a distribution report, based solely on information provided to the trustee by the servicers, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at http:\\www-apps.gis.deutsche-bank.com\invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee by written agreement, without notice to, or consent of, the holder of the LIBOR Certificates, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement; provided, that such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the LIBOR Certificates, adversely affect in any material respect the interests of any holder of the LIBOR Certificates; provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of the holder of such certificate, or change the rights or obligations of any other party to the pooling and servicing agreement without the consent of such party.

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicers and the trustee with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any certificate without the consent of holders of such certificates, or reduce the percentage of the LIBOR Certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the LIBOR Certificates.

                       THE POOLING AND SERVICING AGREEMENT

     IndyMac Bank, F.S.B. will act as servicer for approximately 21.43% of the Initial Mortgage Loans. The Provident Bank will act as the servicer for approximately 78.57% of the Initial Mortgage Loans. Any Subsequent Mortgage Loans acquired by the trust that were originated by IndyMac Bank, F.S.B. will be serviced by IndyMac Bank, F.S.B. and any Subsequent Mortgage Loans acquired by the trust that were originated by Aames Capital Corporation will be serviced by The Provident Bank. See "The Servicers" in this prospectus supplement. Each servicer will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for their activities as servicers under the pooling and servicing agreement, each servicer will be entitled, with respect to each mortgage loan serviced by it, to the servicing fee, which will be retained by the applicable servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee will be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. Each servicer will also be entitled to withdraw from the applicable collection account any net interest or other income earned on deposits therein. Each servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and shall not be entitled to reimbursement therefor except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for such mortgage loan on the outstanding principal balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.02% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of income earned on deposits in the distribution account.

P&I ADVANCES AND SERVICER ADVANCES

     P&I Advances. Each servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to its determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement therefor from the trust estate. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

     Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to its determination that such advance would be recoverable and that a similar mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration and protection of the mortgaged property,

     o    enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicers are reimbursable subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement therefor from the trust estate.

     Recovery of Advances. Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement including from the collection of principal and interest on the mortgage loans serviced by it that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or

P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from its collection account.

     Neither servicer shall be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

     Not later than the close of business on the business day immediately preceding each distribution date, each servicer is required to remit to the trustee a payment of compensating interest (not in excess of its monthly servicing fee) in respect of prepayment interest shortfalls and shall not have the right to reimbursement therefor.

SERVICER REPORTS

     On the 18th calendar day of each month (or if that day is not a business day, the immediately following business day), each servicer is required to deliver to the trustee, a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee.

     Each servicer is required to deliver to the trustee, and the rating agencies, not later than April 15th of each year, starting in 2003, an officer's certificate stating that,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the servicer to remedy such default.

     Not later than April 15th of each year, starting in 2003, each servicer, at its expense, is required to cause to be delivered to the trustee, and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     Each servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan serviced by it.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loans "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by either servicer for entering into an assumption agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which a servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the accompanying prospectus.

         HAZARD INSURANCE

     Each servicer is required to cause to be maintained for each mortgaged property serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the current principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer thereunder. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net liquidation proceeds or Insurance Proceeds, will ultimately be deposited in its collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by it. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the distribution account the sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The applicable servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase Net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

REMOVAL AND RESIGNATION OF THE SERVICER

  The trustee may, and shall at the direction of the majority of voting rights in the certificates, remove a servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a), (b),
(c), (d), (e), (f), (g) or (h) below. Each of the following constitutes a "servicer event of default":

          (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates evidencing percentage interests of at least 25%; or

          (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of forty-five days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, shall have been given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates evidencing percentage interests of at least 25% and (ii) actual knowledge of such failure by a servicing officer of the servicer; or


          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty days; or


          (d) the servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

          (e) the servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (f) failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after such Servicer Remittance Date; or

          (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any distribution date; or


          (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee and the depositor by the holders of certificates evidencing not less than 25% of the voting rights in the certificates.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, neither servicer may assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that the servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation shall become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     Upon removal or resignation of a servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates so request, the trustee shall appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the applicable collection account) as the predecessor servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

TERMINATION; OPTIONAL CLEAN-UP CALL

     Either servicer individually, or both servicers together, may purchase the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the Original Maximum Amount. Such purchase of the mortgage loans would result in the payment in full of the LIBOR Certificates on such distribution date.

     The trust shall also terminate upon notice to the trustee of either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement or (ii) mutual consent of the servicers and all certificateholders in writing; provided, however, that in no event shall the trust terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR AND THE SERVICERS

     The pooling and servicing agreement provides that neither the depositor, the servicers nor any of their directors, officers, employees or agents shall be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that neither the depositor nor the servicers will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's or a servicer's, as the case may be, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor and any director, officer, employee or agent of the depositor will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loans and any loss, liability or expense incurred by reason of the depositor's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     Neither the depositor nor the servicers are obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor and the servicers may undertake any action they deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor or a servicer undertakes any such action, the legal expenses and costs of such action and any resulting liability shall be expenses, costs and liabilities of the trust fund, and the depositor and the applicable servicer shall be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS


STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the Prepayment Assumption assumes rates of approximately 1.533% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.533% per annum (precisely 23/15% expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, 100% Prepayment Assumption assumes a constant prepayment rate of 23% per annum each month. The Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a Constant Prepayment Rate (CPR) of 25%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o    the closing date for the certificates occurs on July 25, 2002;

     o distributions on the certificates are made on the 25th day of each month, commencing in August 2002, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under "Prepayment Scenarios" below;

     o    prepayments include 30 days' interest thereon;

     o the optional termination is not exercised (except with respect to the weighted average life to call);

     o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the applicable Loan Index (subject to the applicable periodic rate cap and maximum interest rate), (b) the Six-Month LIBOR Index remains constant at 1.96%, (c) the One-Year CMT Index remains constant at 2.00% and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o    One-Month LIBOR remains constant at 1.84%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date (or commencing in September 2002 with respect to the Subsequent Mortgage Loans) and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs (or commencing in August 2002 with respect to the Subsequent Mortgage Loans);

     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page hereof;

     o the entire pre-funded amount is applied to the purchase of Subsequent Mortgage Loans;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

     o the aggregate amount on deposit in the Pre-Funding Accounts accrues interest for one month at One-Month LIBOR; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                      CUT-OFF
                                                        DATE
                                                       GROSS                STATED    ORIGINAL    REMAINING            NEXT
                                       PRINCIPAL     MORTGAGE    SERVICING REMAINING  AMORTIZA-  AMORTIZATION  GROSS   RATE
                         INDEX          BALANCE         RATE       FEE     TERM       TION TERM     TERM      MARGIN   RESET
  GROUP      TYPE         NAME            ($)           (%)        (%)     (MONTHS)   (MONTHS)    (MONTHS)      (%)    (MONTHS)
--------    ------   -------------   -------------   ---------   --------- ---------  ---------  -----------  ------   --------
Group I       ARM    6 Month LIBOR   28,809,288.78       9.448    0.535       357        359         357       6.780      33
Group I       ARM    6 Month LIBOR   67,493,615.23       8.999    0.583       357        360         357       6.700      33
Group I       ARM    6 Month LIBOR   77,877,126.97       8.510    0.538       357        360         357       6.238      21
Group I       ARM    6 Month LIBOR    5,070,125.61       9.198    0.520       356        359         356       7.250      32
Group I       ARM    6 Month LIBOR    6,081,895.14       9.692    0.545       356        359         356       6.915      33
Group I       ARM    6 Month LIBOR      675,366.75       9.151    0.662       357        360         357       6.187      21
Group I       ARM    6 Month LIBOR    3,672,853.41       9.185    0.520       357        360         357       6.704      21
Group I       ARM    6 Month LIBOR    4,030,924.22       9.375    0.520       358        360         358       7.436      33
Group I       ARM    6 Month LIBOR   17,907,067.08       9.018    0.545       358        360         358       6.454      22
Group I       ARM    6 Month LIBOR    3,443,930.20       8.787    0.603       357        360         357       6.925      32
Group I       ARM    6 Month LIBOR   31,939,351.30       9.137    0.553       358        359         358       6.556      34
Group I       ARM    6 Month LIBOR    1,425,925.87       8.971    0.520       355        360         355       6.734      31
Group I       ARM    6 Month LIBOR    2,356,012.07       9.561    0.520       357        360         357       7.062      33
Group I       ARM    6 Month LIBOR   39,817,673.92       8.707    0.549       357        360         357       6.794      32
Group I       ARM    6 Month LIBOR    1,714,260.33       9.144    0.709       358        360         358       6.810      20
Group I       ARM    6 Month LIBOR    1,166,223.23       9.062    0.520       357        360         357       6.848      21
Group I       ARM    6 Month LIBOR    2,433,481.45       9.181    0.520       357        360         357       7.448      33
Group I       ARM    6 Month LIBOR      490,481.36       9.029    0.520       357        360         357       6.843      21
Group I       ARM    6 Month LIBOR    4,435,129.05       8.855    0.605       356        359         356       6.466      21
Group I       ARM    6 Month LIBOR   12,028,716.53       9.458    0.535       356        359         356       6.729      33
Group I       ARM    6 Month LIBOR   14,279,536.90       8.693    0.566       357        360         357       6.558      21
Group I       ARM    6 Month LIBOR   10,594,196.61       9.292    0.520       358        360         358       6.418      22
Group I       ARM    6 Month LIBOR   13,095,630.02       9.183    0.543       357        359         357       6.972      33
Group I       ARM    6 Month LIBOR   30,739,302.12       8.538    0.530       358        359         358       6.367      22
Group I       ARM    6 Month LIBOR    4,522,571.70       9.183    0.546       358        360         358       6.892      33
Group I       ARM    6 Month LIBOR    6,875,943.29       8.620    0.520       359        360         359       6.632      22
Group I       ARM    6 Month LIBOR      918,563.25      10.655    0.520       358        360         358       7.741      33
Group I       ARM    6 Month LIBOR    1,170,320.31       9.815    0.625       359        360         359       7.571      34
Group I       ARM    6 Month LIBOR    2,412,408.27       9.351    0.520       359        360         359       6.789      22
Group I       ARM    6 Month LIBOR    2,579,195.37      10.179    0.520       359        360         359       6.896      34
Group I       ARM    6 Month LIBOR      618,603.42       8.930    0.685       358        360         358       6.778      21
Group I       ARM    6 Month LIBOR      444,171.49      10.636    0.520       359        360         359       6.918      22
Group I       ARM    6 Month LIBOR      780,494.49      10.022    0.520       358        360         358       7.118      33
Group I       ARM    6 Month LIBOR       57,474.56      10.000    0.520       359        360         359       8.500      22
Group I       ARM    6 Month LIBOR      600,772.91       8.781    0.520       359        360         359       6.573      22
Group I       ARM    6 Month LIBOR       99,908.68       8.700    0.520       358        360         358       8.100      21
Group I       ARM    6 Month LIBOR      546,746.74       8.710    0.520       359        360         359       6.159      34
Group I       ARM    6 Month LIBOR      973,773.37       9.410    0.520       359        360         359       6.852      22
Group I       ARM    6 Month LIBOR      374,542.12       9.067    0.876       359        360         359       6.098      22
Group I       ARM    6 Month LIBOR       76,339.76       9.840    0.520       358        360         358       6.650      21
Group I       ARM    6 Month LIBOR       41,987.57      11.850    0.520       359        360         359       6.380      22
Group I       ARM    6 Month LIBOR      348,243.53       8.507    0.520       283        284         283       7.651      22
Group I       ARM    6 Month LIBOR      399,769.86       8.750    0.520       359        360         359       6.445      34
Group I       ARM    6 Month LIBOR      294,138.91       8.990    0.520       359        360         359       6.250      22
Group I       ARM    6 Month LIBOR      968,746.42       9.659    0.520       354        357         354       6.442      20
Group I       ARM    6 Month LIBOR      116,816.90       7.250    0.520       358        360         358       4.500      21
Group I       ARM    6 Month LIBOR      138,734.66       9.338    0.520       357        360         357       6.255      33
Group I       ARM    6 Month LIBOR      239,715.96      10.575    0.520       357        360         357       7.000      32
Group I       ARM    6 Month LIBOR      384,232.34       8.279    0.520       358        360         358       6.387      21
Group I       ARM    6 Month LIBOR      508,039.70       8.531    0.520       357        360         357       6.254      32
Group I       ARM    6 Month LIBOR       91,893.74       8.750    0.520       358        360         358       7.500      21
Group I       ARM    6 Month LIBOR      237,366.99       9.618    0.520       358        360         358       6.346      33
Group I       ARM    6 Month LIBOR    1,996,950.02       8.212    0.520       358        360         358       6.732      21
Group I       ARM    6 Month LIBOR       95,887.77       9.589    0.520       358        360         358       7.867      33
Group I       ARM    6 Month LIBOR      475,601.14       8.392    0.520       357        360         357       6.315      21
Group I       ARM    6 Month LIBOR      292,227.11       9.770    0.520       358        360         358       6.875      33




                RATE     GROSS   GROSS   CURRENT     NEXT
               RESET     LIFE     LIFE   PERIODIC  PERIODIC
               FREQ      FLOOR    CAP      RATE    RATE CAP
  GROUP       (MONTHS)    (%)     (%)    CAP (%)      (%)
--------      --------   ------  ------  --------  -------
Group I           6      9.448   15.448   3.000     1.000
Group I           6      8.999   14.999   3.000     1.000
Group I           6      8.016   14.742   2.971     1.053
Group I           6      9.197   15.197   3.000     1.000
Group I           6      9.692   15.692   3.000     1.000
Group I           6      9.151   15.151   3.000     1.000
Group I           6      9.185   15.185   3.000     1.000
Group I           6      9.375   15.375   3.000     1.000
Group I           6      8.202   15.315   2.976     1.025
Group I           6      8.787   14.787   3.000     1.000
Group I           6      9.137   15.137   3.000     1.000
Group I           6      8.971   14.971   3.000     1.000
Group I           6      9.561   15.561   3.000     1.000
Group I           6      8.707   14.707   3.000     1.000
Group I           6      8.321   15.415   2.763     1.000
Group I           6      9.062   15.062   3.000     1.000
Group I           6      9.181   15.181   3.000     1.000
Group I           6      9.029   15.029   3.000     1.000
Group I           6      8.855   14.855   3.000     1.000
Group I           6      9.458   15.458   3.000     1.000
Group I           6      8.693   14.693   3.000     1.000
Group I           6      8.521   15.484   2.373     1.025
Group I           6      9.183   15.183   3.000     1.000
Group I           6      8.538   14.538   3.000     1.000
Group I           6      9.183   15.183   3.000     1.000
Group I           6      8.620   14.620   3.000     1.000
Group I           6     10.655   16.655   3.000     1.000
Group I           6      9.815   15.815   3.000     1.000
Group I           6      9.351   15.351   3.000     1.000
Group I           6     10.179   16.179   3.000     1.000
Group I           6      8.930   14.930   3.000     1.000
Group I           6     10.636   16.636   3.000     1.000
Group I           6     10.022   16.022   3.000     1.000
Group I           6     10.000   16.000   3.000     1.000
Group I           6      8.781   14.781   3.000     1.000
Group I           6      8.700   14.700   3.000     1.000
Group I           6      8.710   14.710   3.000     1.000
Group I           6      9.410   15.410   3.000     1.000
Group I           6      9.067   15.067   3.000     1.000
Group I           6      9.840   15.840   3.000     1.000
Group I           6     11.850   17.850   3.000     1.000
Group I           6      9.511   15.511   3.000     1.000
Group I           6      8.750   14.750   3.000     1.000
Group I           6      8.990   14.990   3.000     1.000
Group I           6      9.659   15.659   3.000     1.000
Group I           6      7.250   13.250   3.000     1.000
Group I           6      9.338   15.338   3.000     1.000
Group I           6     10.575   16.575   3.000     1.000
Group I           6      8.279   14.279   3.000     1.000
Group I           6      8.531   14.531   3.000     1.000
Group I           6      8.750   14.750   3.000     1.000
Group I           6      9.618   15.618   3.000     1.000
Group I           6      8.212   14.212   3.000     1.000
Group I           6      9.589   15.589   3.000     1.000
Group I           6      8.392   14.392   3.000     1.000
Group I           6      9.770   15.770   3.000     1.000

                                                      CUT-OFF
                                                        DATE
                                                       GROSS                STATED    ORIGINAL    REMAINING            NEXT
                                       PRINCIPAL     MORTGAGE    SERVICING REMAINING  AMORTIZA-  AMORTIZATION  GROSS   RATE
                         INDEX          BALANCE         RATE       FEE     TERM       TION TERM     TERM      MARGIN   RESET
  GROUP      TYPE         NAME            ($)           (%)        (%)     (MONTHS)   (MONTHS)    (MONTHS)      (%)    (MONTHS)
--------    ------   -------------   -------------   ---------   --------- ---------  ---------  -----------  ------   --------
Group I       ARM    1 Year CMT         152,867.07      10.250    0.520       358        360         358       6.250      34
Group I       ARM    1 Year CMT         553,516.13       8.169    0.520       358        360         358       5.357      34
Group I       ARM    1 Year CMT         189,774.85       8.625    0.520       358        360         358       4.875      34
Group I       ARM    1 Year CMT         336,804.05       8.716    0.520       359        359         359       5.571      36
Group I       ARM    6 Month LIBOR    3,007,669.68       8.614    0.520       358        360         358       6.190      21
Group I       FRM          NA         8,905,979.56       8.555    0.520       176        359         355        NA        NA
Group I       FRM          NA         8,995,982.19       8.668    0.520       176        360         356        NA        NA
Group I       FRM          NA            61,631.40       8.750    0.520       170        360         350        NA        NA
Group I       FRM          NA            74,246.83       9.340    0.520       176        360         356        NA        NA
Group I       FRM          NA         9,352,601.98       8.593    0.520       294        297         294        NA        NA
Group I       FRM          NA        10,820,140.95       9.144    0.520       309        312         309        NA        NA
Group I       FRM          NA        18,747,746.59       8.717    0.520       351        352         351        NA        NA
Group I       FRM          NA         2,075,931.74       9.061    0.520       303        304         303        NA        NA
Group I       FRM          NA           676,691.46       9.811    0.520       359        360         359        NA        NA
Group I       FRM          NA           720,726.38      10.873    0.520       359        360         359        NA        NA
Group II      ARM    6 Month LIBOR    7,303,449.46       8.220    0.520       357        360         357       6.618      33
Group II      ARM    6 Month LIBOR    6,828,965.09       8.273    0.645       357        360         357       6.255      33
Group II      ARM    6 Month LIBOR   20,531,424.45       8.103    0.543       357        360         357       6.150      21
Group II      ARM    6 Month LIBOR      711,012.30       9.217    0.520       358        360         358       6.208      22
Group II      ARM    6 Month LIBOR      878,988.97       8.714    0.520       358        360         358       6.336      21
Group II      ARM    6 Month LIBOR    6,566,796.06       8.404    0.520       359        360         359       5.990      22
Group II      ARM    6 Month LIBOR    5,314,057.68       8.623    0.590       358        360         358       6.140      22
Group II      ARM    6 Month LIBOR    1,203,605.02       7.878    0.520       358        360         358       6.113      33
Group II      ARM    6 Month LIBOR    2,159,014.74       8.686    0.520       359        360         359       6.196      35
Group II      ARM    6 Month LIBOR      499,725.75       8.980    0.520       359        360         359       6.130      34
Group II      ARM    6 Month LIBOR    1,126,523.72       9.028    0.520       359        360         359       6.707      34
Group II      ARM    6 Month LIBOR    4,764,084.49       8.119    0.520       357        360         357       6.372      32
Group II      ARM    6 Month LIBOR      137,736.95       8.632    0.520       248        249         248       5.780      58
Group II      ARM    6 Month LIBOR    3,215,146.16       7.893    0.520       357        360         357       6.129      20
Group II      ARM    6 Month LIBOR      483,912.64       8.651    0.520       357        360         357       6.173      39
Group II      ARM    6 Month LIBOR      924,648.37       8.799    0.520       346        349         346       5.972      57
Group II      ARM    6 Month LIBOR      138,443.75      10.800    0.520       357        360         357       5.625      20
Group II      ARM    6 Month LIBOR      135,806.05       9.700    0.520       357        360         357       6.880      20
Group II      ARM    6 Month LIBOR       42,234.71      14.050    0.520       358        360         358       9.630      33
Group II      ARM    6 Month LIBOR       79,413.98      10.990    0.520       357        360         357       9.700      32
Group II      ARM    6 Month LIBOR      625,557.33       9.990    0.520       345        360         345       5.625       9
Group II      ARM    6 Month LIBOR      365,556.23       7.990    1.720       357        360         357       6.870      21
Group II      ARM    6 Month LIBOR      319,453.87       8.840    0.520       357        361         357       6.500      19
Group II      ARM    6 Month LIBOR      643,543.88       7.819    0.520       357        360         357       6.425      33
Group II      ARM    1 Year CMT         970,961.55       9.125    0.520       358        360         358       6.500      34
Group II      ARM    6 Month LIBOR    1,290,918.95       8.548    0.520       359        360         359       6.056      18
Group II      FRM          NA           337,329.10       8.340    0.520       177        351         348        NA        NA
Group II      FRM          NA         1,456,616.92       8.500    0.520       359        360         359        NA        NA
Group II      FRM          NA         1,322,989.79       8.493    0.520       233        234         233        NA        NA
Group II      FRM          NA           387,365.55      11.125    0.520       359        360         359        NA        NA
Group II      FRM          NA           778,288.48       8.307    0.520       358        360         358        NA        NA
Group II      FRM          NA           340,589.86       7.990    0.520       358        360         358        NA        NA








              RATE     GROSS   GROSS   CURRENT     NEXT
             RESET     LIFE     LIFE   PERIODIC  PERIODIC
             FREQ      FLOOR    CAP      RATE    RATE CAP
  GROUP     (MONTHS)    (%)     (%)    CAP (%)      (%)
--------    --------   ------  ------  --------  -------
Group I        12      6.250   17.250   5.000     2.000
Group I        12      5.834   15.169   5.000     2.000
Group I        12      4.875   15.625   5.000     2.000
Group I        12      5.571   15.716   5.000     2.000
Group I         6      7.258   15.506   2.818     1.151
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group I        NA       NA       NA       NA        NA
Group II        6      8.220   14.254   3.028     1.024
Group II        6      8.273   14.255   3.036     1.000
Group II        6      7.709   14.292   2.984     1.054
Group II        6      9.217   15.217   2.472     1.000
Group II        6      8.714   14.714   3.000     1.000
Group II        6      8.404   14.404   3.000     1.000
Group II        6      7.505   15.135   3.000     1.114
Group II        6      7.878   13.878   3.000     1.000
Group II        6      8.686   14.636   3.100     1.000
Group II        6      8.980   14.980   3.000     1.000
Group II        6      9.028   15.028   3.000     1.000
Group II        6      8.119   14.119   3.000     1.000
Group II        6      8.632   13.632   2.524     1.000
Group II        6      7.893   13.893   3.000     1.000
Group II        6      8.651   14.410   3.482     1.000
Group II        6      8.799   13.799   5.000     1.000
Group II        6     10.800   16.800   3.000     1.000
Group II        6      9.700   15.700   3.000     1.000
Group II        6     14.050   20.050   3.000     1.000
Group II        6     10.990   16.990   3.000     1.000
Group II        6      9.990   15.990   3.000     1.000
Group II        6      7.990   13.990   3.000     1.000
Group II        6      8.840   14.840   3.000     1.000
Group II        6      7.819   13.819   3.000     1.000
Group II       12      6.500   16.125   5.000     2.000
Group II        6      6.056   15.548   2.420     1.000
Group II       NA       NA       NA       NA        NA
Group II       NA       NA       NA       NA        NA
Group II       NA       NA       NA       NA        NA
Group II       NA       NA       NA       NA        NA
Group II       NA       NA       NA       NA        NA
Group II       NA       NA       NA       NA        NA


SUBSEQUENT MORTGAGE LOANS

Group I       ARM    6 Month LIBOR    6,238,409.40       9.334    0.542       360        360         360       6.779      36
Group I       ARM    6 Month LIBOR    4,832,995.55       8.905    0.577       360        360         360       6.764      36
Group I       ARM    6 Month LIBOR    2,174,167.67       8.980    0.546       360        360         360       6.700      36
Group I       ARM    6 Month LIBOR    4,204,157.65       8.528    0.542       360        360         360       6.368      24
Group I       ARM    6 Month LIBOR    3,806,297.20       8.722    0.542       360        360         360       6.523      24
Group I       ARM    6 Month LIBOR      402,810.43       8.612    0.611       360        360         360       6.693      24


Group I         6      9.334   15.334   3.000     1.000
Group I         6      8.905   14.905   3.000     1.000
Group I         6      8.980   14.980   3.000     1.000
Group I         6      8.528   14.528   3.000     1.000
Group I         6      8.727   14.727   3.000     1.000
Group I         6      8.612   14.612   3.000     1.000

                                      S-84

                                                      CUT-OFF
                                                        DATE
                                                       GROSS                STATED    ORIGINAL    REMAINING            NEXT
                                       PRINCIPAL     MORTGAGE    SERVICING REMAINING  AMORTIZA-  AMORTIZATION  GROSS   RATE
                         INDEX          BALANCE         RATE       FEE     TERM       TION TERM     TERM      MARGIN   RESET
  GROUP      TYPE         NAME            ($)           (%)        (%)     (MONTHS)   (MONTHS)    (MONTHS)      (%)    (MONTHS)
--------    ------   -------------   -------------   ---------   --------- ---------  ---------  -----------  ------   --------
Group II      ARM    6 Month LIBOR      599,048.91       8.099    0.559       360        360         360       6.454      36
Group II      ARM    6 Month LIBOR      251,538.43       8.509    0.636       360        360         360       6.390      36
Group II      ARM    6 Month LIBOR      995,691.30       8.048    0.549       360        360         360       6.106      24
Group II      ARM    6 Month LIBOR      674,984.40       8.709    0.554       360        360         360       6.174      24
Group II      ARM    6 Month LIBOR      655,008.34       8.354    0.520       360        360         360       6.351      36
Group II      ARM    6 Month LIBOR      164,890.72       8.023    0.520       360        360         360       6.410      24
Group I       ARM    6 Month LIBOR    9,352,191.88       8.628    0.520       360        360         360       5.901      24
Group I       ARM    6 Month LIBOR    4,643,777.53       9.372    0.520       360        360         360       6.480      24
Group I       ARM    6 Month LIBOR    3,071,411.06       9.070    0.520       360        360         360       6.018      24
Group I       FRM          NA         4,339,138.17       8.613    0.520       297        297         297        NA        NA
Group I       FRM          NA         5,020,002.64       9.164    0.520       312        312         312        NA        NA
Group I       FRM          NA           675,797.18       8.520    0.520       360        360         360        NA        NA
Group I       FRM          NA           613,800.90       8.513    0.520       234        234         234        NA        NA
Group I       FRM          NA           361,086.81       8.327    0.520       360        360         360        NA        NA
Group I       FRM          NA           158,016.61       8.010    0.520       360        360         360        NA        NA
Group I       FRM          NA         4,131,927.77       8.575    0.520       180        360         360        NA        NA
Group I       FRM          NA         4,173,684.48       8.688    0.520       180        360         360        NA        NA
Group II      ARM    1 Year CMT         450,477.45       9.145    0.520       360        360         360       6.500      36
Group II      ARM    6 Month LIBOR    2,292,231.67       8.208    0.520       360        360         360       6.140      24
Group II      ARM    6 Month LIBOR    1,263,016.42       8.277    0.520       360        360         360       5.598      24
Group II      ARM    6 Month LIBOR      598,921.64       8.568    0.520       360        360         360       4.389      18
Group II      FRM          NA         8,698,013.99       8.737    0.520       352        352         352        NA        NA
Group II      FRM          NA           156,503.80       8.360    0.520       180        351         351        NA        NA



                RATE     GROSS   GROSS   CURRENT     NEXT
               RESET     LIFE     LIFE   PERIODIC  PERIODIC
               FREQ      FLOOR    CAP      RATE    RATE CAP
  GROUP       (MONTHS)    (%)     (%)    CAP (%)      (%)
--------      --------   ------  ------  --------  -------
Group II         6      8.099     14.076   3.046     1.000
Group II         6      8.509     14.509   3.000     1.000
Group II         6      8.048     14.048   3.000     1.000
Group II         6      8.709     14.709   3.000     1.000
Group II         6      8.354     14.331   3.014     1.000
Group II         6      8.023     14.023   3.000     1.000
Group I          6      6.699     15.504   2.886     1.204
Group I          6      8.535     15.555   2.336     1.026
Group I          6      6.843     15.852   2.934     1.067
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group I         NA       NA         NA       NA        NA
Group II        12      6.500     16.125   5.000     2.000
Group II         6      6.550     14.974   2.936     1.226
Group II         6      6.075     15.257   3.000     1.222
Group II         6      6.056     15.548   2.420     1.000
Group II        NA       NA         NA       NA        NA
Group II        NA       NA         NA       NA        NA


     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

GENERAL

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the LIBOR Certificates, and particularly the Class M and Class B certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Realized Losses in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

     In general, a "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. A "liquidated mortgage loan" is a defaulted mortgage loan as to which the applicable servicer has determined that all recoverable liquidation and insurance proceeds have been received.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by either servicer). Because certain of the mortgage loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after the origination thereof. The prepayment experience of the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the applicable Loan Index. It is possible that a decrease in the applicable Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the group I Loan Cap, the group II Loan Cap and the WAC Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. Unless and until the Subordinated Amount equals the Specified Subordinated Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

CLASS M AND CLASS B CERTIFICATES

     The Class M and Class B certificates provide credit enhancement for the certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B certificates, in reverse order of their relative payment priorities (with Class B-2 certificates having the lowest priority, then Class B-1 certificates, then Class M-2 certificates, and then Class M-1 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of Class M and Class B certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the LIBOR Certificates include the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

     For all purposes, the Class B-2 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES

     The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above in this prospectus supplement and "Yield Considerations" in the prospectus.

     In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

PREPAYMENT SCENARIOS


                                      SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                      ----------      -----------     ------------      -----------      ----------
Fixed-rate mortgage loans (% of
   Prepayment Assumption).......           0%            75%             100%             125%             150%
Adjustable-rate mortgage loans
   (% of Prepayment Assumption).           0%            75%             100%             125%             150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)



                                                            CLASS A-2                              CLASS M-1
             DISTRIBUTION DATE                         PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                              -------------------------------------    -----------------------------------
                                                I      II      III     IV       V       I      II      III     IV      V
                                               ----   ----    ----    ----     ----    ---     ---     ---     ---    ---
Initial Percentage........................     100     100     100     100     100     100     100     100     100    100
July 2003.................................      99      79      72      65      58     100     100     100     100    100
July 2004.................................      98      59      48      38      28     100     100     100     100    100
July 2005.................................      97      43      30      19       9     100     100     100     100    100
July 2006.................................      95      34      25      18       9     100      87      64      46     78
July 2007.................................      94      27      19      12       8     100      70      47      31     20
July 2008.................................      93      22      14       9       5     100      56      35      21     12
July 2009.................................      91      18      10       6       3     100      45      26      15      8
July 2010.................................      89      14       8       4       2     100      36      19      10      5
July 2011.................................      87      11       6       3       1     100      29      14       7      1
July 2012.................................      85       9       4       2       1     100      23      11       5      0
July 2013.................................      83       7       3       1       0     100      19       8       1      0
July 2014.................................      80       6       2       1       0     100      15       6       0      0
July 2015.................................      78       5       2       0       0     100      12       4       0      0
July 2016.................................      75       4       1       0       0     100       9       1       0      0
July 2017.................................      71       3       1       0       0     100       7       0       0      0
July 2018.................................      67       2       0       0       0     100       5       0       0      0
July 2019.................................      64       2       0       0       0     100       4       0       0      0
July 2020.................................      60       1       0       0       0     100       2       0       0      0
July 2021.................................      55       1       0       0       0     100       0       0       0      0
July 2022.................................      50       1       0       0       0     100       0       0       0      0
July 2023.................................      45       0       0       0       0     100       0       0       0      0
July 2024.................................      40       0       0       0       0      99       0       0       0      0
July 2025.................................      36       0       0       0       0      89       0       0       0      0
July 2026.................................      32       0       0       0       0      78       0       0       0      0
July 2027.................................      28       0       0       0       0      67       0       0       0      0
July 2028.................................      23       0       0       0       0      55       0       0       0      0
July 2029.................................      18       0       0       0       0      42       0       0       0      0
July 2030.................................      12       0       0       0       0      28       0       0       0      0
July 2031.................................       6       0       0       0       0      13       0       0       0      0
July 2032.................................       0       0       0       0       0       0       0       0       0      0
Weighted Average Life to Maturity
   (years)(2).............................     19.05    4.00    2.99    2.29    1.76   26.24    7.73    5.86    4.98   4.77
Weighted Average Life to Call
   (years)(2)(3)..........................     18.99    3.70    2.74    2.10    1.60   26.11    7.05    5.30    4.55   4.42

------------------

(1)  Rounded to the nearest whole percentage.

(2) The weighed average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                            CLASS M-2                              CLASS B-1
             DISTRIBUTION DATE                         PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                              -------------------------------------    -----------------------------------
                                                I      II      III     IV       V       I      II      III     IV      V
                                               ----   ----    ----    ----     ----    ---     ---     ---     ---    ---
                                                I      II      III     IV       V       I      II      III     IV      V
Initial Percentage........................     100     100     100     100     100     100     100     100     100    100
July 2003.................................     100     100     100     100     100     100     100     100     100    100
July 2004.................................     100     100     100     100     100     100     100     100     100    100
July 2005.................................     100     100     100     100     100     100     100     100     100    100
July 2006.................................     100      87      64      46      32     100      87      64      46     32
July 2007.................................     100      70      47      31      20     100      70      47      31     20
July 2008.................................     100      56      35      21      12     100      56      35      21      9
July 2009.................................     100      45      26      15       8     100      45      26      12      1
July 2010.................................     100      36      19      10       2     100      36      19       5      0
July 2011.................................     100      29      14       6       0     100      29      12       0      0
July 2012.................................     100      23      11       1       0     100      23       6       0      0
July 2013.................................     100      19       8       0       0     100      19       1       0      0
July 2014.................................     100      15       4       0       0     100      13       0       0      0
July 2015.................................     100      12       0       0       0     100       8       0       0      0
July 2016.................................     100       9       0       0       0     100       4       0       0      0
July 2017.................................     100       7       0       0       0     100       0       0       0      0
July 2018.................................     100       3       0       0       0     100       0       0       0      0
July 2019.................................     100       0       0       0       0     100       0       0       0      0
July 2020.................................     100       0       0       0       0     100       0       0       0      0
July 2021.................................     100       0       0       0       0     100       0       0       0      0
July 2022.................................     100       0       0       0       0     100       0       0       0      0
July 2023.................................     100       0       0       0       0     100       0       0       0      0
July 2024.................................      99       0       0       0       0      99       0       0       0      0
July 2025.................................      89       0       0       0       0      89       0       0       0      0
July 2026.................................      78       0       0       0       0      78       0       0       0      0
July 2027.................................      67       0       0       0       0      67       0       0       0      0
July 2028.................................      55       0       0       0       0      55       0       0       0      0
July 2029.................................      42       0       0       0       0      42       0       0       0      0
July 2030.................................      28       0       0       0       0      28       0       0       0      0
July 2031.................................      13       0       0       0       0       9       0       0       0      0
July 2032.................................       0       0       0       0       0       0       0       0       0      0
Weighted Average Life to Maturity
   (years)(2).............................     26.23    7.65    5.77    4.78    4.31   26.20    7.43    5.57    4.56   4.01
Weighted Average Life to Call (years)(2)(3)    26.11    7.05    5.28    4.40    4.00   26.11    7.05    5.26    4.33   3.82

------------------

(1)  Rounded to the nearest whole percentage.

(2) The weighed average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                            CLASS B-2
             DISTRIBUTION DATE                         PREPAYMENT SCENARIO
                                               ------------------------------------
                                                I      II      III     IV       V
                                               ---    ----     ---     ---     ---
Initial Percentage........................     100     100     100     100     100
July 2003.................................     100     100     100     100     100
July 2004.................................     100     100     100     100     100
July 2005.................................     100     100     100     100     100
July 2006.................................     100      87      64      46      32
July 2007.................................     100      70      47      31       5
July 2008.................................     100      56      35       9       0
July 2009.................................     100      45      22       0       0
July 2010.................................     100      36       4       0       0
July 2011.................................     100      29       0       0       0
July 2012.................................     100      14       0       0       0
July 2013.................................     100       1       0       0       0
July 2014.................................     100       0       0       0       0
July 2015.................................     100       0       0       0       0
July 2016.................................     100       0       0       0       0
July 2017.................................     100       0       0       0       0
July 2018.................................     100       0       0       0       0
July 2019.................................     100       0       0       0       0
July 2020.................................     100       0       0       0       0
July 2021.................................     100       0       0       0       0
July 2022.................................     100       0       0       0       0
July 2023.................................     100       0       0       0       0
July 2024.................................      99       0       0       0       0
July 2025.................................      89       0       0       0       0
July 2026.................................      78       0       0       0       0
July 2027.................................      67       0       0       0       0
July 2028.................................      55       0       0       0       0
July 2029.................................      42       0       0       0       0
July 2030.................................      27       0       0       0       0
July 2031.................................       0       0       0       0       0
July 2032.................................       0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2).............................     26.07    6.92    5.18    4.22    3.70
Weighted Average Life to Call (years)(2)(3)    26.07    6.92    5.17    4.21    3.69

------------------

(1)  Rounded to the nearest whole percentage.

(2) The weighed average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE

     Assuming that prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (i.e., Scenario III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR, the Six-Month LIBOR Index and the One-Year CMT Index each remain constant at 20%, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         SCHEDULE OF AVAILABLE FUNDS AND
               SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)


 DISTRIBUTION DATE    CLASS A-2 CAP (%)   CLASS M-1 CAP (%)   CLASS M-2 CAP (%)  CLASS B-1 CAP (%)   CLASS B-2 CAP (%)
----------------------------------------------------------------------------------------------------------------------
                         ACTUAL/360          ACTUAL/360          ACTUAL/360          ACTUAL/360         ACTUAL/360
      7/25/02                --                  --                  --                 --                  --
      8/25/02              6.72                7.27                7.27               7.27                7.27
      9/25/02              7.82                8.02                8.02               8.02                8.02
     10/25/02              8.09                8.29                8.29               8.29                8.29
     11/25/02              7.83                8.02                8.02               8.02                8.02
     12/25/02              8.10                8.29                8.29               8.29                8.29
      1/25/03              7.85                8.02                8.02               8.02                8.02
      2/25/03              7.85                8.02                8.02               8.02                8.02
      3/25/03              8.70                8.88                8.88               8.88                8.88
      4/25/03              7.87                8.02                8.02               8.02                8.02
      5/25/03              8.15                8.29                8.29               8.29                8.29
      6/25/03              7.90                8.02                8.02               8.02                8.02
      7/25/03              8.17                8.29                8.29               8.29                8.29
      8/25/03              7.91                8.02                8.02               8.02                8.02
      9/25/03              7.92                8.02                8.02               8.02                8.02
     10/25/03              8.19                8.29                8.29               8.29                8.29
     11/25/03              7.94                8.03                8.03               8.03                8.03
     12/25/03              8.22                8.29                8.29               8.29                8.29
      1/25/04              7.96                8.03                8.03               8.03                8.03
      2/25/04              8.00                8.03                8.03               8.03                8.03
      3/25/04              8.59                8.59                8.59               8.59                8.59
      4/25/04              8.14                8.06                8.06               8.06                8.06
      5/25/04              9.15                8.94                8.94               8.94                8.94
      6/25/04              9.27                9.02                9.02               9.02                9.02
      7/25/04              9.59                9.32                9.32               9.32                9.32
      8/25/04              9.31                9.02                9.02               9.02                9.02
      9/25/04              9.51                9.16                9.16               9.16                9.16
     10/25/04              9.87                9.47                9.47               9.47                9.47
     11/25/04              9.82                9.37                9.37               9.37                9.37
     12/25/04             10.32                9.82                9.82               9.82                9.82
      1/25/05             10.00                9.50                9.50               9.50                9.50
      2/25/05             10.04                9.50                9.50               9.50                9.50
      3/25/05             11.21               10.59               10.59              10.59               10.59
      4/25/05             10.37                9.82                9.82               9.82                9.82
      5/25/05             11.60               11.10               11.10              11.10               11.10
      6/25/05             11.52               11.05               11.05              11.05               11.05
      7/25/05             12.00               11.43               11.43              11.43               11.43
      8/25/05             25.28               11.07               11.07              11.07               11.07
      9/25/05             13.33               11.19               11.19              11.19               11.19
     10/25/05             13.81               11.66               11.66              11.66               11.66
     11/25/05             13.76               11.73               11.73              11.73               11.73
     12/25/05             14.34               12.31               12.31              12.31               12.31

 DISTRIBUTION DATE    CLASS A-2 CAP (%)   CLASS M-1 CAP (%)   CLASS M-2 CAP (%)  CLASS B-1 CAP (%)   CLASS B-2 CAP (%)
----------------------------------------------------------------------------------------------------------------------
                         ACTUAL/360          ACTUAL/360          ACTUAL/360          ACTUAL/360         ACTUAL/360
      1/25/06             13.88               11.91               11.91              11.91               11.91
      2/25/06             13.89               11.91               11.91              11.91               11.91
      3/25/06             15.48               13.28               13.28              13.28               13.28
      4/25/06             14.04               12.07               12.07              12.07               12.07
      5/25/06             14.72               12.74               12.74              12.74               12.74
      6/25/06             14.31               12.41               12.41              12.41               12.41
      7/25/06             14.80               12.82               12.82              12.82               12.82
      8/25/06             14.33               12.41               12.41              12.41               12.41
      9/25/06             14.37               12.45               12.45              12.45               12.45
     10/25/06             14.91               12.95               12.95              12.95               12.95
     11/25/06             14.61               12.77               12.77              12.77               12.77
     12/25/06             15.13               13.25               13.25              13.25               13.25
      1/25/07             14.65               12.83               12.83              12.83               12.83
      2/25/07             14.65               12.82               12.82              12.82               12.82
      3/25/07             16.24               14.22               14.22              14.22               14.22
      4/25/07             14.67               12.84               12.84              12.84               12.84
      5/25/07             15.20               13.28               13.28              13.28               13.28
      6/25/07             14.71               12.85               12.85              12.85               12.85
      7/25/07             15.20               13.28               13.28              13.28               13.28
      8/25/07             14.71               12.85               12.85              12.85               12.85
      9/25/07             14.71               12.85               12.85              12.85               12.85
     10/25/07             15.20               13.27               13.27              13.27               13.27
     11/25/07             14.71               12.84               12.84              12.84               12.84
     12/25/07             15.20               13.27               13.27              13.27               13.27
      1/25/08             14.71               12.84               12.84              12.84               12.84
      2/25/08             14.71               12.84               12.84              12.84               12.84
      3/25/08             15.72               13.72               13.72              13.72               13.72
      4/25/08             14.71               12.84               12.84              12.84               12.84
      5/25/08             15.20               13.26               13.26              13.26               13.26
      6/25/08             14.71               12.84               12.84              12.84               12.84
      7/25/08             15.19               13.26               13.26              13.26               13.26
      8/25/08             14.70               12.83               12.83              12.83               12.83
      9/25/08             14.70               12.83               12.83              12.83               12.83
     10/25/08             15.19               13.26               13.26              13.26               13.26
     11/25/08             14.70               12.83               12.83              12.83               12.83
     12/25/08             15.19               13.26               13.26              13.26               13.26
      1/25/09             14.70               12.83               12.83              12.83               12.83
      2/25/09             14.70               12.83               12.83              12.83               12.83
      3/25/09             16.27               14.20               14.20              14.20               14.20
      4/25/09             14.70               12.82               12.82              12.82               12.82
      5/25/09             14.53               13.25               13.25              13.25               13.25
      6/25/09             13.17               12.82               12.82              12.82               12.82
      7/25/09             13.63               13.25               13.25              13.25               13.25
      8/25/09             13.21               12.82               12.82              12.82               12.82
      9/25/09             13.23               12.82               12.82              12.82               12.82
     10/25/09             13.68               13.25               13.25              13.25               13.25
     11/25/09             13.26               12.82               12.82              12.82               12.82
     12/25/09             13.72               13.24               13.24              13.24               13.24
      1/25/10             13.30               12.82               12.82              12.82               12.82
      2/25/10             13.32               12.81               12.81              12.81               12.81
      3/25/10             14.77               14.19               14.19              14.19               14.19
      4/25/10             13.36               12.81               12.81              12.81               12.81
      5/25/10             13.83               13.24               13.24              13.24               13.24
      6/25/10             13.40               12.81               12.81              12.81               12.81
      7/25/10             13.87               13.24               13.24              13.24               13.24
      8/25/10             13.45               12.81               12.81              12.81               12.81
      9/25/10             13.47               12.81               12.81              12.81               12.81
     10/25/10             13.95               13.23               13.23              13.23               13.23
     11/25/10             13.52               12.81               12.81              12.81               12.81
     12/25/10             14.00               13.23               13.23              13.23               13.23

 DISTRIBUTION DATE    CLASS A-2 CAP (%)   CLASS M-1 CAP (%)   CLASS M-2 CAP (%)  CLASS B-1 CAP (%)   CLASS B-2 CAP (%)
----------------------------------------------------------------------------------------------------------------------
                         ACTUAL/360          ACTUAL/360          ACTUAL/360          ACTUAL/360         ACTUAL/360
      1/25/11             13.57               12.80               12.80              12.80                   -
      2/25/11             13.60               12.80               12.80              12.80                   -
      3/25/11             15.09               14.17               14.17              14.17                   -
      4/25/11             13.65               12.80               12.80              12.80                   -
      5/25/11             14.14               13.23               13.23              13.23                   -
      6/25/11             13.71               12.80               12.80              12.80                   -
      7/25/11             14.20               13.22               13.22              13.22                   -
      8/25/11             13.77               12.80               12.80              12.80                   -
      9/25/11             13.81               12.80               12.80              12.80                   -
     10/25/11             14.30               13.22               13.22              13.22                   -
     11/25/11             13.87               12.79               12.79              12.79                   -
     12/25/11             14.37               13.22               13.22              13.22                   -
      1/25/12             13.94               12.79               12.79              12.79                   -
      2/25/12             13.98               12.79               12.79              12.79                   -
      3/25/12             14.98               13.67               13.67              13.67                   -
      4/25/12             14.06               12.79               12.79              12.79                   -
      5/25/12             14.56               13.22               13.22              13.22                   -
      6/25/12             14.14               12.79               12.79              12.79                   -
      7/25/12             14.65               13.21               13.21              13.21                   -
      8/25/12             14.22               12.79               12.79              12.79                   -
      9/25/12             14.26               12.79               12.79              12.79                   -
     10/25/12             14.78               13.21               13.21              13.21                   -
     11/25/12             14.35               12.78               12.78              12.78                   -
     12/25/12             14.88               13.21               13.21              13.21                   -
      1/25/13             14.45               12.78               12.78              12.78                   -
      2/25/13             14.50               12.78               12.78              12.78                   -
      3/25/13             16.11               14.15               14.15              14.15                   -
      4/25/13             14.60               12.78               12.78              12.78                   -
      5/25/13             15.14               13.21               13.21              13.21                   -
      6/25/13             14.71               12.78               12.78              12.78                   -
      7/25/13             15.26               13.20               13.20              13.20                   -
      8/25/13             14.82               12.78               12.78              12.78                   -
      9/25/13             14.88               12.78               12.78              12.78                   -
     10/25/13             15.44               13.20               13.20              13.20                   -
     11/25/13             15.01               12.78               12.78              12.78                   -
     12/25/13             15.57               13.20               13.20              13.20                   -
      1/25/14             15.14               12.77               12.77              12.77                   -
      2/25/14             15.20               12.77               12.77              12.77                   -
      3/25/14             16.91               14.14               14.14                  -                   -
      4/25/14             15.34               12.77               12.77                  -                   -
      5/25/14             15.93               13.20               13.20                  -                   -
      6/25/14             15.49               12.77               12.77                  -                   -
      7/25/14             16.09               13.20               13.20                  -                   -
      8/25/14             15.65               12.77               12.77                  -                   -
      9/25/14             15.73               12.77               12.77                  -                   -
     10/25/14             16.34               13.19               13.19                  -                   -
     11/25/14             15.89               12.77               12.77                  -                   -
     12/25/14             16.51               13.19               13.19                  -                   -
      1/25/15             16.07               12.77               12.77                  -                   -
      2/25/15             16.16               12.77               12.77                  -                   -
      3/25/15             18.00               14.13               14.13                  -                   -
      4/25/15             16.35               12.77               12.77                  -                   -
      5/25/15             17.00               13.19               13.19                  -                   -
      6/25/15             16.55               12.77               12.77                  -                   -
      7/25/15             17.21               13.19               13.19                  -                   -
      8/25/15             16.76               12.76               12.76                  -                   -
      9/25/15             16.87               12.76               12.76                  -                   -
     10/25/15             17.55               13.19               13.19                  -                   -
     11/25/15             17.10               12.76               12.76                  -                   -

 DISTRIBUTION DATE    CLASS A-2 CAP (%)   CLASS M-1 CAP (%)   CLASS M-2 CAP (%)  CLASS B-1 CAP (%)   CLASS B-2 CAP (%)
----------------------------------------------------------------------------------------------------------------------
                         ACTUAL/360          ACTUAL/360          ACTUAL/360          ACTUAL/360         ACTUAL/360
     12/25/15             17.80               13.19               13.19                  -                   -
      1/25/16             17.34               12.76                   -                  -                   -
      2/25/16             17.47               12.76                   -                  -                   -
      3/25/16             18.81               13.64                   -                  -                   -
      4/25/16             17.73               12.76                   -                  -                   -
      5/25/16             18.46               13.19                   -                  -                   -
      6/25/16             18.00               12.76                   -                  -                   -
      7/25/16             18.75               13.19                   -                  -                   -
      8/25/16             18.29               12.76                   -                  -                   -
      9/25/16             18.44               12.76                   -                  -                   -
     10/25/16             19.22               13.19                   -                  -                   -
     11/25/16             18.76               12.76                   -                  -                   -
     12/25/16             19.55               13.19                   -                  -                   -
      1/25/17             19.09               12.76                   -                  -                   -
      2/25/17             19.26               12.76                   -                  -                   -
      3/25/17             21.52               14.13                   -                  -                   -
      4/25/17             20.16                   -                   -                  -                   -
      5/25/17             21.19                   -                   -                  -                   -
      6/25/17             20.85                   -                   -                  -                   -
      7/25/17             21.93                   -                   -                  -                   -
      8/25/17             21.60                   -                   -                  -                   -
      9/25/17             22.50                   -                   -                  -                   -
     10/25/17             23.73                   -                   -                  -                   -
     11/25/17             23.47                   -                   -                  -                   -
     12/25/17             24.80                   -                   -                  -                   -
      1/25/18             24.58                   -                   -                  -                   -
      2/25/18             25.20                   -                   -                  -                   -
      3/25/18             28.65                   -                   -                  -                   -
      4/25/18             26.60                   -                   -                  -                   -
      5/25/18             28.31                   -                   -                  -                   -
      6/25/18             28.26                   -                   -                  -                   -
      7/25/18             30.17                   -                   -                  -                   -
      8/25/18             30.23                   -                   -                  -                   -
      9/25/18             31.37                   -                   -                  -                   -
     10/25/18             33.72                   -                   -                  -                   -
     11/25/18             34.04                   -                   -                  -                   -
     12/25/18             36.80                   -                   -                  -                   -
      1/25/19             37.38                   -                   -                  -                   -
      2/25/19             39.39                   -                   -                  -                   -
      3/25/19             46.16                   -                   -                  -                   -
      4/25/19             44.35                   -                   -                  -                   -
      5/25/19             49.04                   -                   -                  -                   -
      6/25/19             51.13                   -                   -                  -                   -
      7/25/19             57.39                   -                   -                  -                   -
      8/25/19             60.92                   -                   -                  -                   -
      9/25/19             67.66                   -                   -                  -                   -
     10/25/19             78.86                   -                   -                  -                   -
     11/25/19             87.84                   -                   -                  -                   -
     12/25/19            107.42                   -                   -                  -                   -
      1/25/20            128.05                   -                   -                  -                   -
      2/25/20            167.99                   -                   -                  -                   -
      3/25/20            264.07                   -                   -                  -                   -
      4/25/20            477.40                   -                   -                  -                   -
      5/25/20                 *                   -                   -                  -                   -

------------------
(1) Annualized coupon based on total interest paid to the certificates, including Accrued Certificate Interest, Unpaid Interest Amounts, and Basis Risk Carry Forward Amount, divided by the current certificate balance.

* In this period, the Class A-2 Certificates have an aggregate principal balance of $3,641.96 and receive interest payments of $113,515.38.

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for each class of LIBOR Certificates is August 25, 2032.

     The last scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page hereof for that class would be reduced to zero. The last scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield Considerations" in the prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" section to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account, the Pre-Funding Accounts, the capitalized interest account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise a "Lower Tier REMIC" and an "Upper Tier REMIC" organized in a two-tiered REMIC structure. Each Class of LIBOR Certificates (exclusive of the right to receive Basis Risk Carry Forward Amounts) represents a regular interest in the Upper Tier REMIC. The Class R Certificate will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each Class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Cap Contracts"), representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components -- the REMIC regular interest (the "Regular Interest") component and the Cap Contract component. To the extent the Cap Contract component has significant value, the regular interest component will be viewed as having been issued with an additional amount of, original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount).

See "Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

     Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss and gain or loss on the regular interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates."

     Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to the Prepayment Assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE LIBOR CERTIFICATES

     The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3)(B) of the Code. The Cap Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE CAP CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Cap Contract component of such certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield or constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a LIBOR Certificate.

     Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Miscellaneous Tax Aspects--Backup Withholding" and "--Tax Treatment of Foreign Investors" in the prospectus.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the Underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption, as amended, to apply to the LIBOR Certificates are the following:

          (1) The acquisition of the LIBOR Certificates by a Plan is on terms (including the price for the LIBOR Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The LIBOR Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "Rating Agency");

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the LIBOR Certificates represents not more than reasonable compensation for underwriting the LIBOR Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the LIBOR Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5) The Plan investing in the LIBOR Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of LIBOR Certificates in connection with the initial issuance, at least fifty (50) percent of each class of LIBOR Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in LIBOR Certificates does not exceed twenty-five (25) percent of each class of LIBOR Certificates outstanding at the time of the acquisition,
(iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and
(iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, either servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the LIBOR Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase LIBOR Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of LIBOR Certificates. Assets of a Plan or individual retirement account should not be invested in the LIBOR Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     After the amounts on deposit in the Pre-Funding Accounts have been reduced to zero, the Class A-2 and the Class M-1 certificates will constitute "mortgage related securities" for purposes of SMMEA, so long as those certificates are rated in one of the two highest rating categories by Fitch, Moody's, S&P or another nationally recognized statistical rating organization. The Class M-2 certificates and the Class B certificates will not constitute "mortgage related securities."

     See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions of the Underwriting Agreement, dated July 19, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the underwriters and the underwriters have agreed severally to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:

                                            PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL       PRINCIPAL
                                            AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF       AMOUNT OF
                UNDERWRITER                 CLASS A-2      CLASS M-1      CLASS M-2      CLASS B-1       CLASS B-2
  ------------------------------------    ------------   -------------  -------------  -------------   -------------
   Morgan Stanley & Co.
      Incorporated....................    $ 71,315,198   $  38,288,884  $  30,632,092  $  26,037,424   $   6,126,222
   Blaylock & Partners, L.P...........    $    592,401   $     318,058  $     254,454  $     216,288   $      50,889
   Utendahl Capital Partners, L.P.....    $    592,401   $     318,058  $     254,454  $     216,288   $      50,889
                                          ------------   -------------  -------------  -------------   -------------
    Total:............................    $ 72,500,000   $  38,925,000  $  31,141,000  $  26,470,000   $   6,228,000
                                          ============   =============  =============  =============   =============


     The depositor is obligated to sell, and the underwriters are obligated to purchase, all of the certificates offered hereby if any are purchased.

     The underwriters have advised the depositor that they propose to offer the Offered Certificates purchased by the underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriters may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriters in the distribution of the Offered Certificates purchased by the underwriters may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the Offered Certificates, the underwriters and their affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

     For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the prospectus.

     The Underwriting Agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

     Morgan Stanley & Co. Incorporated is an affiliate of the depositor.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                               FITCH        MOODY'S         S&P
                               -----        -------        -----
A-2....................         AAA           Aaa           AAA
M-1....................          AA           Aa2            AA
M-2....................          A             A2            A
B-1....................         BBB           Baa2          BBB
B-2....................         BBB-          Baa3          BBB-

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch Ratings, One State Street Plaza, New York, New York 10007, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

     The following terms have the meanings given below when used in this prospectus supplement.

     "ACCRUED CERTIFICATE INTEREST" for each class of LIBOR Certificates on any distribution date shall equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the servicers and trustee: (1) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the trustee by the Servicer Remittance Date, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance, (2) certain unscheduled payments in respect of the mortgage loans received by the servicers and remitted to the trustee, including prepayments, insurance proceeds, net liquidation proceeds and proceeds from repurchases of and substitutions for those mortgage loans occurring during the related Prepayment Period, excluding prepayment charges, (3) payments from the servicers to the trustee in respect of prepayment interest shortfalls for that distribution date and (4) for any distribution date on or prior to October 16, 2002, any funds required to be paid from the capitalized interest account to make up for any interest shortfalls on the Initial Mortgage Loans. The holders of the Class P certificates will be entitled to all prepayment charges received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

     "BASIS RISK CARRYFORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

     "CAP CONTRACTS" has the meaning set forth in "Certain Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

     "CLASS A" means, both the Class A-1 and Class A-2 certificates.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any distribution date is the percentage equivalent of a fraction, determined as follows:

          (1) with respect to the Class A-1 certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that distribution date; and

          (2) with respect to the Class A-2 certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is (y) the Principal Remittance Amount for that distribution date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 63.50% of the Current Maximum Amount for that distribution date and (y) the Current Maximum Amount for that distribution date minus $3,114,084.

     "CLASS B" means, both the Class B-1 and Class B-2 certificates.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 94.50% of the Current Maximum Amount for that distribution date and (B) the Current Maximum Amount for that distribution date minus $3,114,084.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that distribution date) and (E) Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 96.50% of the Current Maximum Amount for that distribution date and (B) the Current Maximum Amount for that distribution date minus $3,114,084.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of certificates, the Class Certificate Balance of any class of LIBOR Certificates as of any distribution date is the initial Class Certificate Balance thereof reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as payments of principal and,

     o in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates.

     "CLASS M" means, both the Class M-1 and Class M-2 certificates.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 76.00% of the Current Maximum Amount for that distribution date and (B) the Current Maximum Amount for that distribution date minus $3,114,084.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 86.00% of the Current Maximum Amount for that distribution date and (B) the Current Maximum Amount for that distribution date minus $3,114,084.

     "CODE" has the meaning set forth in "Certain Federal Income Tax Considerations" in this prospectus supplement.

     "CREDIT SCORES" has the meaning set forth in "The Mortgage Pool--Credit Scores" in this prospectus supplement.

     "CURRENT MAXIMUM AMOUNT" means with respect to any distribution date, the sum of (i) the aggregate of the Stated Principal Balances of the mortgage loans in the trust at such time, and (ii) with respect to each distribution date on or prior to October 25, 2002, the aggregate amount on deposit in the Pre-Funding Accounts immediately prior to the distribution date, net of investment earnings on those deposit amounts.

     "DELINQUENT" with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan (including all mortgage loans in foreclosure, mortgage loans in respect of REO property and mortgage loans for which the related mortgagor has declared bankruptcy). A mortgage loan is "30 DAYS DELINQUENT" if the monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that monthly payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of the immediately preceding month; and similarly for "60 DAYS DELINQUENT" and "90 DAYS DELINQUENT," etc.

     "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day in the calendar month in which that distribution date occurs.

     "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXCESS SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the trustee fee rate and the primary mortgage insurance rate, if any. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     "GROSS MARGIN" has the meaning set forth in "The Mortgage
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "GROUP I LOAN CAP" has the meaning set forth in "Description of the Certificates - Distributions of Interest and Principal" in this prospectus supplement.

     "GROUP I PRE-FUNDING ACCOUNT" means the account established by the trustee for the purchase of group I Subsequent Mortgage Loans.

     "GROUP II LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "GROUP II PRE-FUNDING ACCOUNT" means the account established by the trustee for the purchase of group II Subsequent Mortgage Loans.

     "INITIAL CAP" has the meaning set forth in "The Mortgage
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "INITIAL MORTGAGE LOANS" means the mortgage loans transferred to the trust on the closing date.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group, plus interest due on the portion of the principal balance of the certificates corresponding to the aggregate of the amounts held in each Pre-Funding Account as of the first day of the related Interest Accrual Period at a rate equal to the weighted average of the interest rates, net of servicing and trustee fees, of the mortgage loans included in the related loan groups as of such day.

     "LIBOR CERTIFICATES" means the Class A-1 certificates and the Offered Certificates.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

     "LOAN INDEX" has the meaning set forth in "The Mortgage Pool--The Indices" in this prospectus supplement.

     "LOWER TIER REMIC" has the meaning set forth in "Certain Federal Income Tax Considerations--General" in this prospectus supplement.

     "MAXIMUM RATE" has the meaning set forth in "The Mortgage
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "MINIMUM RATE" has the meaning set forth in "The Mortgage
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions--Subordination Reduction Amount" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "ONE-YEAR CMT INDEX" has the meaning set forth in "The Mortgage Pool--The Indices" in this prospectus supplement.

     "ORIGINAL MAXIMUM AMOUNT" means the sum of (i) the aggregate of the Stated Principal Balances of the Initial Loans as of the cut-off date and (ii) the amount deposited in the Pre-Funding Accounts on the closing date.

     "P&I ADVANCES" means advances made by the applicable servicer on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans serviced by it, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "The Mortgage
Pool--Adjustable-Rate Mortgage Loan" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "PRE-FUNDING ACCOUNTS" means the Group I Pre-Funding Account and the Group II Pre-Funding Account.

     "PRE-FUNDING PERIOD" means the period beginning on the closing date and ending on the earlier to occur of (a) the date on which the amount on deposit in each Pre-Funding Account is reduced to below $100,000, (b) the date on which an event of default occurs under the terms of the pooling and servicing agreement, or (c) the close of business on October 16, 2002.

     "PREPAYMENT PERIOD" means, with respect to any distribution date, the calendar month preceding the month in which that distribution date occurs.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any distribution date, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received prior to the related Servicer Remittance Date, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the liquidation proceeds and insurance proceeds on the mortgage loans allocable to principal, (iv) the portion of the purchase price with respect to each deleted mortgage loan that was repurchased during the period from the prior distribution date through the business day prior to the current distribution date and (v) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

     "RECORD DATE" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

     "REFERENCE BANKS" means leading banks selected by the applicable servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the Current Maximum Amount for that distribution date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination thereof is approximately 36.50%.

     "SERVICER REMITTANCE DATE" shall be the business day immediately preceding each distribution date.

     "SIX-MONTH LIBOR INDEX" has the meaning set forth in "The Mortgage Pool--The Indices" in this prospectus supplement.

     "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.75% of the Original Maximum Amount of the mortgage loans; on and after the Stepdown Date, an amount equal to 3.50% of the Current Maximum Amount for that distribution date, subject to a minimum amount equal to 0.50% of the Original Maximum Amount of the mortgage loans; provided, however, that if, on any distribution date, a Trigger Event has occurred, the Specified Subordinated Amount shall not be reduced to the applicable percentage of the Current Maximum Amount but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event is no longer occurring.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received or advanced prior to the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     "STEPDOWN DATE" means, the later to occur of (i) the earlier to occur of
(a) the distribution date in August 2005 and (b) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

     "SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class B-1 or Class B-2 certificates.

     "SUBORDINATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBORDINATION REDUCTION AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     "SUBSEQUENT MORTGAGE LOANS" means the mortgage loans transferred to the trust during the Pre-Funding Period.

     "SUBSTITUTE MORTGAGE LOAN" means mortgage loan substituted by the applicable original loan seller for a mortgage loan that is in breach of the applicable original loan seller's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the applicable original loan seller.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" as to any distribution date equals the excess, if any, of (x) the interest collected (prior to the Servicer Remittance
Date) or advanced in respect of the mortgage loans for due dates in the related Due Period, net of the servicing fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the fifth paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     A "TRIGGER EVENT" with respect to any distribution date, exists if (i) after the Stepdown Date, the quotient (expressed as a percentage) of (x) the principal balance of the rolling three month average of mortgage loans 60 days Delinquent or more and (y) the principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40% of the prior period's Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the initial principal balance of the mortgage loans in the mortgage pool as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

     DISTRIBUTION DATE OCCURRING IN          LOSS PERCENTAGE
     August 2005 through July 2006           4.00% for the first month, plus an additional 1/12th of
                                             2.00% for each month thereafter (e.g., 5.00% in February  2006)

     August 2006 through July 2007           6.00% for the first month, plus an additional 1/12th of
                                             1.00% for each month thereafter (e.g., 6.50% in February  2007)

     August 2007 through July 2008           7.00% for the first month, plus an additional 1/12th of
                                             0.50% for each month thereafter (e.g., 7.25% in February  2008)

     August 2008 and thereafter              7.50%

     "UNPAID INTEREST AMOUNTS" for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the Accrued Certificate Interest for that distribution date and the portion of Accrued Certificate Interest from distribution dates prior to the preceding distribution date remaining unpaid over (ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) interest on that excess at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "UNPAID REALIZED LOSS AMOUNT," with respect to any class of Class M or Class B certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

     "UPPER TIER REMIC" has the meaning set forth in "Certain Federal Income Tax Considerations--General" in this prospectus supplement.

     "WAC CAP" has the meaning set forth in "Description of the Certificates - Distributions of Interest and Principal" in this prospectus supplement.

                       This page left intentionally blank

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2002-HE2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     Initial Settlement for the Global Securities will be in immediately available funds.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between Participants (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg at least one business day before settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Euroclear Bank or Clearstream Banking International, respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank or Clearstream Banking International, as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the certificates will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

     Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Euroclear Bank or Clearstream Banking International for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

     Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank or Clearstream Banking International, to another Participant. The seller must send instructions to Clearstream, Luxembourg at least one business day before settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct Euroclear Bank or Clearstream Banking International, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by

U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                       This page left intentionally blank

PROSPECTUS

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                        -------------------------------

     Morgan Stanley Dean Witter Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

     o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

     o    mortgage pass-through certificates and mortgage-backed securities;

     o direct obligations of the United States or other governmental agencies; or

     o    any combination of the above.

     The certificates of any series will not be obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.


                        -------------------------------


             Investing in any series of certificates involves risks. See "Risk Factors" beginning on page 10 of this prospectus.


                        -------------------------------


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                        -------------------------------


                           MORGAN STANLEY DEAN WITTER

                    The date of this prospectus is April 19, 2002.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Dean Witter Capital I Inc.'s telephone number is (212) 761-4000.

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
SUMMARY OF PROSPECTUS.................................................................5
RISK FACTORS.........................................................................10
DESCRIPTION OF THE TRUST FUNDS.......................................................17
   Assets............................................................................17
   Mortgage Loans....................................................................17
   Mortgage-Backed Securities........................................................19
   Government Securities.............................................................20
   Accounts..........................................................................21
   Credit Support....................................................................21
   Cash Flow Agreements..............................................................21
USE OF PROCEEDS......................................................................21
YIELD CONSIDERATIONS.................................................................22
   General...........................................................................22
   Pass-Through Rate.................................................................22
   Timing of Payment of Interest.....................................................22
   Payments of Principal; Prepayments................................................23
   Prepayments, Maturity and Weighted Average Life...................................24
   Other Factors Affecting Weighted Average Life.....................................25
THE DEPOSITOR........................................................................26
DESCRIPTION OF THE CERTIFICATES......................................................26
   General...........................................................................26
   Distributions.....................................................................27
   Available Distribution Amount.....................................................28
   Distributions of Interest on the Certificates.....................................28
   Distributions of Principal of the Certificates....................................29
   Components........................................................................29
   Distributions on the Certificates of Prepayment Premiums..........................29
   Allocation of Losses and Shortfalls...............................................29
   Advances in Respect of Delinquencies..............................................30
   Reports to Certificateholders.....................................................30
   Termination.......................................................................33
   Book-Entry Registration and Definitive Certificates...............................33
DESCRIPTION OF THE AGREEMENTS........................................................35
   Assignment of Assets; Repurchases.................................................35
   Representations and Warranties; Repurchases.......................................37
   Certificate Account and Other Collection Accounts.................................38
   Collection and Other Servicing Procedures.........................................41
   Subservicers......................................................................42
   Realization Upon Defaulted Mortgage Loans.........................................42
   Hazard Insurance Policies.........................................................44
   Fidelity Bonds and Errors and Omissions Insurance.................................46
   Due-on-Sale Provisions............................................................46
   Retained Interest; Servicing Compensation and Payment of Expenses.................46
   Evidence as to Compliance.........................................................46
   Matters Regarding a Master Servicer and the Depositor.............................47
   Events of Default.................................................................48
   Rights Upon Event of Default......................................................49
   Amendment.........................................................................49
   The Trustee.......................................................................50
   Duties of the Trustee.............................................................50
   Matters Regarding the Trustee.....................................................50
   Resignation and Removal of the Trustee............................................51
DESCRIPTION OF CREDIT SUPPORT........................................................51
   General...........................................................................51
   Subordinate Certificates..........................................................52
   Cross-Support Provisions..........................................................52

   Insurance or Guarantees for the Mortgage Loans....................................52
   Letter of Credit..................................................................52
   Insurance Policies and Surety Bonds...............................................53
   Reserve Funds.....................................................................53
   Credit Support for Mortgage-Backed Securities.....................................54
LEGAL ASPECTS OF MORTGAGE LOANS......................................................55
   General...........................................................................55
   Types of Mortgage Instruments.....................................................55
   Interest in Real Property.........................................................56
   Cooperative Loans.................................................................56
   Foreclosure.......................................................................57
   Junior Mortgages..................................................................61
   Anti-Deficiency Legislation and Other Limitations on Lenders......................61
   Environmental Legislation.........................................................62
   Due-on-Sale Clauses...............................................................62
   Prepayment Charges................................................................63
   Subordinate Financing.............................................................63
   Applicability of Usury Laws.......................................................63
   Alternative Mortgage Instruments..................................................64
   Soldiers' and Sailors' Civil Relief Act of 1940...................................65
   Forfeiture for Drug, RICO and Money Laundering Violations.........................65
FEDERAL INCOME TAX CONSEQUENCES......................................................66
   General...........................................................................66
   Grantor Trust Funds...............................................................66
   a.  Single Class of Grantor Trust Certificates....................................66
   b.  Multiple Classes of Grantor Trust Certificates................................70
   c.  Sale or Exchange of a Grantor Trust Certificate...............................73
   d.  Non-U.S. Persons..............................................................74
   e.  Information Reporting and Backup Withholding..................................74
REMICs...............................................................................75
   a.  Taxation of Owners of REMIC Regular Certificates..............................76
   b.  Taxation of Owners of REMIC Residual Certificates.............................85
   Prohibited Transactions and Other Taxes...........................................89
   Liquidation and Termination.......................................................90
   Administrative Matters............................................................90
   Tax-Exempt Investors..............................................................90
   Residual Certificate Payments--Non-U.S. Persons...................................91
   Tax Related Restrictions on Transfers of REMIC Residual Certificates..............91
STATE TAX CONSIDERATIONS.............................................................93
ERISA CONSIDERATIONS.................................................................94
   General...........................................................................94
   Prohibited Transactions...........................................................94
   Review by Plan Fiduciaries........................................................97
LEGAL INVESTMENT.....................................................................98
PLAN OF DISTRIBUTION.................................................................99
LEGAL MATTERS.......................................................................100
FINANCIAL INFORMATION...............................................................100
RATING..............................................................................101
INCORPORATION OF INFORMATION BY REFERENCE...........................................101
GLOSSARY OF TERMS...................................................................102

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer....................................  Each series of certificates will be issued by a separate trust. Each
                                            trust will be formed pursuant to a
                                            pooling and servicing agreement
                                            among Morgan Stanley Dean Witter
                                            Capital I Inc., one or more
                                            servicers and a trustee.

Depositor.................................  Morgan Stanley Dean Witter Capital I
                                            Inc., a wholly-owned subsidiary of
                                            Morgan Stanley Group Inc.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans
                                            for each series of certificates,
                                            which servicer(s) may be affiliates
                                            of Morgan Stanley Dean Witter
                                            Capital I Inc., will be named in the
                                            related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the
                                            related prospectus supplement.

                               THE MORTGAGE ASSETS

General...................................  Each trust will own the related mortgage loan, including mortgage
                                            participations, or mortgage-backed
                                            securities or both or, if specified
                                            in the applicable prospectus
                                            supplement, direct obligations of
                                            the United States or other
                                            governmental agencies. You should
                                            refer to the applicable prospectus
                                            supplement for the precise
                                            characteristics or expected
                                            characteristics of the mortgage
                                            loans and mortgage-backed securities
                                            included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or
                                            adjustable interest rate mortgage
                                            loans, or mortgage participations,
                                            secured by first liens or junior
                                            liens or first and junior liens on
                                            one- to four-family residential
                                            properties or shares issued by
                                            cooperative housing corporations.
                                            Unless otherwise provided in the
                                            related prospectus supplement, all
                                            mortgage loans will have individual
                                            principal balances at origination of
                                            not less than $25,000 and original
                                            terms to maturity of not more than
                                            40 years. All mortgage loans will
                                            have been originated by persons
                                            other than Morgan Stanley Dean
                                            Witter Capital I Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage
                                            pass-through certificates or other
                                            mortgage-backed securities
                                            evidencing interests in or secured
                                            by conventional, fixed or adjustable
                                            rate mortgage loans secured by first
                                            liens or junior liens or first and
                                            junior liens on one- to four-family
                                            residential properties or shares
                                            issued by cooperative housing
                                            corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and
                                            mortgage-backed securities, direct
                                            obligations of the United States or
                                            other
                                            governmental agencies which provide
                                            for payment of interest or principal
                                            or both.

                                  OTHER ASSETS

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust
                                            fund may include the following
                                            agreements and other similar
                                            agreements:

                                            o  guaranteed investment contracts;

                                            o  interest rate exchange
                                               agreements;

                                            o  interest rate cap or floor
                                               contracts;

                                            o  currency exchange contracts; or

                                            o  other swap or notional balance
                                               contracts.

                               CREDIT ENHANCEMENT

Subordination.............................  A series of certificates may include one or more classes of senior
                                            certificates and one or more classes
                                            of subordinate certificates. The
                                            rights of the holders of subordinate
                                            certificates of a series to receive
                                            distributions will be subordinated
                                            to such rights of the holders of the
                                            senior certificates of the same
                                            series to the extent and in the
                                            manner specified in the applicable
                                            prospectus supplement.

                                            Subordination is intended to enhance
                                            the likelihood of the timely receipt
                                            by the senior certificateholders of
                                            their proportionate shares of
                                            scheduled monthly principal and
                                            interest payments on the related
                                            mortgage loans and to protect them
                                            from losses. This protection will be
                                            effected by:

                                            o  the preferential right of the
                                               senior certificateholders to
                                               receive, prior to any
                                               distribution being made in
                                               respect of the related
                                               subordinate certificates on each
                                               distribution date, current
                                               distributions on the related
                                               mortgage loans and
                                               mortgage-backed securities of
                                               principal and interest due them
                                               on each distribution date out of
                                               the funds available for
                                               distributions on such date;

                                            o  the right of such holders to
                                               receive future distributions on
                                               the mortgage loans and
                                               mortgage-backed securities that
                                               would otherwise have been payable
                                               to the holders of subordinate
                                               certificates;

                                            o  the prior allocation to the
                                               subordinate certificates of all
                                               or a portion of losses realized
                                               on the underlying mortgage loans
                                               and mortgage-backed securities;
                                               or

                                            o  any combination of the above.

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the
                                            certificates of any series, or any
                                            one or more classes of a series may
                                            be entitled to the benefits of other
                                            types of credit enhancement,
                                            including but not limited to:

                                            o  limited guarantee

                                            o  financial guaranty insurance
                                               policy

                                            o  surety bond

                                            o  letter of credit

                                            o  mortgage pool insurance policy

                                            o  reserve fund

                                            o  cross-support

                                            o  any credit support will be
                                               described in the applicable
                                               prospectus supplement.

                          DISTRIBUTIONS ON CERTIFICATES

General...................................

                                            Each series of certificates will
                                            consist of one or more classes of
                                            certificates that will be entitled,
                                            to the extent of funds available, to
                                            one of the following:

                                            o  principal and interest payments
                                               in respect of the related
                                               mortgage loans and
                                               mortgage-backed securities;

                                            o  principal distributions, with no
                                               interest distribution;

                                            o  interest distributions, with no
                                               principal distributions;

                                            o  sequential or concurrent
                                               distributions of principal;

                                            o  senior or subordinate
                                               distributions of interest or
                                               principal or both;

                                            o  distributions of interest after
                                               an interest accrual period; or

                                            o  such other distributions as are
                                               described in the applicable
                                               prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of
                                            certificates which may be entitled
                                            to disproportionately low, nominal
                                            or no interest distributions,
                                            interest on the related mortgage
                                            loans and mortgage-backed securities
                                            at the weighted average of their
                                            mortgage rates--net of servicing
                                            fees and other amounts as described
                                            in this prospectus or in the
                                            applicable prospectus supplement,
                                            will be passed through to holders of
                                            the related classes of certificates
                                            in accordance with the particular
                                            terms of each such class of
                                            certificates. The terms of each
                                            class of certificates will be
                                            described in the related prospectus
                                            supplement.

                                            Except as otherwise specified in the
                                            applicable prospectus supplement,
                                            interest on each class of
                                            certificates of each series will
                                            accrue at the fixed, floating or
                                            weighted average pass-through rate
                                            for each class indicated in the
                                            applicable prospectus supplement on
                                            their outstanding principal balance
                                            or notional amount.

Principal.................................  With respect to a series of certificates, principal payments
                                            including prepayments on the related
                                            mortgage loans and mortgage-backed
                                            securities will be passed through to
                                            holders of the related certificates
                                            or
                                            otherwise applied in accordance with
                                            the related pooling and servicing
                                            agreement on each distribution date.
                                            Distributions in reduction of
                                            certificate balance will be
                                            allocated among the classes of
                                            certificates of a series in the
                                            manner specified in the applicable
                                            prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will
                                            be made will be specified in the
                                            related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in
                                            the event that a payment on a
                                            mortgage loan is delinquent, the
                                            master servicer will be obligated to
                                            make advances that the master
                                            servicer determines are recoverable.
                                            The master servicer will be
                                            reimbursed for advances as described
                                            in this prospectus and in the
                                            related prospectus supplement. The
                                            prospectus supplement for any series
                                            of certificates relating to a trust
                                            that includes mortgage-backed
                                            securities will describe any
                                            corresponding advancing obligation
                                            of any person in connection with
                                            such mortgage-backed securities.

                ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...............................  If so specified in the prospectus supplement with respect to a series
                                            of certificates, all, but not less
                                            than all, of the mortgage loans and
                                            mortgage-backed securities in the
                                            related trust fund and any property
                                            acquired with respect to such
                                            mortgage loans may be purchased by
                                            the party as is specified in the
                                            applicable prospectus supplement.
                                            Any such purchase must be made in
                                            the manner and at the price
                                            specified in such prospectus
                                            supplement. If so provided in the
                                            related prospectus supplement with
                                            respect to a series, upon the
                                            reduction of the certificate balance
                                            of a specified class or classes of
                                            certificates by a specified
                                            percentage or amount or on and after
                                            a date specified in the related
                                            prospectus supplement, the party
                                            specified in the related prospectus
                                            supplement will solicit bids for the
                                            purchase of all of the trust's
                                            assets, or of a sufficient portion
                                            of such assets to retire such class
                                            or classes, or purchase such assets
                                            at a price set forth in the related
                                            prospectus supplement. In addition,
                                            if so provided in the related
                                            prospectus supplement, certain
                                            classes of certificates may be
                                            purchased subject to similar
                                            conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o  in book-entry form through the
                                               facilities of The Depository
                                               Trust Company; or

                                            o  in fully registered, certificated
                                               form.

                                            If you own book-entry certificates,
                                            you will not receive physical
                                            certificates representing your
                                            ownership interest in such
                                            book-entry certificates, except
                                            under extraordinary circumstances.
                                            Instead, The Depository Trust
                                            Company will effect payments and
                                            transfers by means of its electronic
                                            recordkeeping services, acting
                                            through participating organizations.
                                            This may result in delays in your
                                            receipt of distributions and may
                                            restrict your ability to pledge your
                                            securities. Your rights with respect
                                            to book-entry certificates may
                                            generally only be exercised through
                                            The Depository Trust Company and its
                                            participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will
                                            depend on:

                                            o  whether a "real estate mortgage
                                               investment conduit" election is
                                               made with respect to a series of
                                               certificates;

                                            o  if a "real estate mortgage
                                               investment conduit" election is
                                               made, whether the certificates
                                               are regular interests or residual
                                               interests; and

                                            o  if a "real estate mortgage
                                               investment conduit" election is
                                               not made, the certificates will
                                               be treated as interests in a
                                               grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the
                                            fiduciary responsibility provisions
                                            of the Employee Retirement Income
                                            Security Act of 1974, as amended,
                                            also known as ERISA, you should
                                            carefully review with your own legal
                                            advisors whether the purchase or
                                            holding of certificates could give
                                            rise to a transaction prohibited or
                                            otherwise impermissible under ERISA
                                            or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or
                                            classes of certificates offered will
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            If your investment authority is
                                            subject to legal restrictions, you
                                            should consult your own legal
                                            advisors to determine whether and to
                                            what extent such certificates
                                            constitute legal investments for
                                            you.

Rating....................................  Certificates of any series will not be offered pursuant to this
                                            prospectus and a prospectus
                                            supplement unless each offered class
                                            of certificates offered is rated in
                                            one of the four highest rating
                                            categories by at least one
                                            nationally recognized statistical
                                            rating organization.

                                            o  A security rating is not a
                                               recommendation to buy, sell or
                                               hold the certificates of any
                                               series and is subject to revision
                                               or withdrawal at any time by the
                                               assigning rating agency.

                                            o  Ratings do not address the effect
                                               of prepayments on the yield you
                                               may anticipate when you purchase
                                               your certificates.

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY
   MAKE IT DIFFICULT FOR YOU TO RESELL
   YOUR CERTIFICATES                        The liquidity of your certificates
                                            may be limited. You should consider
                                            that:

                                            o  a secondary market for the
                                               certificates of any series may
                                               not develop, or if it does, it
                                               may not provide you with
                                               liquidity of investment, or it
                                               may not continue for the life of
                                               the certificates of any series;

                                            o  the prospectus supplement for any
                                               series of certificates may
                                               indicate that an underwriter
                                               intends to establish a secondary
                                               market in such certificates, but
                                               no underwriter will be obligated
                                               to do so; and

                                            o  unless specified in the
                                               applicable prospectus supplement,
                                               the certificates will not be
                                               listed on any securities
                                               exchange.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO PAY YOUR CERTIFICATES
   IN FULL Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                            o  loan repurchase obligations in
                                               connection with a breach of
                                               certain of the representations
                                               and warranties; and

                                            o  advances on delinquent loans, to
                                               the extent the master servicer
                                               deems the advance will be
                                               recoverable.

                                            Because some of the representations
                                            and warranties with respect to the
                                            mortgage loans and mortgage-backed
                                            securities may have been made or
                                            assigned in connection with
                                            transfers of the mortgage loans and
                                            mortgage-backed securities prior to
                                            the closing date, the rights of the
                                            trustee and the certificateholders
                                            with respect to those
                                            representations or warranties will
                                            be limited to their rights as
                                            assignees. Unless the related
                                            prospectus supplement so specifies,
                                            neither Morgan Stanley Dean Witter
                                            Capital I Inc., the master servicer
                                            nor any affiliate thereof will have
                                            any obligation with respect to
                                            representations or warranties
                                            made by any other entity. There may
                                            be accounts, as described in the
                                            related prospectus supplement
                                            maintained as credit support. The
                                            amounts in these accounts may be
                                            withdrawn amounts and will not be
                                            available for the future payment of
                                            principal or interest on the
                                            certificates. If a series of
                                            certificates consists of one or more
                                            classes of subordinate certificates,
                                            the amount of any losses or
                                            shortfalls in collections of assets
                                            on any distribution date will be
                                            borne first by one or more classes
                                            of the subordinate certificates, as
                                            described in the related prospectus
                                            supplement.

                                            Thereafter, those losses or
                                            shortfalls will be borne by the
                                            remaining classes of certificates,
                                            in the priority and manner and
                                            subject to the limitations specified
                                            in the related prospectus
                                            supplement.

CREDIT ENHANCEMENT IS LIMITED IN
   AMOUNT AND COVERAGE                      With respect to each series of
                                            certificates, credit enhancement may
                                            be provided to cover losses on the
                                            underlying mortgage loans and
                                            mortgage-backed securities up to
                                            specified amounts.

                                            Regardless of the form of credit
                                            enhancement provided:

                                            o  the amount of coverage will be
                                               limited in amount and in most
                                               cases will be subject to periodic
                                               reduction in accordance with a
                                               schedule or formula;

                                            o  the amount of coverage may
                                               provide only very limited
                                               coverage as to certain types of
                                               losses such as hazard losses,
                                               bankruptcy losses and fraud
                                               losses, and may provide no
                                               coverage as to certain other
                                               types of losses; and

                                            o  all or a portion of the credit
                                               enhancement for any series of
                                               certificates will generally be
                                               permitted to be reduced,
                                               terminated or substituted for, if
                                               each applicable rating agency
                                               indicates that the then-current
                                               ratings will not be adversely
                                               affected.

                                            In the event losses exceed the
                                            amount of coverage provided by any
                                            credit enhancement or losses of a
                                            type not covered by any credit
                                            enhancement occur, such losses will
                                            be borne by the holders of the
                                            related certificates. The rating of
                                            any series of certificates by any
                                            applicable rating agency may be
                                            lowered following the initial
                                            issuance thereof as a result of the
                                            downgrading of the obligations of
                                            any applicable credit support
                                            provider, or as a result of losses
                                            on the related mortgage loans in
                                            excess of the levels contemplated by
                                            such rating agency at the time of
                                            its initial rating analysis.

                                            None of Morgan Stanley Dean Witter
                                            Capital I Inc., any servicer, or any
                                            of their affiliates, will have any
                                            obligation to replace or supplement
                                            any credit enhancement, or to take
                                            any other action to maintain any
                                            rating of any class of certificates.

CHANGES IN CONDITIONS IN THE REAL
   ESTATE MARKET WILL AFFECT MORTGAGE
   LOAN PERFORMANCE                         An investment in securities such as
                                            the certificates, which generally
                                            represent interests in pools of
                                            residential mortgage loans, may be
                                            affected by a decline in real estate
                                            values and changes in the borrower's
                                            financial condition. There is no
                                            assurance that the values of the
                                            mortgaged properties securing the
                                            mortgage loans underlying any
                                            series of certificates have remained
                                            or will remain at their levels on
                                            the dates of origination of the
                                            related mortgage loans.

                                            If the residential real estate
                                            market should experience an overall
                                            decline in property values such that
                                            the outstanding balances of the
                                            mortgage loans contained in a
                                            particular trust fund and any
                                            secondary financing on the mortgaged
                                            properties, become equal to or
                                            greater than the value of the
                                            mortgaged properties, delinquencies,
                                            foreclosures and losses could be
                                            higher than those now generally
                                            experienced in the mortgage lending
                                            industry and those experienced in
                                            the servicer's or other servicers'
                                            servicing portfolios.

                                            To the extent that losses on
                                            mortgage loans underlying a series
                                            are not covered by credit
                                            enhancement, holders of certificates
                                            of the series will bear all risk of
                                            loss resulting from default by
                                            borrowers. Such loss may also be
                                            greater than anticipated as a result
                                            of a decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY
   INCREASE RATES OF LOSS
   AND DELINQUENCY                          In addition to risk factors related
                                            to the residential real estate
                                            market generally, certain geographic
                                            regions of the United States from
                                            time to time will experience weaker
                                            regional economic conditions and
                                            housing markets or be directly or
                                            indirectly affected by natural
                                            disasters or civil disturbances such
                                            as earthquakes, hurricanes, floods,
                                            eruptions or riots. Mortgage assets
                                            in such areas will experience higher
                                            rates of loss and delinquency than
                                            on mortgage loans generally.
                                            Although mortgaged properties
                                            located in certain identified flood
                                            zones will be required to be
                                            covered, to the maximum extent
                                            available, by flood insurance, no
                                            mortgaged properties will otherwise
                                            be required to be insured against
                                            earthquake damage or any other loss
                                            not covered by standard hazard
                                            insurance policies.

                                            The ability of borrowers to make
                                            payments on the mortgage assets may
                                            also be affected by factors which do
                                            not necessarily affect property
                                            values, such as adverse economic
                                            conditions generally, in particular
                                            geographic areas or industries, or
                                            affecting particular segments of the
                                            borrowing community--such as
                                            borrowers relying on commission
                                            income and self-employed borrowers.
                                            Such occurrences may accordingly
                                            affect the actual rates of
                                            delinquencies, foreclosure and
                                            losses with respect to any trust
                                            fund.

THE RATE OF PREPAYMENT ON MORTGAGE
   ASSETS MAY ADVERSELY AFFECT
   AVERAGE LIVES AND YIELDS ON
   CERTIFICATES                             The yield of the certificates of
                                            each series will depend in part on
                                            the rate of principal payment on the
                                            mortgage loans and mortgage-backed
                                            securities, including prepayments,
                                            liquidations due to defaults and
                                            mortgage loan repurchases. Such
                                            yield may be adversely affected,
                                            depending upon whether a particular
                                            certificate is purchased at a
                                            premium or a discount, by a higher
                                            or lower than anticipated rate of
                                            prepayments on the related mortgage
                                            loans and mortgage-backed
                                            securities, in particular:

                                            The yield on classes of certificates
                                            entitling their holders primarily or
                                            exclusively to payments of interest
                                            or primarily or exclusively to
                                            payments of principal will be
                                            extremely sensitive to the rate of
                                            prepayments on the related mortgage
                                            loans and mortgage-backed
                                            securities; and the yield on certain
                                            classes of certificates may be
                                            relatively more sensitive to the
                                            rate of prepayment of specified
                                            mortgage loans and mortgage-backed
                                            securities than other classes of
                                            certificates.

                                            The rate of prepayments on mortgage
                                            loans is influenced by a number of
                                            factors, including:

                                            o  prevailing mortgage market
                                               interest rates;

                                            o  local and national economic
                                               conditions;

                                            o  homeowner mobility; and

                                            o  the ability of the borrower to
                                               obtain refinancing.

                                            In addition, your yield may be
                                            adversely affected by interest
                                            shortfalls which may result from the
                                            timing of the receipt of prepayments
                                            or liquidations to the extent that
                                            such interest shortfalls are not
                                            covered by aggregate fees payable to
                                            the servicer or other mechanisms
                                            specified in the applicable
                                            prospectus supplement. Your yield
                                            will be also adversely affected to
                                            the extent that losses on the
                                            mortgage loans and mortgage-backed
                                            securities in the related trust fund
                                            are allocated to your certificates
                                            and may be adversely affected to the
                                            extent of unadvanced delinquencies
                                            on the mortgage loans and
                                            mortgage-backed securities in the
                                            related trust fund. Classes of
                                            certificates identified in the
                                            applicable prospectus supplement as
                                            subordinate certificates are more
                                            likely to be affected by
                                            delinquencies and losses than other
                                            classes of certificates.

RATINGS ON CERTIFICATES REFLECT
   LIMITED ASSESSMENTS                      Any rating assigned by a rating
                                            agency to a class of certificates
                                            will reflect such rating agency's
                                            assessment solely of the likelihood
                                            that holders of certificates of such
                                            class will receive payments to which
                                            they are entitled under the related
                                            pooling and servicing agreement. A
                                            rating will not constitute an
                                            assessment of the likelihood that
                                            principal prepayments, including
                                            those caused by defaults, on the
                                            related mortgage loans and
                                            mortgage-backed securities will be
                                            made, the degree to which the rate
                                            of such prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of early optional
                                            termination of the series of
                                            certificates. A rating will not
                                            address the possibility that
                                            prepayment at higher or lower rates
                                            than anticipated by an investor may
                                            cause such investor to experience a
                                            lower than anticipated yield or that
                                            an investor purchasing a certificate
                                            at a significant premium might fail
                                            to recoup its initial investment
                                            under certain prepayment scenarios.
                                            Each prospectus supplement will
                                            identify any payment to which
                                            holders of certificates of the
                                            related series are entitled that is
                                            not covered by the applicable
                                            rating.

                                            The amount, type and nature of
                                            credit support, if any, established
                                            with respect to a series of
                                            certificates will be determined on
                                            the basis of criteria established by
                                            each rating agency. These criteria
                                            are sometimes based upon an
                                            actuarial analysis of the behavior
                                            of mortgage loans in a larger group.
                                            The historical data supporting any
                                            such actuarial analysis may not
                                            accurately reflect future experience
                                            or accurately predict the actual
                                            delinquency, foreclosure or loss
                                            experience of the mortgage loans and
                                            mortgage-backed securities included
                                            in any trust fund.

RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies
                                            downgrade certificates of a series,
                                            your certificate will decrease in
                                            value. Because none of Morgan
                                            Stanley Dean Witter Capital I Inc.,
                                            the seller, the master servicer, the
                                            trustee or any affiliate has any
                                            obligation to maintain a rating of a
                                            class of certificates, you will have
                                            no recourse if your certificate
                                            decreases in value.

PAYMENTS IN FULL OF A BALLOON LOAN
   DEPEND ON THE BORROWER'S ABILITY
   TO REFINANCE THE BALLOON LOAN OR
   SELL THE MORTGAGED PROPERTY              Certain of the mortgage loans may
                                            not be fully amortizing over their
                                            terms to maturity and, thus, will
                                            require substantial principal
                                            payments, i.e., balloon payments, at
                                            their stated maturity. Mortgage
                                            loans with balloon payments involve
                                            a greater degree of risk because the
                                            ability of a borrower to make a
                                            balloon payment typically will
                                            depend upon its ability either to
                                            timely refinance the loan or to
                                            timely sell the related mortgaged
                                            property. The ability of a borrower
                                            to accomplish either of these goals
                                            will be affected by a number of
                                            factors, including:

                                            o  the level of available mortgage
                                               interest rates at the time of
                                               sale or refinancing;

                                            o  the borrower's equity in the
                                               related mortgaged property;

                                            o  the financial condition of the
                                               mortgagor;

                                            o  tax laws;

                                            o  prevailing general economic
                                               conditions; and

                                            o  the availability of credit for
                                               single family real properties
                                               generally.

MORTGAGE LOANS SECURED BY JUNIOR
   LIENS MAY ONLY BE SATISFIED AFTER
   THE RELATED FIRST LIEN MORTGAGE
   HAS BEEN SATISFIED                       Certain of the mortgage loans may be
                                            secured by junior liens and the
                                            related first liens may not be
                                            included in the trust fund. The
                                            primary risk to holders of mortgage
                                            loans secured by junior liens is the
                                            possibility that adequate funds will
                                            not be received in connection with a
                                            foreclosure of the related first
                                            lien to satisfy fully both the first
                                            lien and the mortgage loan. In the
                                            event that a holder of the first
                                            lien forecloses on a mortgaged
                                            property, the proceeds of the
                                            foreclosure or similar sale will be
                                            applied first to the payment of
                                            court costs and fees in connection
                                            with the foreclosure, second to real
                                            estate taxes, third in satisfaction
                                            of all principal, interest,
                                            prepayment or acceleration
                                            penalties, if any, and any other
                                            sums due and owing to the holder of
                                            the first lien. The claims of the
                                            holder of the first lien will be
                                            satisfied in full out of proceeds of
                                            the liquidation of the mortgage
                                            loan, if such proceeds are
                                            sufficient, before the trust fund as
                                            holder of the junior lien receives
                                            any payments in respect of the
                                            mortgage loan. In the event that
                                            such proceeds from a foreclosure or
                                            similar sale of the related
                                            mortgaged property were insufficient
                                            to satisfy both loans in the
                                            aggregate, the trust fund, as the
                                            holder of the junior lien, and,
                                            accordingly, holders of the
                                            certificates, would bear the risk of
                                            delay in distributions while a
                                            deficiency judgment against the
                                            borrower was
                                            being obtained and the risk of loss
                                            if the deficiency judgment were not
                                            realized upon.

OBLIGORS MAY DEFAULT IN PAYMENT
   OF MORTGAGE LOANS                        If so specified in the related
                                            prospectus supplement, in order to
                                            maximize recoveries on defaulted
                                            mortgage loans, a servicer or a
                                            subservicer will be permitted within
                                            prescribed parameters to extend and
                                            modify mortgage loans that are in
                                            default or as to which a payment
                                            default is imminent, including in
                                            particular with respect to balloon
                                            payments. While any such entity
                                            generally will be required to
                                            determine that any such extension or
                                            modification is reasonably likely to
                                            produce a greater recovery on a
                                            present value basis than
                                            liquidation, such extensions or
                                            modifications may not increase the
                                            present value of receipts from or
                                            proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE
   CERTIFICATES WILL BEAR A GREATER
   RISK OF PAYMENT DELAYS AND LOSSES        The rights of holders of subordinate
                                            certificates to receive
                                            distributions to which they would
                                            otherwise be entitled with respect
                                            to the mortgage loans and
                                            mortgage-backed securities will be
                                            subordinate to the rights of the
                                            servicer to receive its fee and
                                            reimbursement for advances and the
                                            holders of senior certificates to
                                            the extent described in this
                                            prospectus. As a result of the
                                            foregoing, investors must be
                                            prepared to bear the risk that they
                                            may be subject to delays in payment
                                            and may not recover their initial
                                            investments in the subordinate
                                            certificates.

                                            The yields on the subordinate
                                            certificates may be extremely
                                            sensitive to the loss experience of
                                            the mortgage loans and
                                            mortgage-backed securities and the
                                            timing of any such losses. If the
                                            actual rate and amount of losses
                                            experienced by the mortgage loans
                                            and mortgage-backed securities
                                            exceed the rate and amount of such
                                            losses assumed by an investor, the
                                            yields to maturity on the
                                            subordinate certificates may be
                                            lower than anticipated.

MORTGAGE LOAN ACCELERATION CLAUSES
   MAY NOT BE ENFORCEABLE                   Mortgages may contain a due-on-sale
                                            clause, which permits the lender to
                                            accelerate the maturity of the
                                            mortgage loan if the borrower sells,
                                            transfers or conveys the related
                                            mortgaged property or its interest
                                            in the mortgaged property. Mortgages
                                            may also include a debt-acceleration
                                            clause, which permits the lender to
                                            accelerate the debt upon a monetary
                                            or non-monetary default of the
                                            borrower. Such clauses are generally
                                            enforceable subject to certain
                                            exceptions. The courts of all states
                                            will enforce clauses providing for
                                            acceleration in the event of a
                                            material payment default. The equity
                                            courts of any state, however, may
                                            refuse the foreclosure of a mortgage
                                            or deed of trust when an
                                            acceleration of the indebtedness
                                            would be inequitable or unjust or
                                            the circumstances would render the
                                            acceleration unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS
   SUBJECT TO ERISA                         Generally, ERISA applies to
                                            investments made by employee benefit
                                            plans and transactions involving the
                                            assets of such plans. Due to the
                                            complexity of regulations which
                                            govern such plans, prospective
                                            investors that are subject to ERISA
                                            are urged to consult their own
                                            counsel regarding consequences under
                                            ERISA of acquisition, ownership and
                                            disposition of the certificates of
                                            any series. In particular, investors
                                            that are insurance companies should
                                            consult with their
                                            counsel with respect to the United
                                            States Supreme Court case, John
                                            Hancock Mutual Life Insurance Co. v.
                                            Harris Trust & Savings Bank.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 103.

ASSETS

     The primary assets of each trust fund will include:

     o    single family mortgage loans, including mortgage participations;

     o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

     o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

               interest-bearing securities;

               non-interest-bearing securities;

               originally interest-bearing securities from which coupons
                  representing the right to payment of interest have been removed;

               interest-bearing securities from which the right to payment of principal has been removed; or

     o a combination of mortgage loans, mortgage-backed securities and government securities.

     The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities.

     The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

    General

    To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

     o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

     o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Dean Witter Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

     Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

     o    the type of property securing the mortgage loans;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the states or, if applicable, countries in which most of the mortgaged properties are located;

     o information with respect to the prepayment provisions, if any, of the mortgage loans;

     o    any interest retained by a seller;

     o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

     o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

     o have individual principal balances at origination of not less than $25,000;

     o    have original terms to maturity of not more than 40 years; and

     o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

     Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

     Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

     o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

     o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

     o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

     o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

     o    the issuer, servicer and trustee, as applicable;

     o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

     o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

     o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

     o    the applicable servicing fees;

     o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

     o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

     o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

     o the original and remaining terms to stated maturity of the government securities;

     o whether the government securities are entitled only to interest payments, only to principal payments or to both;

     o the interest rates of the government securities or the formula to determine the rates, if any;

     o    the applicable payment provisions for the government securities; and

     o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

     o in the form of subordination of one or more other classes of certificates in the series; or

     o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

     o    interest rate exchange agreements,

     o    interest rate cap or floor agreements,

     o    currency exchange agreements,

     o    swap agreements,

     o    notional balance agreements, or

     o similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Dean Witter Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

     o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

     o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

     o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

     o    distributions of principal,

     o    additions to the certificate balance of accrual certificates and

     o    allocations of losses on the assets

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

     o will correspond to the rate of principal payments on the assets in the related trust fund;

     o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

     o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets.
See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

     In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

     With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

     In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     Defaults

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

     Refinancing

     At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

     o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

     o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

     o    do all or any combination of the above.

     If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Dean Witter Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

     o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

     o    delinquencies,

     o    losses, and

     o    Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

     (3) the amount of the distribution allocable to prepayment premiums;

     (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (6) the aggregate principal balance of the assets at the close of business on that distribution date;

     (7) the number and aggregate principal balance of mortgage loans in respect of which:

     o    one scheduled payment is delinquent;

     o    two scheduled payments are delinquent;

     o    three or more scheduled payments are delinquent; and

     o    foreclosure proceedings have been commenced;

     (8) with respect to any mortgage loan liquidated during the related Due
Period:

     o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

     o    the amount of any loss to certificateholders;

     (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

     o    the loan number of the related mortgage loan; and

     o    the date of acquisition;

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

     o    the book value;

     o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

     o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

     o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (11)  with respect to any REO property sold during the related Due Period:

     o    the aggregate amount of sale proceeds;

     o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

     o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

     (13) the aggregate amount of principal prepayments made during the related Due Period;

     (14) the amount deposited in the reserve fund, if any, on the distribution date;

     (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

     (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

     (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

     (20)  the aggregate amount of payments by the borrowers of:

     o    default interest;

     o    late charges; and

     o    assumption and modification fees collected during the related Due
          Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

     o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, The Depository Trust Company.

     The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to indirect participants.

     If so provided in the related prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, these certificate owners will receive all distributions on the book-entry certificates through The Depository Trust Company and its participants. Under a book-entry format, certificate owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each distribution date, The Depository Trust Company will forward the payments to its participants. The participants will then be required to forward the payments to indirect participants or certificate owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede & Co., as nominee for The Depository Trust Company, and the certificate owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the participants who in turn will exercise their rights through The Depository Trust Company.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners.

     Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     The Depository Trust Company has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose account with The Depository Trust Company interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to The Depository Trust Company or its nominee only if:

     o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that The Depository Trust Company is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor; or

     o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through The Depository Trust Company.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, The Depository Trust Company is required to notify all participants of the availability through The Depository Trust Company of definitive certificates for the certificate owners. Upon surrender by The Depository Trust Company of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the certificate owners identified in the instructions the definitive certificates to which they are entitled. The trustee will then recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

     o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

     o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036.
Attention: Mortgage Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

     o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

     o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each mortgage loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

     o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

     o the original mortgage or a certified copy with evidence of recording, and

     o    an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

     Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

     The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

     o the existence of title insurance insuring the lien priority of the mortgage loan;

     o    the authority of the warrantying party to sell the mortgage loan;

     o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

     o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

     o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warrantying party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

     o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

     o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

     o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

     Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

     Neither Morgan Stanley Dean Witter Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

     o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

     o    the authority of the warrantying party to sell the assets.

     The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     General

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

     o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

     o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Deposits

     A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

     (1) all payments on account of principal, including principal prepayments, on the assets;

     (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     (5) any advances made as described under "Description of the Certificates-- Advances in Respect of Delinquencies";

     (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

     (6) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor";

     (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

     (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes";

     (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

     (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

     (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

     (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (18) to clear and terminate the certificate account at the termination of the trust fund.

     Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

     o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

     o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

     o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

     o    monitor any mortgage loan which is in default;

     o    contact the borrower concerning the default;

     o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

     o initiate corrective action in cooperation with the borrower if cure is likely;

     o    inspect the mortgaged property; and

     o    take any other actions as are consistent with the Servicing Standard.

     A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in any mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

     o the Internal Revenue Service grants an extension of time to sell the property; or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the master servicer will be required to:

     o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

     o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

     To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

     o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

     o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

     o incurred in connection with any violation of any state or federal securities law; or

     o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

     Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 662/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

     o    to cure any ambiguity;

     o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     o    to comply with any requirements imposed by the Internal Revenue Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

     o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

     o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

     o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

     o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

     o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

     o    the material provisions relating to such credit support; and

     o information regarding the obligor under any instrument of credit support, including:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

     See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

     If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

     o    be complete;

     o    reflect the laws of any particular state; or

     o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

     o a mortgagor--the borrower and usually the owner of the subject property, and

     o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among:

     o    a trustor--the equivalent of a borrower,

     o    a trustee to whom the mortgaged property is conveyed, and

     o    a beneficiary--the lender--for whose benefit the conveyance is made.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

     o    a tenant's interest in a lease of land or improvements, or both, and

     o    the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

     o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure --Cooperative Loans" below.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO Properties

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

     o    the Internal Revenue Service grants an REO extension or

     o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

     In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

     Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

     Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner.

Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

     o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

     o the interest rate, discount points and charges as are permitted in that state; or

     o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Latham & Watkins or Cadwalader, Wickersham & Taft or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Section 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

     o 3% of the excess of adjusted gross income over the applicable amount and

     o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

     o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code
          Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

     o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

     o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Internal Revenue Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Internal Revenue Code, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Internal Revenue Code. Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

     o    the total remaining market discount and

     o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     o    the total remaining market discount and

     o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

     o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

     o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligations which are principally secured, by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and mortgage-backed securities should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

     In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in Adjustable Rate
         Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

     o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

     o    the grantor trust certificate is part of a straddle;

     o the grantor trust certificate is marketed or sold as producing capital gain; or

     o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.  NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

     o    an owner that is not a U.S. Person or

     o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.  INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

     o    the broker determines that the seller is an exempt recipient or

     o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:

     o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

     o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code
          Section 856(c)(4)(A); and

     o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

     o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code;

     o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

     o    whether the income on such certificates is interest described in
          Section 856(c)(3)(B) of the Internal Revenue Code.

A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

     o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

     o    the interest is unconditionally payable at least annually;

     o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

     o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code
Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Internal Revenue Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1)  the total remaining market discount and

     2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

     For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1)  the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Internal Revenue Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

     o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code
          Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

     o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

     o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

     o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

     o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

     If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Section 951(b) of the Internal Revenue Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

     o    the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the these regulations.

B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

     o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

     o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
          Certificates--Non-Interest Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     o    all bad loans will be deductible as business bad debts, and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC

Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, a corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over the applicable amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
          Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

     o the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

     o    the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

     o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

     o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

         (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income," and

         (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund,

     o    a partnership, trust or estate and

     o    certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     o    the transferor conducted a reasonable investigation of the transferee;

     o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due;

     o the transferee acknowledges to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person, and the REMIC Residual Certificate, is, in fact, not transferred to such a permanent establishment or fixed base and

     o    the transfer satisfies one of the following two tests:

          o the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate, or

          o the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC Residual Certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECl or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code, impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Internal Revenue Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246 55 Fed. Reg. 39021 (1997) and by PTE 2000-58,

Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) (the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

     o the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

          (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

         (3) The trustee is a substantial financial institution and is not an affiliate of the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any counterparty in a qualified swap transaction or a notional principal transaction included in a yield maintenance agreement, or any of their respective affiliates (the "Restricted Group");

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

         (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

         (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

     The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

         (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption, Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

         (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

         (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

         (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Dean Witter Capital I Inc.; or

                  (ii)an independent accountant retained by Morgan Stanley Dean
              Witter Capital I Inc. must provide Morgan Stanley Dean Witter Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

         (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

         (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

         (8)  The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii)the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the pre-funding limit for the trust; and

                  (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

         (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

     o the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

     o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     This exemptive relief does not apply to Plans sponsored by the seller, Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it. If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or
(b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     Each class of offered certificates will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise described in the related prospectus supplement, each class that is rated in one of the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, investors affected by any legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities" defined in 12 C.F.R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates shall review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA. If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft, Sidley, Austin, Brown & Wood LLP, Latham & Watkins, Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.

Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Morgan Stanley Dean Witter Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Dean Witter Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Dean Witter Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust until the termination of the offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document Morgan Stanley Dean Witter Capital I Inc. incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Morgan Stanley Dean Witter Capital I Inc. at Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4000.

     Morgan Stanley Dean Witter Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering Analysis and Retrieval system. Morgan Stanley Dean Witter Capital I Inc. has filed the registration statement, including all exhibits, through the EDGAR system and the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4000.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

     o the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

     o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

     o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

     o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "FHLMC"  means the Federal Home Loan Mortgage Corporation.

     "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

     "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

     "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

     "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

     "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

     "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

     "REO Tax" means a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code.

     "Restricted Group" means the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Servicing Standard" means:

     o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     o    applicable law; and

     o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

     o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o    the sales price for that property; and

     o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.